U.S. $300,000,000


                           FOURTH AMENDED AND RESTATED
                             GLOBAL CREDIT AGREEMENT

                          Dated as of December 18, 1995

                                      Among

                                 COMDISCO, INC.

                                 as the Company


                  THE SUBSIDIARIES OF THE COMPANY PARTY HERETO

                           as Multicurrency Borrowers


                             THE BANKS PARTY HERETO

                                    as Banks


                                NATIONSBANK, N.A.

                                  as Bid Agent


                          CITICORP INTERNATIONAL, LTD.

                                as Asia Bid Agent


                                       and


                                 CITIBANK, N.A.

                             as Administrative Agent

                                    EXHIBITS

Exhibit A       -        Form of European Letter of Credit

Exhibit A-1     -        Form of European Certificate of Designation

Exhibit B       -        Form of Western Pacific Letter of Credit

Exhibit B-1     -        Form of Western Pacific Certificate of
                         Designation

Exhibit C       -        Form of Asian Letter of Credit

Exhibit C-1     -        Form of Asian Certificate of Designation

Exhibit D       -        Form of Notice of Syndicated Borrowing

Exhibit D-1     -        Form of Notice of Bid Rate Borrowing

Exhibit D-1A  -          Form of Notice of Asia Bid Rate Borrowing

Exhibit E       -        Form of Tranche E Letter of Credit

Exhibit E-1     -        Form of Tranche E Issuing Bank Acceptance
                         Certificate

Exhibit F       -        Form of Notice of Multicurrency Borrowing

Exhibit F-1     -        Form of Multicurrency Borrower Assumption
                         Agreement

Exhibit G       -        Form of Notice of Conversion

Exhibit H       -        Form of Notice of Reallocation

Exhibit I-1     -        Form of Bid Rate Note

Exhibit I-2     -        Form of Company Note

Exhibit I-3     -        Form of Multicurrency Note

Exhibit I-4   -          Form of Asia Bid Rate Note

Exhibit J       -        Form of Compliance Certificate

Exhibit K       -        Form of Assignment and Acceptance

Exhibit L       -        Form of Notice of Extension of Scheduled
                         Maturity Date

                                    SCHEDULES

Schedule 1.01      -    Domestic Lending Offices and
                        Eurocurrency Lending Offices

Schedule 11.01(i)  -    Subsidiaries

Schedule 11.01(k)  -    Foreign Ancillary Obligations

Schedule 11.01(o)  -    Environmental Compliance

                           FOURTH AMENDED AND RESTATED
                             GLOBAL CREDIT AGREEMENT


                This FOURTH AMENDED AND RESTATED GLOBAL CREDIT AGREEMENT, dated as of December 18, 1995 among COMDISCO, INC., a Delaware corporation, the subsidiaries of the Company from time to time party hereto as Multicurrency Borrowers, the financial institutions from time to time party hereto as Banks, the financial institutions from time to time party hereto as Tranche Agents, the financial institutions from time to time party hereto as Issuing Banks, NATIONSBANK, N.A., in its capacity as Bid Agent for the Banks hereunder, CITICORP INTERNATIONAL, LTD., in its capacity as Asia Bid Agent for the Banks hereunder, and CITIBANK, N.A., in its capacity as Administrative Agent for the Banks hereunder.


                              W I T N E S S E T H:

                WHEREAS, the Company is party to the Third Amended
Agreement;

                WHEREAS, the parties hereto have agreed to amend and restate in its entirety the Third Amended Agreement as hereinafter set forth; and

                WHEREAS, it is the intent of the parties hereto that this Agreement replace in its entirety the Third Amended Agreement, and that from and after the Closing Date, the Third Amended Agreement be of no further force or effect;

                NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Company and the other Multicurrency Borrowers by the Banks, the Issuing Banks and the Agents, the parties hereto hereby agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                SECTION 1.01. Certain Defined Terms. The following terms used above and elsewhere in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "Acceleration Drawing" means a drawing under the Tranche E Letter of Credit for the purpose of paying the Face Amount of all Series 1 CP Notes (other than Delayed Notes) then outstanding, as provided in the Tranche E Letter of Credit.

                "Acceleration Notice" means a notice from the Administrative Agent to the Tranche E Beneficiary, indicating that an Event of Default has occurred and directing the Tranche E Beneficiary to make an Acceleration Drawing under the Tranche E Letter of Credit. Each Acceleration Notice shall be substantially in the form of Appendix II to the Tranche E Letter of Credit.

                "Accommodation Obligation", as applied to any Person, shall mean any Contractual Obligation, contingent or otherwise, of that Person with respect to any Debt or other obligation or liability of another, including, without limitation, any such Debt, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, liquidity or other financial condition, or to make payment other than for value received.

                "Administrative Agent" means Citibank in its separate capacity as administrative agent for the Banks hereunder and shall include any successor Administrative Agent appointed pursuant to Section 14.07.

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

                "Agent" means the Administrative Agent, the Bid Agent, the Asia Bid Agent, or any Tranche Agent.

                "Aggregate Material Amount" means, at any time, an amount equal to the higher of (i) five percent (5%) of the Consolidated Tangible Net Worth of the Company at such time and (ii) $25,000,000.

                "Aggregate Pro Rata Share" shall mean, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the then current amount of such Bank's Commitment and the denominator of which shall be the then current Total Commitments, as adjusted from time to time in accordance with the provisions of Section 15.06.

                "Agreement" means this Fourth Amended and Restated Global Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                "Alternative Currency" means any lawful currency other than Dollars which is freely transferable and convertible into Dollars.

                "Applicable  Lending  Office" means,  with respect to each Bank,
        (i) such Bank's Domestic Lending Office in the case of a Base Rate Loan,
        (ii) such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan, (iii) the office of such Bank notified by such Bank to the Bid Agent as its applicable lending office in the case of a Bid Rate Loan, and (iv) the office of such Bank notified by such Bank to the Asia Bid Agent as its applicable lending office in the case of an Asia Bid Rate Loan.

                "Applicable Margin Rate" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

        Performance Level         Applicable Margin Rate

          Level 1                         0.275%

          Level 2                         0.300%

          Level 3                        0.3625%

                "Applicable Pro Rata Share" means, with respect to any Bank at any time, such Bank's Domestic Revolver Pro Rata Share, Multicurrency Revolver Pro Rata Share or Aggregate Pro Rata Share at such time, as the case may be.

                "Asia Bid Agent" means Citicorp International, Ltd. in its capacity as agent for the Banks under the auction bidding procedure described in Section 5.03A, and shall include any successor Asia Bid Agent appointed pursuant to
        Section 14.07.

                "Asia Bid Rate Borrowing" means a borrowing consisting of simultaneous Asia Bid Rate Loans made to the Asian Ancillary Borrowers from each of the Banks whose offer to make an Asia Bid Rate Loan as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 5.03A.

                "Asia Bid Rate Loan" means a loan by a Bank to an Asian Ancillary Borrower as part of an Asia Bid Rate Borrowing resulting from the application of the auction bidding procedure described in Section 5.03A.

                "Asia Bid Rate Note" means a promissory note of an Asian Ancillary Borrower payable to the order of any Asian Bank, in substantially the form of Exhibit I-4 hereto, evidencing the Obligations of the Asian Ancillary Borrower to such Bank in respect of Asia Bid Rate Loans.

                "Asian Bank" means a Bank which is able to make Asia Bid Rate Loans without being subject to Taxes as set forth in Section 9.05.

                "Asian Ancillary Borrowers" has the meaning specified in Section 4.02(b).

                "Asian Ancillary Lenders" has the meaning specified in
        Section 4.02(a).

                "Asian Ancillary Loans" has the meaning specified in
        Section 4.02(a).

                "Asian Ancillary Obligations" has the meaning specified in Section 4.02(a).

                "Asian  Beneficiaries" means The Bank of Tokyo and/or any one or
        more   Affiliates  of  The  Bank  of  Tokyo,   as  the   beneficiary  or
        beneficiaries of the Asian Letter of Credit.

                "Asian Issuing Bank" means The Bank of Tokyo, in its capacity as the issuer of the Asian Letter of Credit.

                "Asian Letter of Credit" has the meaning specified in
        Section 4.01(a).

                "Asian Reimbursement Obligations" has the meaning specified in Section 4.03(b).

                "Assignment and Acceptance" means an assignment and acceptance in substantially the form of Exhibit K hereto pursuant to which a Bank assigns all or a portion of such Bank's rights and obligations under this Agreement in accordance with the terms of Section 15.06.

                "Available Amount" means, for each Letter of Credit at any time, the amount under such Letter of Credit available for drawing at such time by the Beneficiary thereof.

                "Banks" means each of the financial institutions party to this Agreement and named on the signature pages hereof as a Bank or which becomes a party to this Agreement pursuant to an Assignment and Acceptance from a Bank in accordance with Section 15.06.

                "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                         (a)  the  rate  of  interest   announced   publicly  by
                NationsBank in Charlotte, North Carolina, from time to time, as NationsBank's prime rate; or

                         (b)  one-half of one percent (1/2 of 1%) per
                annum above the Federal Funds Rate.

                "Base Rate Loan" means a Syndicated Loan which bears interest as provided in Section 5.06(a).

                "Beneficiary" means any of the European Beneficiaries, the Western Pacific Beneficiaries, the Asian Beneficiaries or the Tranche E Beneficiary.

                "Benefit Plan" means any employee benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code (other than any Multiemployer Plan) and is maintained or contributed to by the Company or any member of the Controlled Group.

                "Bid Agent" means NationsBank in its separate capacity as bid agent for the Banks under the auction bidding procedure described in
        Section 5.03, and shall include any successor Bid Agent appointed pursuant to Section 14.07.

                "Bid Rate Borrowing" means a borrowing consisting of simultaneous Bid Rate Loans made to the Company from each of the Banks whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by the Company under the applicable auction bidding procedure described in Section 5.03.

                "Bid Rate Loan" means a loan by a Bank to the Company as part of a Bid Rate Borrowing resulting from the application of the auction bidding procedure described in Section 5.03.

                "Bid Rate Note" means a promissory note of the Company payable to the order of any Bank, in substantially the form of Exhibit I-1 hereto, evidencing the Obligations of the Company to such Bank in respect of a Bid Rate Loan.

                "Bid Rate Reduction" has the meaning specified in the definition of "Tranche D Commitment" herein.

                "Borrowing" means a Syndicated Borrowing, a Bid Rate Borrowing, an Asia Bid Rate Borrowing, or a Multicurrency
        Borrowing, as the case may be.

                "Business Day" means a day of the year on which banks are not required or authorized to close in New York City, Chicago, Illinois or Charlotte, North Carolina and, (i) if the applicable Business Day relates to any Eurocurrency Rate Loans, on which dealings are carried on in the London interbank market and (ii) if the applicable Business Day relates to any Asia Bid Rate Loan, on which dealings are carried on in Hong Kong and in the country in which the respective Asian Bank(s) making such Asia Bid Rate Loan are funding the same.

                "Buy-Lease" means (a) any lease of any Equipment by the Company as lessee, or (b) any conditional sale or similar arrangement providing for the purchase of any Equipment by the Company and the retention by the seller thereof of a Lien in such Equipment to secure the payment of amounts payable thereunder by the Company.

                "Certificate of Designation" means a certificate of the Company, substantially in the form of Exhibit A-1, Exhibit B-1 or Exhibit C-1, pursuant to which the Company designates itself or one of its foreign subsidiaries as a European Ancillary Borrower, a Western Pacific Ancillary Borrower or an Asian Ancillary Borrower, respectively.

                "Citibank" means Citibank, N.A., a national banking association.

                "Citicorp International, Ltd." means Citicorp International, Ltd., a company organized and existing under the laws of Hong Kong.

                "Closing Date" means the date on which all of the conditions precedent set forth in Section 10.01 are satisfied in full.

                "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                "Collateral Account" has the meaning specified in
        Section 13.02.

                "Commercial Paper Dealer" means Smith Barney, Inc. and any other dealer in commercial paper appointed by the Company to buy and sell the Series 1 CP Notes with the prior written consent of the Tranche E Issuing Bank.

                "Commitment" means, for each Bank, the amount set forth opposite such Bank's name under the heading "Commitment" on the signature pages hereof or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register, as such amount may be reduced or otherwise adjusted from time to time pursuant to the terms of this Agreement.

                "Company" means Comdisco, Inc., a Delaware corporation, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for the Company) and permitted assigns.

                "Company Note" means a promissory note of the Company payable to the order of any Bank, in substantially the form of Exhibit I-2 hereto, evidencing the aggregate Obligations of the Company (other than Obligations in respect of Bid Rate Loans and Multicurrency Loans) to such Bank.

                "Compliance Certificate" means a certificate, substantially in the form of Exhibit J hereto, executed by the Chief Executive Officer or Chief Financial Officer or Controller of the Company, together with all schedules annexed thereto.

                "Contract" shall mean:

                         (a) any lease of any Equipment by the Company or any of its Subsidiaries (in each case as lessor);

                         (b) any conditional sale or similar arrangement providing for the sale by the Company or any of its Subsidiaries of any Equipment and for the retention by the Company or such Subsidiary of a Lien in such Equipment to secure the payment of amounts payable thereunder by the purchaser thereof; or

                         (c) any note (and any related loan or other agreement) evidencing a loan by the Company or any of its Subsidiaries to finance the acquisition (including an acquisition theretofore made) of any Equipment and secured by a Lien on such Equipment;

        and "related Contract" means, when used with reference to any Equipment, the Contract covering or secured by such Equipment.

                "Contract Receivable" shall mean all amounts due and to become due from time to time under each Contract from the Obligor thereunder to the Company or one of its Subsidiaries, whether or not subject to any termination or similar option, including, without limitation, (a) in the case of any lease, all amounts payable as rental or pursuant to any purchase, renewal, termination or other obligation or option of such Obligor, (b) in the case of any conditional sale agreement or similar arrangement, all amounts payable as purchase price (including interest) or pursuant to any other obligation or option of such Obligor, and (c) in the case of any note evidencing a loan, all amounts payable as principal and interest or pursuant to any other obligation or option of such Obligor; and "related Contract Receivable" means the Contract Receivable with respect to a specified Contract.

                "Contractual Obligation", as applied to any Person, shall mean any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

                "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and
        Section 4001(a)(14) of ERISA.

                "Convert",   "Conversion"  and  "Converted"  each  refers  to  a
        conversion of Syndicated Loans of one Type into Syndicated Loans of another Type pursuant to Section 5.07.

                "CP Documents" means the Series 1 Depositary Agreement, the Dealer Agreements, the Series 1 CP Notes, each CP Information Memorandum and all other agreements, instruments and other documents executed in connection therewith (including amendments and supplements thereto, but excluding the Credit Documents), as such agreements, instruments and other documents have been or may from time to time hereafter be amended, restated, supplemented or otherwise modified.

                "CP Information Memorandum" means each memorandum prepared by a Commercial Paper Dealer in connection with the sale and distribution of the Series 1 CP Notes.

                "Credit Documents" means this Agreement, the Notes, the Letters of Credit, guaranties and other agreements, instruments and written indicia of Contractual Obligations between the Company or any of its Subsidiaries and the Agents, the Banks or the Issuing Banks by or on behalf of the Company or any of its Subsidiaries pursuant to or in connection with the transactions contemplated hereby (but excluding any Foreign Ancillary Documents).

                "Dealer Agreement" means any agreement, acceptable to the Tranche E Issuing Bank and reasonably acceptable to the Administrative Agent, in each case by and between the Company and a Commercial Paper Dealer with respect to such Commercial Paper Dealer's purchase of Series 1 CP Notes.

                "Debt" means, with respect to any Person,  without  duplication,
        (i) all indebtedness, obligations or other liabilities of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, acceptances, notes or other similar instruments,
        (iii) all reimbursement obligations and other liabilities of such Person with respect to letters of credit issued for such Person's account, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded on such Person's balance sheet as capital leases, (vi) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by or are a personal liability of such Person, and (vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through
        (vi) above.

                "Delayed Note" means any Series 1 CP Note which is not presented to the Tranche E Beneficiary for payment within 15 calendar days after the Stated Maturity Date thereof (or, if such day is not a Business Day, the next succeeding Business Day).

                "Dollar Equivalent" means, for an amount of any Alternative Currency, the amount of Dollars which could be realized by converting such amount of Alternative Currency into Dollars at the rate of exchange quoted (i) solely with respect to Tranche F, by the Tranche F Agent pursuant to the provisions of Article VII hereof, and (ii) otherwise by Citibank in New York City, at 9:00 A.M. (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

                "Dollars" and the sign "$" each means the lawful money of the United States.

                "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule 1.01 hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Company, the Tranche D Agent and the Administrative Agent.

                "Domestic Revolver Pro Rata Share" means, with respect to any Bank at any time, a fraction (expressed as a percentage), the numerator of which shall be the then current amount of such Bank's Commitment (less, if such Bank is a Multicurrency Bank, such Multicurrency Bank's Multicurrency Revolver Pro Rata Share of the Tranche F Commitment at such time), and the denominator of which shall be the then current Total Commitments less the Tranche F Commitment at such time, as adjusted from time to time in accordance with the provisions of Article VIII and
        Section 15.06.

                "Eligible Contract" means any Contract which satisfies all of the following requirements:

                         (a)  the Obligor thereunder is not an
        Affiliate of the Company;

                         (b) the Company or a Subsidiary of the Company is (i) the lawful owner of the Equipment subject to such Contract or (ii) if such Contract is a sublease, the lessee of such Equipment or (iii) the holder of a perfected security interest in such Equipment; and

                         (c)  the related Obligor shall not have:

                                  (i) asserted any then existing or potential offset, counterclaim or other defense with respect to any amount due or to become due under such Contract whether related to the Contract or otherwise,

                                  (ii) failed (which failure is then continuing)
                to pay in full any amount payable by it, or to perform fully any other obligation to be performed by it, under such Contract within 90 days after such amount is due and payable or such other obligation is to be performed, or

                                  (iii) become insolvent, or generally failed to
                pay its debts as they become due, or admitted in writing its inability or refusal to pay its debts as they mature or consented to or acquiesced in the appointment of a trustee, receiver or other custodian for it or any of its property; or, in the absence of such application, consent or acquiescence, had a trustee, receiver or other custodian appointed for such Obligor or for a substantial part of its property; or had any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, instituted by or against such

                Obligor; or taken any corporate action to authorize any of the foregoing; provided, however, that any Contract which is not an Eligible Contract solely due to the provisions of this clause
                (iii) shall become an Eligible Contract upon affirmation of such Contract by the Obligor (or the trustee for or other successor-in-interest to the Obligor) in an appropriate proceeding.

                "Equipment" means tangible personal property (whether such tangible personal property is defined as inventory, equipment or farm products under the Illinois Uniform Commercial Code) used in business (i.e., used for any purpose other than personal, family or household purposes); and "related Equipment", when used with reference to any Contract, means the Equipment subject to or securing such Contract.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) partnership, trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
        (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) or any partnership, trade or business described in clause
        (ii).

                "Eurocurrency Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" opposite its name on Schedule 1.01 hereto or in the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office or offices of such Bank as such Bank may from time to time specify with reasonable prior notice to the Company, the Tranche D Agent, the Tranche F Agent and the Administrative Agent. A Multicurrency Bank may designate different offices as its "Eurocurrency Lending Office" with respect to its Syndicated Loans and each Permitted Currency under its Multicurrency Loans, and the term "Eurocurrency Lending Office" shall refer to any or all such offices, collectively, as the context may require when used in respect of such Multicurrency Bank.

                "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars or the relevant Permitted Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period. The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Borrowing shall be determined by the Tranche D Agent or the Tranche F Agent, as applicable, on the basis of applicable rates furnished to and received by such Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 9.07.

                "Eurocurrency Rate Loan" means either (i) a Multicurrency Loan or (ii) a Syndicated Loan which bears interest as provided in Section 5.06(b).

                "Eurocurrency Rate Reserve Percentage" of any Bank for any Interest Period for any Eurocurrency Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                "European Ancillary Borrowers" has the meaning specified in Section 2.02(b).

                "European Ancillary Lenders" has the meaning specified in Section 2.02(a).

                "European Ancillary Loans" has the meaning specified in Section 2.02(a).

                "European Ancillary Obligations" has the meaning specified in Section 2.02(a).

                "European Beneficiaries" means Citibank and/or any one or more Affiliates of Citibank, as the beneficiary or beneficiaries of the European Letters of Credit.

                "European Issuing Bank" means Citibank, in its capacity as the issuer of the European Letters of Credit.

                "European Letter of Credit" has the meaning specified in Section 2.01(a).

                "European Reimbursement Obligations" has the meaning specified in Section 2.03(b).

                "Events of Default" has the meaning specified in
        Section 13.01.

                "Face Amount" of any Series 1 CP Note means the face amount of such Series 1 CP Note specified therein as the amount which is due and payable on the Stated Maturity Date thereof.

                "Facility Margin Rate" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Performance Level set forth below:

        Performance Level         Facility Margin Rate

          Level 1                         0.125%

          Level 2                         0.150%

          Level 3                         0.1875%

                "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Tranche D Agent from three Federal funds brokers of recognized standing selected by it.

                "Fiscal Year" means a fiscal year of the Company.

                "Fixed Rate Auction" has the meaning specified in
        Section 5.03(b)(i).

                "Foreign Ancillary Documents" means any agreements, instruments or other documents evidencing Foreign Ancillary Loans or otherwise executed in connection therewith.

                "Foreign Ancillary Lender" means any European
        Ancillary Lender, Asian Ancillary Lender or Western Pacific Ancillary Lender.

                "Foreign Ancillary Loans" means any or all of the European Ancillary Loans, the Asian Ancillary Loans or the Western Pacific Ancillary Loans.

                "Foreign Ancillary Obligations" means, collectively, the European Ancillary Obligations, the Asian Ancillary
        Obligations and the Western Pacific Ancillary Obligations.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entities as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                "Government Acts" has the meaning specified in Section
        9.12(a).

                "Governmental  Authority"  shall mean any nation or  government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Indexed Rate Auction" has the meaning specified in
        Section 5.03(b)(i).

                "Individual Material Amount" means, at any time, an amount equal to the higher of (i) two percent (2%) of the Consolidated Tangible Net Worth of the Company at such time and (ii) $10,000,000.

                "Interest Period" means, for each Eurocurrency Rate Loan comprising part of the same Borrowing, the period commencing on the date of the making or the Conversion of a Loan into such Loan and ending on the last day of the period selected by the Company (on behalf of itself or another Multicurrency Borrower, as the case may be) pursuant to the provisions below. Each such Interest Period shall be a period of one, two, three, six or nine months, as the Company may select (on behalf of itself or another Multicurrency Borrower, as the case may be) pursuant to the terms of this Agreement; provided, however, that:

                         (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                         (b) whenever the last day of any Interest  Period would
                otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                         (c)  the Company may not select an Interest
                Period of nine months for Multicurrency Loans; and

                         (d) the last day of each Interest Period shall be on or
                before the Scheduled Maturity Date then in effect.

                "Issuing Bank" means any of the European Issuing Bank, the Asian Issuing Bank, the Western Pacific Issuing Bank or the Tranche E Issuing Bank.

                "Issuing Bank Acceptance Certificate" means a certificate in substantially the form of Exhibit E-1 hereto, pursuant to which a financial institution agrees to become the Tranche E Issuing Bank in accordance with the terms of Section 6.01(e)(iv).

                "Letter of Credit" means any of the European Letters of Credit, the Western Pacific Letters of Credit, the Asian Letters of Credit or the Tranche E Letter of Credit.

                "Letter of Credit Tranche" means any of Tranche A, Tranche B, Tranche C or Tranche E, and "Letter of Credit Tranches" means all such tranches.

                "Letter of Credit Tranche Commitments" means, collectively, the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche E Commitment.

                "Lien"  shall  mean  any  mortgage,   deed  of  trust,   pledge,
        hypothecation, assignment, collateral deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions, restrictive covenants and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a lease which has been or should be (in accordance with GAAP) recorded on the lessor's balance sheet as a capital lease, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the Uniform Commercial Code or an equivalent statute) naming the Company or any of its Subsidiaries as owner of the collateral to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

                "Limited Recourse Obligation" means any obligation of the Company or any of its Subsidiaries with respect to which a portion, but not all, of the Company's or such Subsidiary's liability thereunder constitutes a Non-Recourse Obligation.

                "Loan" means any Syndicated Loan, Bid Rate Loan, Asia Bid Rate Loan, or Multicurrency Loan, as the case may be.

                "Majority Banks" means Banks whose Voting Pro Rata Shares aggregate to more than 50%.

                "Material Subsidiary" means any Subsidiary of the Company which either (i) has total assets, determined in accordance with GAAP, of at least $20,000,000 at the time of such calculation or (ii) has net cash provided by continuing operations (determined, for any fiscal quarter, in accordance with GAAP) which constitutes five percent (5%) or more of the consolidated net cash provided by continuing operations of the Company and its Subsidiaries; it being understood that once a Subsidiary of the Company is a Material Subsidiary it shall remain as such for the purposes of this Agreement notwithstanding any subsequent decrease in its total assets or net cash provided by continuing operations; provided, that if a Material Subsidiary no longer satisfies either condition set forth above and the Board of Directors of the Company determines that such Subsidiary is not material to the consolidated financial condition or operations of the Company and its Subsidiaries, then for so long as such Subsidiary satisfies neither such condition, such Subsidiary shall not be a Material Subsidiary.

                "Maturity Drawing" means a drawing under the Tranche E Letter of Credit for the purpose of paying the Face Amount of maturing Series 1 CP Notes as provided in the Tranche E Letter of Credit.

                "MOF" means collectively, (i) that certain Facility Agreement dated as of June 4, 1991 among the Company, National Westminster Bank PLC, Barclays Bank PLC and the banks from time to time party thereto, as the same has been and may from time to time hereafter be amended, restated, supplemented or otherwise modified, and (ii) that certain Facility Agreement dated as of December 30, 1994 among the Company, National Westminster Bank PLC, Barclays Bank PLC and the banks from time to time party thereto, as the same has been and may from time to time hereafter be amended, restated, supplemented or otherwise modified.

                "Multicurrency Banks" means each of the financial institutions party to this Agreement and named as a Multicurrency Bank on the signature pages hereof or which becomes a party to this Agreement pursuant to an Assignment and Acceptance from a Multicurrency Bank in accordance with Section 15.06.

                "Multicurrency Borrower" means each of (i) the Company, (ii) Promodata S.A., a company organized under the laws of France (subject to receipt by the Administrative Agent and the Tranche F Agent of a Multicurrency Borrower Assumption Agreement, duly executed on behalf of Promodata S.A. and the Company), and (iii) each wholly-owned Subsidiary of the Company (a) which is organized under the laws of Great Britain, France, Germany, Switzerland or the United States and (b) as to which a Multicurrency Borrower Assumption Agreement shall have been delivered to the Administrative Agent and the Tranche F Agent, duly executed on behalf of such Multicurrency Borrower and the Company, prior to the date of any Notice of Multicurrency Borrowing delivered on behalf of such Multicurrency Borrower; provided, that Promodata S.A. shall be entitled to borrow Multicurrency Loans hereunder only so long as it remains a Subsidiary of the Company.

                "Multicurrency    Borrower   Assumption   Agreement"   means   a
        Multicurrency Borrower Assumption Agreement in substantially the form of Exhibit F-1 hereto.

                "Multicurrency   Borrowing"  means  a  borrowing  consisting  of
        simultaneous Multicurrency Loans made to a single Multicurrency Borrower by each of the Multicurrency Banks pursuant to Section 7.01.

                "Multicurrency Loan" means a loan by a Multicurrency Bank to a Multicurrency Borrower pursuant to Section 7.01.

                "Multicurrency Note" means a promissory note of a Multicurrency Borrower payable to the order of any Multicurrency Bank, in substantially the form of Exhibit I- 3 hereto, evidencing the aggregate Obligations of such Multicurrency Borrower to such Multicurrency Bank.

                "Multicurrency Revolver Pro Rata Share" means, with respect to any Multicurrency Bank at any time, a fraction (expressed as a percentage), the numerator of which shall be the then current amount of such Multicurrency Bank's Commitment, and the denominator of which shall be the then current aggregate Commitments of the Multicurrency Banks, as adjusted from time to time in accordance with the provisions of Section 15.06.

                "Multiemployer  Plan" means a "multiemployer plan" as defined in
        Section 4001(a)(3) of ERISA which is contributed to by the Company or any member of the Controlled Group.

                "NationsBank" means NationsBank, N.A., a national banking association.

                "Non-Recourse Obligation" means any obligation of the Company or any of its Subsidiaries incurred to finance any Equipment or the purchase or lease thereof which is secured by a Lien on (and only on) such Equipment, any related Contract, the related Contract Receivable, proceeds of insurance covering such Equipment, any insurance policy from insureds which are not affiliated with the Company insuring a portion of the related Contract Receivable, or any combination of the foregoing, but only if:

                         (a) such Non-Recourse Obligation is payable solely out of the security therefor;

                         (b) neither the Company nor any Subsidiary of the Company in any respect guarantees or otherwise becomes responsible for the performance of any warranty or agreement of the Obligor under any related Contract; and

                         (c) neither the Company nor any Subsidiary of the Company has any liability in connection with such Non-Recourse Obligation, except for warranties as to genuineness of signatures, the Company's or such Subsidiary's title to or interest in the related Equipment and similar warranties as not being inconsistent with a non-recourse obligation with respect to such Equipment and the related Contract.

                "Non-Recourse Subsidiary" means any Subsidiary of the Company where (i) all of the assets of such Subsidiary were acquired and all of the Debts of such Subsidiary were incurred in a single transaction, (ii) all Debts of such Subsidiary constitute claims only against such Subsidiary, and (iii) neither the Company nor any other Subsidiary of the Company shall have incurred any Accommodation Obligations with respect to any Debts of such Subsidiary.

                "Note" means a Bid Rate Note, an Asia Bid Rate Note, a Company Note or a Multicurrency Note.

                "Notice of Asia Bid Rate Borrowing" has the meaning specified in Section 5.03A(b)(i).

                "Notice of Bid Rate Borrowing" has the meaning specified in Section 5.03(b)(i).

                "Notice of Conversion" has the meaning specified in
        Section 5.07(b).

                "Notice of Multicurrency Borrowing" has the meaning specified in Section 7.02(a).

                "Notice of Reallocation" has the meaning specified in
        Section 8.01(a).

                "Notice of Syndicated Borrowing" has the meaning specified in Section 5.02(a).

                "Notice of Termination" means a certificate from the Company and the Tranche E Beneficiary to the Tranche E Issuing Bank, substantially in the form of Appendix I to the Tranche E Letter of Credit, directing that the Tranche E Letter of Credit be terminated in accordance with its terms.

                "Obligations" means all present and future Debt and other liabilities of the Company and any Subsidiary of the Company (including, without limitation, any other Multicurrency Borrower) under any of the Credit Documents owing to any Agent, any Bank, any Issuing Bank, or any Person entitled to indemnification pursuant to Section 15.04, or any of their respective successors, transferees or assigns, of every type and description, arising under or in connection with this Agreement, the Notes or any other Credit Document or the transactions contemplated hereby or thereby, whether or not for the payment of money, whether arising by reason of any extension of credit, opening or amendment of any Letter of Credit or payment of any draft drawn thereunder, any loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Company and the other Multicurrency Borrowers under this Agreement, the Notes or any other Credit Document.

                "Obligor" means the lessee, purchaser or borrower under a Contract.

                "Performance Levels" means, collectively, Performance
        Level 1, Performance Level 2, and Performance Level 3; and "Performance Level" means, any of Performance Level 1,

        Performance Level 2, or Performance Level 3. For purposes of determination of a given Performance Level, (i) if either Standard & Poor's Rating Group or Moody's Investors Service, Inc. does not, at any given date, have in effect a rating designated in the definition of Performance Level 1 or Performance Level 2, then Performance Level 3 shall be deemed to be the applicable Performance Level; (ii) if the ratings of the respective rating agencies fall within different Performance Levels, the applicable Performance Level shall be determined based upon the higher of the two ratings; (iii) if the rating by either rating agency shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first announced by such rating agency and continue effective until the date immediately preceding the effective date of the next subsequent change. If the rating system of either rating agency shall change, or if either rating agency shall cease to be in the business of rating corporate debt obligations or shall not have in effect a rating for reasons outside the control of the Company, the parties hereto shall negotiate in good faith to amend this definition to reflect such changed rating system or the absence of such rating and, pending the effectiveness of any such amendment, the applicable Performance Level shall be determined by reference to the rating from the other rating agency specified.

                "Performance Level 1" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced Indebtedness of the Company is rated at least BBB+ by Standard & Poor's Rating Group or Baa1 by Moody's Investors Service, Inc.

                "Performance Level 2" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced Indebtedness of the Company is rated lower than that required for Performance Level 1, but is rated at least BBB by Standard & Poor's Rating Group or Baa2 by Moody's Investors Service, Inc.

                "Performance Level 3" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced Indebtedness of the Company is rated lower than that required for Performance Level 2.

                "Permitted Currency" means any of the lawful currencies of Great Britain (British pounds sterling), France (French francs), Germany (Deutschmarks), Switzerland (Swiss francs), or the United States (Dollars).

                "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                "Plan" means any employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding five years was, an "employer" as defined in Section 3(5) of ERISA.

                "Reduction Certificate" means a certificate, substantially in the form of Appendix VII to the Tranche E Letter of Credit, executed by the Company and acknowledged by the Tranche E Beneficiary and delivered to the Administrative Agent and the Tranche E Issuing Bank, all in accordance with the terms of Section 8.01(c)(iii).

                "Reallocation" has the meaning specified in Section
        8.01(a).

                "Reallocation Effective Date" has the meaning specified in Section 8.01(a).

                "Reference   Banks"  means  Citibank  and  NationsBank  (or,  if
        applicable, an Affiliate in either case thereof), and shall include their respective successors.

                "Register" has the meaning specified in Section
        15.06(c).

                "Reimbursement Obligations" means any or all of the European Reimbursement Obligations, the Asian Reimbursement Obligations, the Western Pacific Reimbursement Obligations and/or the Tranche E Reimbursement Obligations.

                "Request for Change in Stated Amount" means a certificate, substantially in the form of Appendix V to the Tranche E Letter of Credit, and executed by the Company and delivered to the Administrative Agent and the Tranche E Issuing Bank, all in accordance with the terms of Section 8.01(c)(iii).

                "Requirements of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations G, U and X of the Board of Governors of the Federal Reserve System, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement, approval, permit or license or occupational safety or health law, rule or regulation.

                "Sale and Leaseback" has the meaning specified in
        Section 12.03(d).

                "Scheduled Maturity Date" means December 31, 1998, as such date may be extended pursuant to Section 15.07.

                "Senior Unsecured Indebtedness" means all unsecured Debt of the Company other than Subordinated Debt.

                "Series 1 Commercial Paper Account" has the meaning specified in Section 6.03(b).

                "Series 1 CP Notes" has the meaning specified in
        Section 6.02(a).

                "Series 1 Depositary Agreement" means that certain amended and restated letter agreement dated October 22, 1993 from the Company to the Tranche E Beneficiary and acknowledged by the Administrative Agent and the Tranche E Issuing Bank, together with all exhibits, schedules, attachments and appendices thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

                "Series 1 Letter of Credit Account" has the meaning specified in Section 6.03(c).

                "Series 1 Special Account" has the meaning specified in Section 6.03(a).

                "Stated Amount" means, at any time for each Letter of Credit, the maximum aggregate amount under such Letter of Credit available for drawing at such time by the Beneficiary thereof (as such amount may be changed or reinstated in accordance with the terms hereof and thereof).

                "Stated Maturity Date" means, for any Series 1 CP Note, the date on which the Face Amount thereof is due and payable.

                "Subordinated Debt" means any Debt of the Company or any Subsidiary of the Company for money borrowed which is expressed to be subordinate to any other Debt of the Company or such Subsidiary.

                "Subsidiary" of a Person means any corporation, partnership (limited or general), trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other Subsidiaries of such Person or any combination thereof.

                "Syndicated Borrowing" means a borrowing consisting of simultaneous Syndicated Loans of the same Type (and, if Eurocurrency Rate Loans, having the same Interest Period) made to the Company by the Banks pursuant to Section 5.01, or Converted pursuant to Section 5.07.

                "Syndicated Loan" means a loan by a Bank to the Company pursuant to Section 5.01, and refers to either a Base Rate Loan or a Eurocurrency Rate Loan (each of which shall be a "Type" of Loan).

                "Termination Date" means the earlier of the Scheduled Maturity Date or the date of the termination in whole of the Tranche D Commitment and the Tranche F Commitment pursuant to Section 13.02.

                "The Bank of Tokyo" means The Bank of Tokyo, Ltd., a banking corporation organized under the laws of Japan.

                "Third Amended Agreement" means that certain Third Amended and Restated Global Credit Agreement dated as of December 20, 1994 among the Company, the financial institutions from time to time party thereto, and Citibank and NationsBank, as co-agents and co-arrangers thereunder, as the same has been amended, supplemented or otherwise modified from time to time prior to the Closing Date.

                "Total Commitments" means the aggregate principal amount of the Commitments of all of the Banks, the maximum amount of which shall be Three Hundred Million Dollars ($300,000,000) (as such amount may from time to time be increased in accordance with the terms of Section 15.24 hereof).

                "Tranche" means any of Tranche A, Tranche B, Tranche C, Tranche D, Tranche E or Tranche F.

                "Tranche A" means the tranche subfacility provided to the Company pursuant to Article II.

                "Tranche A Agent" means Citibank in its capacity as agent under Tranche A, and includes any successor Tranche A Agent appointed pursuant to Section 14.07.

                "Tranche A Commitment" means the aggregate obligation of the Banks to participate in the European Letters of

        Credit pursuant to the terms of this Agreement, and shall on the Closing Date be in an amount equal to Forty-Five Million Dollars ($45,000,000), as such amount may from time to time be adjusted in accordance with the terms of this Agreement.

                "Tranche Agents" means the Tranche A Agent, the Tranche B Agent, the Tranche C Agent, the Tranche D Agent, the Tranche E Agent and the Tranche F Agent.

                "Tranche B" means the tranche subfacility provided to the Company pursuant to Article III.

                "Tranche B Agent" means Westpac in its capacity as agent under Tranche B, and includes any successor Tranche B Agent appointed pursuant to Section 14.07.

                "Tranche B Commitment" means the aggregate obligation of the Banks to participate in the Western Pacific Letters of Credit pursuant to the terms of this Agreement, and shall on the Closing Date be in an amount equal to Nine Million Dollars ($9,000,000), as such amount may from time to time be adjusted in accordance with the terms of this Agreement.

                "Tranche C" means the tranche subfacility provided to the Company pursuant to Article IV.

                "Tranche C Agent" means The Bank of Tokyo in its capacity as agent under Tranche C, and includes any successor Tranche C Agent appointed pursuant to Section 14.07.

                "Tranche C Commitment" means the aggregate obligation of the Banks to participate in the Asian Letters of Credit pursuant to the terms of this Agreement, and shall on the Closing Date be in an amount equal to Forty-Nine Million Dollars ($49,000,000), as such amount may from time to time be adjusted in accordance with the terms of this Agreement.

                "Tranche Commitment" means the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment, the Tranche D Commitment, the Tranche E Commitment or the Tranche F Commitment.

                "Tranche D" means the tranche subfacility provided to the Company pursuant to Article V.

                "Tranche D Agent" means NationsBank in its capacity as an agent under Tranche D and includes any successor Tranche D Agent appointed pursuant to Section 14.07.

                "Tranche D Commitment" means the aggregate obligation of the Banks to make Syndicated Loans pursuant to the terms of this Agreement, and shall on the Closing Date be in an amount equal to One Hundred Ninety-Seven Million Dollars ($197,000,000), as such amount may from time to time be adjusted in accordance with the terms of this Agreement; provided, that the Tranche D Commitment shall be deemed used from time to time to the extent of the aggregate amount of the Bid Rate Loans and Asia Bid Rate Loans then outstanding and such deemed use of the Tranche D Commitment shall be applied to the Banks ratably according to their Domestic Revolver Pro Rata Shares at such time (such deemed use of the Tranche D Commitment being a "Bid Rate Reduction").

                "Tranche E" means the tranche subfacility provided to the Company pursuant to Article VI.

                "Tranche E Agent" means NationsBank in its capacity as agent under Tranche E, and includes any successor Tranche E Agent appointed pursuant to Section 14.07.

                "Tranche E Beneficiary" means Citibank, as the beneficiary of the Tranche E Letter of Credit and as the depositary and issuing and paying agent under the Series 1 Depositary Agreement, and includes any successor Beneficiary appointed in accordance with the terms hereof.

                "Tranche E Commitment" means, subject to the proviso below, the aggregate obligation of the Banks to participate in the Tranche E Letter of Credit pursuant to the terms of this Agreement, which shall on the Closing Date be in an amount equal to zero Dollars ($0.00), as such amount may from time to time be adjusted in accordance with the terms of this Agreement; provided, however, that the obligation of the Banks to participate in automatic reinstatements of the Tranche E Letter of Credit following a draw thereunder shall, prior to reimbursement therefor by the Company, be excluded from the numerical amount of the Tranche E Commitment.

                "Tranche E Issuing Bank" means NationsBank, in its capacity as issuer of the Tranche E Letter of Credit, or such other Person as may become the issuer thereof in accordance with the provisions of this Agreement.

                "Tranche E Letter of Credit" has the meaning specified in Section 6.01(a).

                "Tranche E Reimbursement Obligations" has the meaning specified in Section 6.06(c).

                "Tranche F" means the tranche subfacility provided to the Company and the other Multicurrency Borrowers pursuant to Article VII.

                "Tranche F Agent" means Citibank International plc in its capacity as agent under Tranche F, and includes any successor Tranche F Agent appointed pursuant to Section 14.07.

                "Tranche F Commitment" means the aggregate obligation of the Multicurrency Banks to make Multicurrency Loans pursuant to the terms of this Agreement, and shall on the Closing Date be in an amount equal to zero Dollars ($0.00), as such amount may from time to time be adjusted in accordance with the terms of this Agreement; provided, that at no time may the Tranche F Commitment exceed the aggregate Commitments of the Multicurrency Banks at such time.

                "Type" has the meaning specified in the definition of "Syndicated Loan" herein.

                "Unmatured Event of Default" means any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

                "Voting Pro Rata Share" shall mean, with respect to any Bank, a fraction (expressed as a percentage):

                (i) at any time prior to the termination of the Tranche D Commitment and the Tranche F Commitment, the numerator of which shall be the Commitment of such Bank and the denominator of which shall be the Total Commitments at such time;

                (ii) at any time following the termination of the Tranche D Commitment and the Tranche F Commitment and so long as any Syndicated Loans or Multicurrency Loans remain outstanding, the numerator of which shall be the sum of the aggregate outstanding Syndicated Loans and Multicurrency Loans of such Bank plus such Bank's outstanding Commitments under the Letter of Credit Tranches, and the denominator of which shall be the aggregate outstanding Syndicated Loans, Multicurrency Loans and Commitments under the Letter of Credit Tranches of all of the Banks at such time; and

                (iii) at any time following the termination of the Tranche D Commitment and the Tranche F Commitment if no Syndicated Loans or Multicurrency Loans remain outstanding, the numerator of which shall be the sum of the aggregate outstanding Bid Rate Loans of such Bank plus the aggregate outstanding Asia Bid Rate Loans of such Bank plus such Bank's outstanding Commitments under the Letter of Credit Tranches, and the denominator of which shall be the sum of the aggregate outstanding Bid Rate Loans plus the aggregate outstanding Asia Bid Rate Loans plus the Commitments under the Letter of Credit Tranches of all of the Banks at such time.

                "Western Pacific Ancillary Borrower" has the meaning specified in Section 3.02(b).

                "Western Pacific Ancillary Lenders" has the meaning specified in Section 3.02(a).

                "Western Pacific Ancillary Loans" has the meaning specified in Section 3.02(a).

                "Western Pacific Ancillary Obligations" has the meaning set forth in Section 3.02(a).

                "Western Pacific Beneficiaries" means Westpac and/or any one or more Affiliates of Westpac, as the beneficiary or beneficiaries of the Western Pacific Letter of Credit.

                "Western Pacific Issuing Bank" means Westpac, in its capacity as the issuer of the Western Pacific Letter of Credit.

                "Western Pacific Letter of Credit" has the meaning specified in Section 3.01(a).

                "Western Pacific Reimbursement Obligations" has the meaning specified in Section 3.03(b).

                "Westpac"   means  Westpac   Banking   Corporation,   a  banking
        corporation organized under the laws of the State of New South Wales in the Commonwealth of Australia.

                SECTION 1.02. Other Definitions. (a) The following terms, used in this Agreement in connection with the calculation of the financial covenants hereunder, have the meanings specified in the Compliance Certificate:

                "Fixed Charge Coverage Ratio"
                "Net Book (or Residual) Value"
                "Net Cash Provided by Operating Activities Ratio"
                "Ratio of Unencumbered Cash Flow to
                         Contractual Payments"
                "Recourse Liabilities Ratio"
                "Remarketing Revenues"
                "Total Liabilities to Adjusted Net Worth Ratio"

                (b) The following terms, used in this Agreement in connection with the calculation of the financial covenants hereunder, shall have the following meanings:

                "Consolidated Net Income" has the meaning given to such term in accordance with GAAP.

                "Consolidated Tangible Net Worth" means, at any time, the consolidated capital (including in excess of par value) and retained earnings of the Company and its Subsidiaries

        (excluding, however, the deferred translation adjustment, if any, to the Company's shareholders' equity) less all franchises, patents, patent applications, trademarks, goodwill, research and development expense, the after-tax effect of unamortized debt discount and any other unamortized debt expense, and other intangibles, calculated in accordance with Schedule 1 to the Compliance Certificate.

                "Cumulative Net Losses" means net losses exclusive of losses arising from the scheduled amortization or write-off of intangible assets (determined in connection with the computation of Consolidated Net Income) as calculated in accordance with Section 12.04 and Schedule 7 to the Compliance Certificate.

                "Earnings from Continuing Operations Before Taxes" means the earnings from continuing operations of the Company and its Subsidiaries before any adjustments for or on account of any income taxes, exclusive of any earnings or losses arising from the scheduled amortization or write-off of intangible assets.

                SECTION 1.03. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                SECTION 1.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP in a manner consistent with the preparation of the financial statements referred to in Section 12.02(a).

                SECTION 1.05. Other Definitional Provisions. References to "Articles," "Sections," "subsections," "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. As used in this Agreement, singular terms shall include the plural and plural terms shall include the singular unless the context otherwise requires, and terms importing any gender shall include the other gender.


                                   ARTICLE II
                  AMOUNT AND TERMS OF THE TRANCHE A SUBFACILITY

                SECTION 2.01. The European Letters of Credit. (a) In connection with the Third Amended Agreement, the European Issuing Bank has issued, or, subject to the terms and conditions of this Agreement, the European Issuing Bank shall, on the Closing Date, issue, one or more irrevocable, transferable letters of credit each in substantially the form of Exhibit A attached hereto in favor of the European Beneficiaries, which letter or letters of credit (after giving effect to any amendments thereof as of the Closing Date) shall be in the aggregate amount of the Tranche A Commitment and shall expire on the Scheduled Maturity Date (each such letter of credit and any successor letter of credit as provided herein and therein being a "European Letter of Credit" and, collectively, the "European Letters of Credit").

                (b) The aggregate Stated Amount of the European Letters of Credit shall at all times be equal to the Tranche A Commitment as in effect from time to time.

                (c) The Available Amount of each European Letter of Credit shall be reduced automatically by the Dollar Equivalent of the amount of each drawing honored thereunder (as calculated on the day of payment by the European Issuing Bank with respect thereto), and, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, shall be reinstated in the same amount upon reimbursement by the Company in full for such draw.

                (d) Subject to the terms of this Agreement, the European Letters of Credit may be amended or replaced from time to time (i) as a result of a reallocation of the Tranche A Commitment pursuant to Article VIII hereof, (ii) as a result of an extension of the Scheduled Maturity Date pursuant to Section
15.07 hereof, and (iii) as otherwise agreed to by the Company, the Administrative Agent, the European Issuing Bank and the Tranche A Agent (provided, that each European Letter of Credit shall in all events remain in substantially the form of Exhibit A attached hereto).

                SECTION 2.02. European Ancillary Loans. (a) The European Letters of Credit shall support loans and other financial accommodations (each a "European Ancillary Loan" and, collectively, the "European Ancillary Loans") made by European or Canadian branches, Subsidiaries or Affiliates (each a "European Ancillary Lender" and, collectively, the "European Ancillary Lenders") of the European Issuing Bank to the European Ancillary Borrowers. Each European Ancillary Loan:

                (i) shall have an expiration date which (1) is no more than twelve (12) months after the date such European Ancillary Loan is made (provided, that the applicable European Ancillary Lender and European Ancillary Borrower may agree to additional terms each not to exceed twelve (12) months so long as such agreement is made no earlier than the thirtieth (30th) day before the end of the preceding term) and (2) is on or before the Scheduled Maturity Date then in effect; and

                (ii) may, at the option of the applicable European Ancillary Lender and European Ancillary Borrower, be made in any Alternative Currency.

In the event that the Dollar Equivalent, as calculated on any day, of all of the unpaid principal of, interest on, and fees, expenses and other amounts owing under or in connection with the European Ancillary Loans (collectively, the "European Ancillary Obligations") shall at any time exceed the Tranche A Commitment as in effect on such day, the Company (i) shall cause the European Ancillary Borrowers to either (1) make such payments or prepayments of the European Ancillary Obligations (together with all costs, expenses, indemnified amounts and other amounts due as a result of such payment or prepayment to the applicable European Ancillary Lender) necessary to eliminate such excess or (2) provide the European Ancillary Lenders with cash collateral in the amount of such excess, and (ii) to the extent the European Ancillary Borrowers do not make such payments or repayments or provide such cash collateral, hereby absolutely and unconditionally guarantees the immediate repayment of such excess to the Tranche A Agent for the account of the European Ancillary Lenders.

                (b) The European Ancillary Loans shall be made by the European Ancillary Lenders to the Company and/or those Subsidiaries of the Company located in Europe and Canada (each a "European Ancillary Borrower" and, collectively, the "European Ancillary Borrowers") designated from time to time by the Company by delivery to the Tranche A Agent, for each such European Ancillary Borrower, of a Certificate of Designation substantially in the form of Exhibit A-1 hereto. Each Certificate of Designation (other than those Certificates of Designation delivered on the Closing Date) must be delivered at least five (5) Business Days prior to the making of the first European Ancillary Loan to the applicable European Ancillary Borrower, and any loans made prior to such date shall not constitute European Ancillary Loans hereunder. The Company shall deliver to the Tranche A Agent written notice of any European Ancillary Borrower which shall no longer borrow European Ancillary Loans promptly after the repayment of all European Ancillary Obligations of such European Ancillary Borrower and the termination of all instruments and documents evidencing
European Ancillary Loans to such European Ancillary Borrower. Upon receipt by the Tranche A Agent of the notice described in the preceding sentence, the Certificate of Designation for the applicable European Ancillary Borrower shall be deemed withdrawn, and such European Ancillary Borrower shall cease to be a European Ancillary Borrower hereunder.

                SECTION 2.03. Payments Under the European Letters of Credit; Reimbursement Obligations. (a) In the event of any conforming drawing under a European Letter of Credit prior to 1:00 P.M. (New York time) on a Business Day, the European
Issuing Bank shall make payment thereof to the applicable

European Beneficiary or Beneficiaries by the close of business on the second Business Day after the receipt of such drawing. Any drawing received after 1:00 P.M. (New York time) on a Business Day shall be deemed to have been received by the European Issuing Bank on the next Business Day. The European Issuing Bank shall give the Company prompt telephonic notice, confirmed promptly thereafter in writing, of each such drawing under such European Letter of Credit; provided, however, that failure by the European Issuing Bank to so notify the Company, or failure by the Company to receive such notice, shall not in any manner whatsoever (i) alter the Company's obligations, or the rights of the European Issuing Bank or of any Bank, hereunder, or (ii) impose any liability of any sort on the European Issuing Bank or any Bank, or (iii) alter the European Issuing Bank's obligations under the European Letters of Credit to the European Beneficiaries.

                (b) With respect to any drawing under a European Letter of Credit, the Company shall pay to the European Issuing Bank, in immediately available funds and in the appropriate Alternative Currency, an amount equal to the amount of such drawing no later than 10:00 A.M. (New York time) on the Business Day on which payment of such drawing is required to be made by the European Issuing Bank. The obligation of the Company to pay the European Issuing Bank under this Section 2.03(b) for any draw under a European Letter of Credit (each, a "European Reimbursement Obligation" and collectively, the "European Reimbursement Obligations") shall bear interest from the date of the applicable payment by the European Issuing Bank at a per annum rate of interest equal to the Base Rate plus two percent (2%).

                2.04. Participations. (a) As of the Closing Date, each Bank shall irrevocably and unconditionally purchase and receive from the European Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Aggregate Pro Rata Share in the European Letters of Credit and the European Reimbursement Obligations (including, without limitation, all obligations of the Company in each case with respect thereto, other than amounts owing to the European Issuing Bank under Sections 9.04, 9.05 and 9.06(b)).

                (b) In the event that the European Issuing Bank makes any payment under a European Letter of Credit and the Company shall not have paid such amount to the European Issuing Bank in accordance with Section 2.03(b), the European Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Bank, of such failure, and each Bank shall promptly and unconditionally pay to the Administrative Agent for the account of the European Issuing Bank the amount of such Bank's Aggregate Pro Rata Share of the Dollar Equivalent (measured as of the date payment is made by the European Issuing Bank) of such payment in Dollars and in same day funds and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for the European Issuing Bank's account pursuant to this Section 2.04(b), to the European Issuing Bank. If the Administrative Agent so notifies such Bank prior to 11:00 A.M. (New York time) on any Business Day, such Bank shall make available to the Administrative Agent for the account of the European Issuing Bank its Aggregate Pro Rata Share of the amount of such payment in same day funds not later than 2:00 P.M. (New York time) on such Business Day (or by the close of business on such Business Day if notice is given after 11:00 A.M. (New York time) but before 2:00 P.M. (New York time), and on the next succeeding Business Day if notice is given after 2:00 P.M. (New York time)). If and to the extent such Bank shall not have so made its Aggregate Pro Rata Share of the amount of such payment available to the Administrative Agent for the account of the European Issuing Bank, such Bank agrees to pay to the Administrative Agent for the account of the European Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until such amount is paid to the Administrative Agent for the account of the European Issuing Bank, at the Federal Funds Rate. The failure of any Bank to make available to the Administrative Agent for the account of the European Issuing Bank its Aggregate Pro Rata Share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent for the account of the European Issuing Bank its Aggregate Pro Rata Share of any payment on the date such payment is to be made.

                (c) Upon payment by one or more Banks under this Section 2.04 in connection with a drawing under a European Letter of Credit, the European Reimbursement Obligations with respect to such drawing shall be (i) denominated in Dollars in an amount equal to the Dollar Equivalent of the amount paid by the European Issuing Bank as measured on the date such payment was made, (ii) owed directly to the Banks (and, to the extent not reimbursed by the Banks, the European Issuing Bank), and (iii) payable in Dollars to the Administrative Agent, for the account of each such Bank (and, to the extent applicable, the European Issuing Bank).


                                   ARTICLE III
                  AMOUNT AND TERMS OF THE TRANCHE B SUBFACILITY

                SECTION 3.01. The Western Pacific Letters of Credit. (a) In connection with the Third Amended Agreement, the Western Pacific Issuing Bank has issued, or, subject to the terms and conditions of this Agreement, the Western Pacific Issuing Bank shall, on the Closing Date, issue, one or more irrevocable, transferable letters of credit each in substantially the form of Exhibit B attached hereto in favor of the Western Pacific Beneficiaries, which letter or letters of credit (after giving effect to any amendments thereof as of the Closing Date) shall be in the aggregate amount of the Tranche B Commitment and shall expire on the Scheduled Maturity Date (each such letter of credit and any successor letter of credit as provided herein and therein being a "Western Pacific Letter of Credit" and, collectively, the "Western Pacific Letters of Credit").

                (b) The aggregate Stated Amount of the Western Pacific Letters of Credit shall at all times be equal to the Tranche B Commitment as in effect from time to time.

                (c) The Available Amount of each Western Pacific Letter of Credit shall be reduced automatically by the Dollar Equivalent of the amount of each drawing honored thereunder (as calculated on the day of payment by the Western Pacific Issuing Bank with respect thereto), and, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, shall be reinstated in the same amount upon reimbursement by the Company in full for such draw.

                (d) Subject to the terms of this Agreement, the Western Pacific Letters of Credit may be amended or replaced from time to time (i) as a result of a reallocation of the Tranche B Commitment pursuant to Article VIII hereof,
(ii) as a result of an  extension of the  Scheduled  Maturity  Date  pursuant to
Section 15.07 hereof, and (iii) as otherwise agreed to by the Company, the Administrative Agent, the Western Pacific Issuing Bank and the Tranche B Agent (provided, that each Western Pacific Letter of Credit shall in all events remain in substantially the form of Exhibit B attached hereto).

                SECTION 3.02.  Western Pacific Ancillary Loans.  (a)
                               -------------------------------
The Western Pacific Letters of Credit shall support loans and other financial accommodations (each a "Western Pacific
Ancillary Loan" and, collectively, the "Western Pacific
Ancillary Loans") made by Western Pacific branches,
Subsidiaries or Affiliates (each a "Western Pacific Ancillary
Lender" and, collectively, the "Western Pacific Ancillary
Lenders") of the Western Pacific Issuing Bank to the Western
Pacific Ancillary Borrowers.  Each Western Pacific Ancillary
Loan:

                (i) shall have an expiration date which (1) is no more than twelve (12) months after the date such Western Pacific Ancillary Loan is made (provided, that the applicable Western Pacific Ancillary Lender and Western Pacific Ancillary Borrower may agree to additional terms each not to exceed twelve (12) months so long as such agreement is made no earlier than the thirtieth (30th) day before the end of the preceding term) and (2) is on or before the Scheduled Maturity Date then in effect; and

                (ii) may, at the option of the applicable Western Pacific Ancillary Lender and Western Pacific Ancillary Borrower, be made in any Alternative Currency.

In the event that the Dollar Equivalent, as calculated on any day, of all of the unpaid principal of, interest on, and fees, expenses and other amounts owing under or in connection with the Western Pacific Ancillary Loans (collectively, the "Western Pacific Ancillary Obligations") shall at any time exceed the Tranche B Commitment as in effect on such day, the Company (i) shall cause the Western Pacific Ancillary Borrowers to either (1) make such payments or prepayments of the Western Pacific Ancillary Obligations (together with all costs, expenses, indemnified amounts and other amounts due as a result of such payment or prepayment to the applicable Western Pacific Ancillary Lender) necessary to eliminate such excess or (2) provide the Western Pacific Ancillary Lenders with cash collateral in the amount of such excess, and (ii) to the extent the Western Pacific Ancillary Borrowers do not make such payments or repayments or provide such cash collateral, hereby absolutely and unconditionally guarantees the immediate repayment of such excess to the Tranche B Agent for the account of the Western Pacific Ancillary Lenders.

                (b) The Western Pacific Ancillary Loans shall be made by the Western Pacific Ancillary Lenders to the Company and/or those Subsidiaries of the Company located in the Western Pacific (each a "Western Pacific Ancillary Borrower" and, collectively, the "Western Pacific Ancillary Borrowers") designated from time to time by the Company by delivery to the Tranche B Agent, for each such Western Pacific Ancillary Borrower, of a Certificate of Designation substantially in the form of Exhibit B-1 hereto. Each Certificate of Designation (other than those Certificates of Designation delivered on the Closing Date) must be delivered at least five (5) Business Days prior to the making of the first Western Pacific Ancillary Loan to the applicable Western Pacific Ancillary Borrower, and any loans made prior to such date shall not constitute Western Pacific Ancillary Loans hereunder. The Company shall deliver to the Tranche B Agent written notice of any Western Pacific Ancillary Borrower which shall no longer borrow Western Pacific Ancillary Loans promptly after the repayment of all Western Pacific Ancillary Obligations of such Western Pacific Ancillary Borrower and the termination of all instruments and documents evidencing Western Pacific Ancillary Loans to such Western Pacific Ancillary Borrower. Upon receipt by the Tranche B Agent of the notice described in the preceding sentence, the Certificate of Designation for the applicable Western Pacific Ancillary Borrower shall be deemed withdrawn, and such Western Pacific Ancillary Borrower shall cease to be a Western Pacific Ancillary Borrower hereunder.

                SECTION 3.03.  Payments Under the Western Pacific
Letters of Credit; Reimbursement Obligations. (a) In the event of any conforming drawing under a Western Pacific Letter of Credit prior to 1:00 P.M. (New York time) on a Business Day, the Western Pacific Issuing Bank shall make payment thereof to the applicable Western Pacific Beneficiary or Beneficiaries by the close of business on the second Business Day after the receipt of such drawing. Any drawing received after 1:00 P.M. (New York time) on a Business Day shall be deemed to have been received by the Western Pacific Issuing Bank on the next Business Day. The Western Pacific Issuing Bank shall give the Company prompt telephonic notice, confirmed promptly thereafter in writing, of each such drawing under such Western Pacific Letter of Credit; provided, however, that failure by the Western Pacific Issuing Bank to so notify the Company, or failure by the Company to receive such notice, shall not in any manner whatsoever (i) alter the Company's obligations, or the rights of the Western Pacific Issuing Bank or of any Bank, hereunder, or (ii) impose any liability of any sort on the Western Pacific Issuing Bank or any Bank, or (iii) alter the Western Pacific Issuing Bank's obligations under the Western Pacific Letters of Credit to the Western Pacific Beneficiaries.

                (b) With respect to any drawing under a Western Pacific Letter of Credit, the Company shall pay to the Western Pacific Issuing Bank, in immediately available funds and in the appropriate Alternative Currency, an amount equal to the amount of such drawing no later than 10:00 A.M. (New York time) on the Business Day on which payment of such drawing is required to be made by the Western Pacific Issuing Bank. The obligation of the Company to pay the Western Pacific Issuing Bank under this Section 3.03(b) for any draw under a Western Pacific Letter of Credit (each, a "Western Pacific Reimbursement Obligation" and collectively, the "Western Pacific Reimbursement Obligations") shall bear interest from the date of the applicable payment by the Western Pacific Issuing Bank at a per annum rate of interest equal to the Base Rate plus two percent (2%).

                3.04. Participations. (a) As of the Closing Date, each Bank shall irrevocably and unconditionally purchase and receive from the Western Pacific Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Aggregate Pro Rata Share in the Western Pacific Letters of Credit and the Western Pacific Reimbursement Obligations (including, without limitation, all obligations of the Company in each case with respect thereto, other than amounts owing to the Western Pacific Issuing Bank under Sections 9.04, 9.05 and 9.06(b)).

                (b) In the event that the Western Pacific Issuing Bank makes any payment under a Western Pacific Letter of Credit and the Company shall not have paid such amount to the Western Pacific Issuing Bank in accordance with Section 3.03(b), the Western Pacific Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Bank, of such failure, and each Bank shall promptly and unconditionally pay to the Administrative Agent for the account of the Western Pacific Issuing Bank the amount of such Bank's Aggregate Pro Rata Share of the Dollar Equivalent (measured as of the date payment is made by the Western Pacific Issuing Bank) of such payment in Dollars and in same day funds and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for the Western Pacific Issuing Bank's account pursuant to this Section 3.04(b), to the Western Pacific Issuing Bank. If the Administrative Agent so notifies such Bank prior to 11:00 A.M. (New York time) on any Business Day, such Bank shall make available to the Administra tive Agent for the account of the Western Pacific Issuing Bank its Aggregate Pro Rata Share of the amount of such payment in same day funds not later than 2:00 P.M. (New York time) on such Business Day (or by the close of business on such Business Day if notice is given after 11:00 A.M. (New York time) but before 2:00 P.M. (New York time), and on the next succeeding Business Day if notice is given after 2:00 P.M. (New York time)). If and to the extent such Bank shall not have so made its Aggregate Pro Rata Share of the amount of such payment available to the Administrative Agent for the account of the Western Pacific Issuing Bank, such Bank agrees to pay to the Administrative Agent for the account of the Western Pacific Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until such amount is paid to the Administrative Agent for the account of the Western Pacific Issuing Bank, at the Federal Funds Rate. The failure of any Bank to make available to the Administrative Agent for the account of the Western Pacific Issuing Bank its Aggregate Pro Rata Share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent for the account of the Western Pacific Issuing Bank its Aggregate Pro Rata Share of any payment on the date such payment is to be made.

                (c) Upon payment by one or more Banks under this Section 3.04 in connection with a drawing under a Western Pacific Letter of Credit, the Western Pacific Reimbursement Obligations with respect to such drawing shall be (i) denominated in Dollars in an amount equal to the Dollar Equivalent of the amount paid by the Western Pacific Issuing Bank as measured on the date such payment was made, (ii) owed directly to the Banks (and, to the extent not reimbursed by the Banks, the Western Pacific Issuing Bank), and (iii) payable in Dollars to the Administrative Agent, for the account of each such Bank (and, to the extent applicable, the Western Pacific Issuing Bank).

                                   ARTICLE IV
                  AMOUNT AND TERMS OF THE TRANCHE C SUBFACILITY

     SECTION 4.01. The Asian Letters of Credit.

               (a) In connection with the Third Amended Agreement, the Asian Issuing Bank has issued, or, subject to the terms and conditions of this Agreement, the Asian Issuing Bank shall, on the Closing Date, issue, one or more irrevocable, transferable letters of credit each in substantially the form of Exhibit C attached hereto in favor of the Asian Beneficiaries, which letter or letters of credit (after giving effect to any amendments thereof as of the Closing Date) shall be in the aggregate amount of the Tranche C Commitment and shall expire on the Scheduled Maturity Date (each such letter of credit and any successor letter of credit as provided herein and therein being an "Asian Letter of Credit" and, collectively, the "Asian Letters of Credit").

                (b) The aggregate Stated Amount of the Asian Letters of Credit shall at all times be equal to the Tranche C Commitment as in effect from time to time.

                (c) The Available Amount of each Asian Letter of Credit shall be reduced automatically by the Dollar Equivalent of the amount of each drawing honored thereunder (as calculated on the day of payment by the Asian Issuing Bank with respect thereto), and, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, shall be reinstated in the same amount upon reimbursement by the Company in full for such draw.

                (c) Subject to the terms of this Agreement, the Asian Letters of Credit may be amended from time to time (i) as a result of a reallocation of the Tranche C Commitment pursuant to Article VIII hereof, (ii) as a result of an extension of the Scheduled Maturity Date pursuant to Section 15.07 hereof, and
(iii) as otherwise agreed to by the Company, the Administrative Agent, the Asian Issuing Bank and the Tranche C Agent (provided, that each Asian Letter of Credit shall in all events remain in substantially the form of Exhibit C attached hereto).

                SECTION 4.02. Asian Ancillary Loans. (a) The Asian Letters of Credit shall support loans and other financial accommodations (each a "Asian Ancillary Loan" and, collectively, the "Asian Ancillary Loans") made by Asian branches, Subsidiaries or Affiliates (each a "Asian Ancillary Lender" and, collectively, the "Asian Ancillary Lenders") of the Asian Issuing Bank to the Asian Ancillary Borrowers. Each Asian Ancillary Loan:

                (i) shall have an expiration date which (1) is no more than twelve (12) months after the date such Asian Ancillary Loan is made (provided, that the applicable Asian Ancillary Lender and Asian Ancillary Borrower may agree to additional terms each not to exceed twelve (12) months so long as such agreement is made no earlier than the thirtieth (30th) day before the end of the preceding term) and (2) is on or before the Scheduled Maturity Date then in effect; and

                (ii) may, at the option of the applicable Asian Ancillary Lender and Asian Ancillary Borrower, be made in any Alternative Currency.

In the event that the Dollar Equivalent, as calculated on any day, of all of the unpaid principal of, interest on, and fees, expenses and other amounts owing under or in connection with the Asian Ancillary Loans (collectively, the "Asian Ancillary Obligations") shall at any time exceed the Tranche C Commitment as in effect on such day, the Company (i) shall cause the Asian Ancillary Borrowers to either (1) make such payments or prepayments of the Asian Ancillary Obligations (together with all costs, expenses, indemnified amounts and other amounts due as a result of such payment or prepayment to the applicable Asian Ancillary Lender) necessary to eliminate such excess or (2) provide the Asian Ancillary Lenders with cash collateral in the amount of such excess, and (ii) to the extent the Asian Ancillary Borrowers do not make such payments or repayments or provide such cash collateral, hereby absolutely and unconditionally guarantees the immediate repayment of such excess to the Tranche C Agent for the account of the Asian Ancillary Lenders.

                (b) The Asian Ancillary Loans shall be made by the Asian Ancillary Lenders to the Company and/or those Subsidiaries of the Company located in Asia (each a "Asian Ancillary Borrower" and, collectively, the "Asian Ancillary Borrowers") designated from time to time by the Company by delivery to the Tranche C Agent, for each such Asian Ancillary Borrower, of a Certificate of Designation substantially in the form of Exhibit C-1 hereto. Each Certificate of Designation (other than those Certificates of Designation delivered on the Closing Date) must be delivered at least five (5) Business Days prior to the making of the first Asian Ancillary Loan to the applicable Asian Ancillary Borrower, and any loans made prior to such date shall not constitute Asian Ancillary Loans hereunder. The Company shall deliver to the Tranche C Agent written notice of any Asian Ancillary Borrower which shall no longer borrow Asian Ancillary Loans promptly after the repayment of all Asian Ancillary Obligations of such Asian Ancillary Borrower and the termination of all instruments and documents evidencing Asian Ancillary Loans to such Asian Ancillary Borrower. Upon receipt by the Tranche C Agent of the notice described in the preceding sentence, the Certificate of Designation for the applicable Asian Ancillary Borrower shall be deemed withdrawn, and such Asian Ancillary Borrower shall cease to be an Asian Ancillary Borrower hereunder.

                SECTION  4.03.  Payments  Under the  Asian  Letters  of  Credit;
Reimbursement Obligations. (a) In the event of any conforming drawing under an Asian Letter of Credit prior to 1:00 P.M. (New York time) on a Business Day, the Asian Issuing Bank shall make payment thereof to the applicable Asian Beneficiary or Beneficiaries by the close of business on the second Business Day after the receipt of such drawing. Any drawing received after 1:00 P.M. (New York time) on a Business Day shall be deemed to have been received by the Asian Issuing Bank on the next Business Day. The Asian Issuing Bank shall give the Company prompt telephonic notice, confirmed promptly thereafter in writing, of each such drawing under such Asian Letter of Credit; provided, however, that failure by the Asian Issuing Bank to so notify the Company, or failure by the Company to receive such notice, shall not in any manner whatsoever (i) alter the Company's obligations, or the rights of the Asian Issuing Bank or of any Bank, hereunder, or (ii) impose any liability of any sort on the Asian Issuing Bank or any Bank, or (iii) alter the Asian Issuing Bank's obligations under the Asian Letters of Credit to the Asian Beneficiaries.

                (b) With respect to any drawing under an Asian Letter of Credit, the Company shall pay to the Asian Issuing Bank, in immediately available funds and in the appropriate Alternative Currency, an amount equal to the amount of such drawing no later than 10:00 A.M. (New York time) on the Business Day on which payment of such drawing is required to be made by the Asian Issuing Bank. The obligation of the Company to pay the Asian Issuing Bank under this Section 4.03(b) for any draw under an Asian Letter of Credit (each, a "Asian Reimbursement Obligation" and collectively, the "Asian Reimbursement Obligations") shall bear interest from the date of the applicable payment by the Asian Issuing Bank at a per annum rate of interest equal to the Base Rate plus two percent (2%).

                4.04. Participations. (a) As of the Closing Date, each Bank shall irrevocably and unconditionally purchase and receive from the Asian Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Aggregate Pro Rata Share in the Asian Letters of Credit and the Asian Reimbursement Obligations (including, without limitation, all obligations of the Company in each case with respect thereto, other than amounts owing to the Asian Issuing Bank under Sections 9.04, 9.05 and 9.06(b)).

                (b) In the event that the Asian Issuing Bank makes any payment under an Asian Letter of Credit and the Company shall not have paid such amount to the Asian Issuing Bank in accordance with Section 4.03(b), the Asian Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Bank, of such failure, and each Bank shall promptly and unconditionally pay to the Administrative Agent for the account of the Asian Issuing Bank the amount of such Bank's Aggregate Pro Rata Share of the Dollar Equivalent (measured as of the date payment is made by the Asian Issuing Bank) of such payment in Dollars and in same day funds and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for the Asian Issuing Bank's account pursuant to this Section 4.04(b), to the Asian Issuing Bank. If the Administrative Agent so notifies such Bank prior to 11:00 A.M. (New York time) on any Business Day, such Bank shall make available to the Administrative Agent for the account of the Asian Issuing Bank its Aggregate Pro Rata Share of the amount of such payment in same day funds not later than 2:00 P.M. (New York time) on such Business Day (or by the close of business on such Business Day if notice is given after 11:00 A.M. (New York time) but before 2:00 P.M. (New York time), and on the next succeeding Business Day if notice is given after 2:00 P.M. (New York time)). If and to the extent such Bank shall not have so made its Aggregate Pro Rata Share of the amount of such payment available to the Administrative Agent for the account of the Asian Issuing Bank, such Bank agrees to pay to the Administrative Agent for the account of the Asian Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until such amount is paid to the Administrative Agent for the account of the Asian Issuing Bank, at the Federal Funds Rate. The failure of any Bank to make available to the Administrative Agent for the account of the Asian Issuing Bank its Aggregate Pro Rata Share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent for the account of the Asian Issuing Bank its Aggregate Pro Rata Share of any payment on the date such payment is to be made.

                (c) Upon payment by one or more Banks under this Section 4.04 in connection with a drawing under an Asian Letter of Credit, the Asian Reimbursement Obligations with respect to such drawing shall be (i) denominated in Dollars in an amount equal to the Dollar Equivalent of the amount paid by the Asian Issuing Bank as measured on the date such payment was made, (ii) owed directly to the Banks (and, to the extent not reimbursed by the Banks, the Asian Issuing Bank), and (iii) payable in Dollars to the Administrative Agent, for the account of each such Bank (and, to the extent applicable, the Asian Issuing
Bank).


                                    ARTICLE V
                 AMOUNTS AND TERMS OF THE TRANCHE D SUBFACILITY

                SECTION 5.01. The Syndicated Loans. Each Bank severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make Syndicated Loans in Dollars to the Company from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding such Bank's Aggregate Pro Rata Share of the Tranche D Commitment as in effect from time to time (less, in the case of a Multicurrency Bank, the amount of such Multicurrency Bank's Multicurrency Revolver Pro Rata Share of the Tranche F Commitment). Each Syndicated Borrowing shall be in an aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Syndicated Loans of the same Type made on the same day by the Banks ratably according to their respective Domestic Revolver Pro Rata Shares. Within the limits of the Tranche D Commitment and subject to the terms of this Agreement, the Company may borrow, prepay pursuant to Section 5.08 and reborrow under this Section 5.01.

                SECTION 5.02.  Making the Syndicated Loans.

                (a) Each Syndicated Borrowing shall be made on written notice (each, a "Notice of Syndicated Borrowing") from the Company to the Tranche D
Agent, given not later than (i) 10:00 A.M. (New York time) on the date of a proposed Syndicated Borrowing of Base Rate Loans, and (ii) 11:00 A.M. (New York time) on the third Business Day prior to the date of a proposed Syndicated Borrowing of Eurocurrency Rate Loans. Each Notice of Syndicated Borrowing shall be by telecopier or other form of teletransmission, in substantially the form of Exhibit D hereto, specifying therein the requested (i) date of such Syndicated
Borrowing (which shall be a Business Day), (ii) Type of Syndicated Loans comprising such Syndicated Borrowing, (iii) aggregate amount of such Syndicated Borrowing, and (iv) in the case of a Syndicated Borrowing comprised of Eurocurrency Rate Loans, Interest Period for each such Syndicated Loan. In lieu of delivering the above-described Notice of Syndicated Borrowing, the Company may give the Tranche D Agent telephonic notice of any proposed Syndicated Borrowing by the time required under this Section 5.02(a); provided, that the Company agrees to confirm such notice in writing by facsimile transmission of an executed Notice of Syndicated Borrowing to the Tranche D Agent no later than 5:00 P.M. (New York time) on the same day; provided further, however, that any failure by the Company to so confirm any telephonic notice shall in no event impair the validity of such telephonic notice.

                (b) Promptly after receipt of a Notice of Syndicated Borrowing under Section 5.02(a) (or telephonic notice in lieu thereof), the Tranche D Agent shall notify each Bank by telecopy or other form of teletransmission of the proposed Syndicated Borrowing. Each Bank shall, before 11:00 A.M. (New York time) (in the case of a Syndicated Borrowing of Eurocurrency Rate Loans) or 2:00 P.M. (New York time) (in the case of a Syndicated Borrowing of Base Rate Loans) on the date of such Syndicated Borrowing, make the amount of its Syndicated Loan available to the Tranche D Agent, at its address referred to in Section 15.02, in Dollars and in same day funds. After the Tranche D Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section

10.02, the Tranche D Agent will make such funds available to the Company at the Tranche D Agent's aforesaid address.

                (c)   Anything  in   subsection   (a)  above  to  the   contrary
notwithstanding, the Company may not select Eurocurrency Rate Loans for any Syndicated Borrowing if any Event of Default or Unmatured Event of Default has occurred and is then continuing.

                (d) Each Notice of Syndicated Borrowing (or telephonic notice in lieu thereof) shall be irrevocable and binding on the Company. In the case of any Syndicated Borrowing which the related Notice of Syndicated Borrowing (or telephonic notice in lieu thereof) specifies is to be comprised of Eurocurrency Rate Loans, the Company shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Syndicated Borrowing (or telephonic notice in lieu thereof) for such Syndicated Borrowing the applicable conditions set forth in Section 10.02, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Syndicated Loan to be made by such Bank as part of such Syndicated Borrowing when such Syndicated Loan, as a result of such failure, is not made on such date.

                (e) Unless the Tranche D Agent shall have received notice from a Bank prior to the date of any Syndicated Borrowing that such Bank will not make available to the Tranche D Agent such Bank's ratable portion of such Syndicated Borrowing, the Tranche D Agent may assume that such Bank has made such portion available to the Tranche D Agent on the date of such Syndicated Borrowing in accordance with subsection (b) of this Section 5.02 and the Tranche D Agent in its sole discretion may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Tranche D Agent, such Bank and the Company severally agree to repay to the Tranche D Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Tranche D Agent, at (i) in the case of the Company, the interest rate applicable at the time to Syndicated Loans comprising such Syndicated Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Tranche D Agent such corresponding amount, such amount so repaid shall constitute such Bank's Syndicated Loan as part of such Syndicated Borrowing for purposes of this Agreement.

                (f) The failure of any Bank to make the Syndicated Loan to be made by it as part of any Syndicated Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Syndicated Loan on the date of such Syndicated

Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Syndicated Loan to be made by such other Bank on the date of any Syndicated Borrowing.

                SECTION 5.03. The Bid Rate Loans.

               (a) Each Bank severally agrees that the Company may make Bid Rate Borrowings in Dollars under this Section 5.03 from time to time on any Business Day during the period from the Closing Date until the date occurring thirty (30) days prior to the Termination Date in the manner set forth below; provided, that following the making of each Bid Rate Borrowing, the aggregate amount of the Syndicated Loans, the Bid Rate Loans and the Asia Bid Rate Loans then outstanding shall not exceed the Tranche D Commitment in effect at such time (computed without regard to any Bid Rate Reduction).

                (b)  The procedures for the solicitation and
acceptance of Bid Rate Loans are as follows:

                (i) The  Company  may  request a Bid Rate  Borrowing  under this
        Section 5.03(b) by delivery to the Bid Agent of written notice (each, a "Notice of Bid Rate Borrowing"), given not later than 10:00 A.M. (New York time) (A) one Business Day prior to the date of the proposed Bid Rate Borrowing, if the Company shall specify in the Notice of Bid Rate Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum (such type of solicitation being a "Fixed Rate Auction") and (B) four Business Days prior to the date of the proposed Bid Rate Borrowing, if the Company shall instead specify in the Notice of Bid Rate Borrowing an index or other basis to be used by the Banks in determining the rates of interest to be offered by them (such type of solicitation being an "Indexed Rate Auction"). Each Notice of Bid Rate Borrowing shall be by telecopier or other form of teletransmission, in substantially the form of Exhibit D-1 hereto, specifying therein (i) the requested date of such Bid Rate Borrowing (which shall be a Business
        Day),  (ii) the requested  aggregate  amount of such Bid Rate Borrowing,
        (iii) the requested maturity date for repayment of each Bid Rate Loan to be made as part of such Bid Rate Borrowing (which maturity date may not be earlier than the date occurring thirty (30) days after the date of such Bid Rate Borrowing or later than the earlier of (1) the date occurring ninety (90) days after the date of such Bid Rate Borrowing and
        (2) the Termination Date), (iv) the requested interest payment schedule with respect to the Bid Rate Loans comprising such Bid Rate Borrowing,
        (v) the basis to be used by the Banks in determining the rates of interest to be offered by them, and (vi) such other terms applicable to such Bid Rate Borrowing. The Bid Agent shall, promptly following its receipt of a Notice of

        Bid Rate Borrowing under this Section 5.03(b), notify each Bank of such request by sending such Bank a copy of such Notice of Bid Rate Borrowing.

                (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the Company as part of such proposed Bid Rate Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Bid Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. (New York time) (A) on the date of such proposed Bid Rate Borrowing, in the case of a Fixed Rate Auction, and (B) two Business Days before the date of such proposed Bid Rate Borrowing, in the case of an Indexed Rate Auction, of the minimum amount and maximum amount of each Bid Rate Loan which such Bank would be willing to make as part of such proposed Bid Rate Borrowing (which amounts may, subject to the proviso to Section 5.03(a), exceed such Bank's Domestic Revolver Pro Rata Share of the Tranche D Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such Bid Rate Loan.

                (iii) The Company shall, in turn, before 12:00 noon (New York time) (A) on the date of such proposed Bid Rate Borrowing, in the case of a Fixed Rate Auction, and (B) two Business Days before the date of such proposed Bid Rate Borrowing, in the case of an Indexed Rate Auction, either:

                         (x) cancel  such Bid Rate  Borrowing  by giving the Bid
                Agent notice (which may be by telephone, confirmed promptly in writing by facsimile) to that effect, or

                         (y) accept, subject to Sections 5.03(c) and (d), one or
                more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice (which may be by telephone, confirmed promptly in writing by facsimile) to the Bid Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Bid Agent on behalf of such Bank for such Bid Rate Loan pursuant to paragraph (ii) above) to be made by each Bank as part of such Bid Rate Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Bid Agent notice to that effect.

                (iv) If the Company notifies the Bid Agent that such Bid Rate Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Bid Agent shall give prompt notice thereof to the Banks and such Bid Rate Borrowing shall not be made.

                (v) If the Company accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(y) above, the Bid Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such Bid Rate Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company, (B) each Bank that is to make a Bid Rate Loan as part of such Bid Rate Borrowing, of the amount of each Bid Rate Loan to be made by such Bank as part of such Bid Rate Borrowing, and (C) each Bank that is to make a Bid Rate Loan as part of such Bid Rate Borrowing, upon receipt, that the Bid Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article X. Each Bank that is to make a Bid Rate Loan as part of such Bid Rate Borrowing shall, before 1:00 P.M. (New York time) on the date of such Bid Rate Borrowing specified in the notice received from the Bid Agent pursuant to clause
        (A) of the preceding sentence or any later time when such Bank shall have received notice from the Bid Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Bid Agent at its address referred to in Section
        15.02 such Bank's portion of such Bid Rate Borrowing, in Dollars and in same day funds. Upon fulfillment of the applicable conditions set forth in Article X and after receipt by the Bid Agent of such funds, the Bid Agent will make such funds available to the Company at the Bid Agent's aforesaid address. Promptly after each Bid Rate Borrowing the Bid Agent will notify each Bank of the amount of the Bid Rate Borrowing, the consequent Bid Rate Reduction and the dates upon which such Bid Rate Reduction commenced and will terminate.

                (c) Each Bid Rate Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (but in no case may it exceed the aggregate amount of Bid Rate Loans requested in the applicable Notice of Bid Rate Borrowing). Following the making of each Bid Rate Borrowing, the Company shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                (d)      Each acceptance by the Company pursuant to
Section 5.03(b)(iii)(y) of the offers made in response to a

Notice of Bid Rate Borrowing shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Bid Rate Loans so offered bear to one another but, in each case, rounded as the Bid Agent may consider necessary to ensure that the amount of each such Bid Rate Loan is $500,000 or an integral multiple thereof.

                (e) Within the  limits and on the  conditions  set forth in this
Section 5.03, the Company may from time to time borrow under this Section 5.03, repay pursuant to subsection (f) below, and reborrow under this Section 5.03.

                (f) The Company shall repay to the Bid Agent for the account of each Bank which has made a Bid Rate Loan or (if different) for the account of the holder of the applicable Bid Rate Note, on the maturity date of each Bid Rate Loan (such maturity date being that specified by the Company for repayment of such Bid Rate Loan in the related Notice of Bid Rate Borrowing and provided in the Bid Rate Note evidencing such Bid Rate Loan), the then unpaid principal amount of such Bid Rate Loan. The Company shall not have the right to prepay any principal amount of any Bid Rate Loan except (i) if, and then only on the terms, specified by the Company for such Bid Rate Loan in the related Notice of Bid Rate Borrowing and set forth in the Bid Rate Note evidencing such Bid Rate Loan, and (ii) in the case of the replacement or removal of a Bank pursuant to Section 15.08, provided, that in the case of this clause (ii), the Company shall pay, on demand of such Bank, to the Tranche D Agent for the account of such Bank, any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such prepayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Bid Rate Loan.

                (g) The Company shall pay interest on the unpaid principal amount of each Bid Rate Loan, from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest for such Bid Rate Loan specified by the Bank making such Bid Rate Loan in the related notice submitted by such Bank pursuant to Section 5.03(b)(ii), payable on the interest payment date or dates specified by the Company for such Bid Rate Loan in such Notice of Bid Rate Borrowing, in each case as provided in the Bid Rate Note evidencing such Bid Rate Loan.

                (h) The indebtedness of the Company resulting from each Bid Rate Loan shall be evidenced by a separate Bid Rate Note payable to the order of the Bank making such Bid Rate Loan.

                SECTION 5.03A.  The Asia Bid Rate Loans.

               (a) Each Bank severally agrees that the Asian Ancillary Borrowers may make Asia Bid Rate Borrowings from the Asian Banks, in local currency designated by the applicable Asian Ancillary Borrower, under this Section 5.03A from time to time on any Business Day during the period from the Closing Date until the date occurring thirty (30) days prior to the Termination Date in the manner set forth below; provided that following the making of each Asia Bid Rate Borrowing, the aggregate amount of the Syndicated Loans, the Bid Rate Loans, and the Asia Bid Rate Loans then outstanding shall not exceed the Tranche D Commitment in effect at such time (computed without regard to any Bid Rate Reduction). In the event that the Dollar Equivalent, as calculated on any day, of all of the unpaid principal of, interest on, and fees, expenses and other amounts owing under or in connection with the Asia Bid Rate Loans (collectively, the "Asian Ancillary Borrowers' Obligations"), when combined with the aggregate amount of the Syndicated Loans and the Bid Rate Loans, shall at any time exceed the Tranche D Commitment in effect on such day, the Company (i) shall cause the Asian Ancillary Borrowers to either (1) make such payments or prepayments of the Asian Ancillary Borrowers' Obligations (together with all costs, expenses, indemnified amounts and other amounts due as a result of such payment or prepayment to the applicable Asian Bank(s)) necessary to eliminate such excess or (2) provide the Asian Banks with cash collateral in the amount of such excess and (ii) to the extent the Asian Ancillary Borrowers do not make such payments or prepayments or provide such cash collateral, hereby absolutely and unconditionally guarantees the immediate repayment of such excess to the Tranche D Agent for the account of the Asian Banks. No Fixed Rate Auctions shall be available for Asia Bid Rate Loans. Asia Bid Rate Loans shall only be made by Asian Banks.

                (b)  The procedures for the solicitation and
acceptance of Asia Bid Rate Loans are as follows:

                (i) The Company may request an Asia Bid Rate Borrowing under this Section 5.03A(b) by delivery to the Asia Bid Agent of written notice (each, a "Notice of Asia Bid Rate Borrowing"), given not later than 5:00 P.M. (Chicago time) on the sixth Business Day prior to the date of the proposed Asia Bid Rate Borrowing (10:00 A.M. (Hong Kong time) on the fifth Business Day prior to the date of the proposed Asia Bid Rate Borrowing), with a copy to the Administrative Agent and Tranche D Agent. Each Notice of Asia Bid Rate Borrowing shall be by telecopier or other form of teletransmission, in substantially the form of

        Exhibit D-1A hereto, specifying therein (i) the requested date of such Asia Bid Rate Borrowing (which shall be a Business Day), (ii) the requested aggregate amount and currency of such Asia Bid Rate Borrowing,
        (iii) the interest  period  applicable to such Asia Bid Rate  Borrowing,
        (iv) the requested maturity date for repayment of each Asia Bid Rate Loan to be made as part of such Asia Bid Rate Borrowing (which maturity date may not be later than the Termination Date), (v) the requested interest payment schedule with respect to the Asia Bid Rate Loans comprising such Asia Bid Rate Borrowing, (vi) the account into which the proceeds of the requested Asia Bid Rate Loan are to be deposited, and
        (vii) such other terms as may be applicable to such Asia Bid Rate Borrowing, and shall be irrevocable when given. The Administrative Agent, promptly after receipt by it of a Notice of Asia Bid Rate Borrowing, but before 10:00 A.M. (Hong Kong time) on the fifth Business Day prior to the date proposed for the applicable Asia Bid Rate
        Borrowing, shall confirm to the Asia Bid Agent that the proposed Asia Bid Rate Borrowing shall not exceed the aggregate Tranche D Commitment at such time. The Asia Bid Agent shall, promptly after its receipt of such Notice of Asia Bid Rate Borrowing under this Section 5.03A(b) and such confirmation from the Administrative Agent, notify each Bank of such request by sending such Bank a copy of such Notice of Asia Bid Rate Borrowing.

                (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Asia Bid Rate Loans to an Asian Ancillary Borrower as part of such proposed Asia Bid Rate Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Asia Bid Agent, before 2:00 P.M. (Hong Kong time) on the fourth Business Day prior to the date of such proposed Asia Bid Rate Borrowing, of the minimum amount and maximum amount of each Asia Bid Rate Loan which such Bank would be willing to make as part of such proposed Asia Bid Rate Borrowing (which amounts may, subject to the proviso to Section 5.03A(a), exceed such Bank's Domestic Revolver Pro Rata Share of the Tranche D Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such Asia Bid Rate Loan. Such notice to the Asia Bid Agent shall be irrevocable when given. The Asia Bid Agent shall provide to the Company copies of the notices received from the Banks on the fourth Business Day prior to the date of the applicable proposed Asia Bid Rate Borrowing.

                (iii) The Company shall, before 5:00 P.M. (Chicago time) on the fourth Business Day prior to the date of such proposed Asia Bid Rate Borrowing (10:00 A.M. (Hong Kong time) on the third Business Day prior to the date of such proposed Asia Bid Rate Borrowing), and in its sole discretion, either:

                         (x) reject any or all of the offered Asia Bid Rate Loans by delivering a notice of rejection to the Asia Bid Agent with a copy to the Administrative Agent (which may be by telephone, confirmed promptly in writing by facsimile), or

                         (y) accept,  subject to Sections  5.03A(c) and (d), any
                or all of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in its sole discretion, by delivering a notice of acceptance (which may be by telephone, confirmed promptly in writing by facsimile) to the Asia Bid Agent with a copy to the Administrative Agent of the amount of each Asia Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Asia Bid Agent on behalf of such Bank for such Asia Bid Rate Loan pursuant to paragraph (ii) above) to be made by each Bank as part of such Asia Bid Rate Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Asia Bid Agent notice to that effect.

        If the Company fails to issue to the Asia Bid Agent either of the notices referenced in paragraph (x) or paragraph (y) above at or prior to the time prescribed herein, the Company shall be deemed to have rejected such offers and the Asia Bid Agent shall so notify the offering Bank(s).

                (iv) If the Company notifies the Asia Bid Agent that such Asia Bid Rate Loan(s) is/are rejected pursuant to paragraph (iii)(x) above, the Asia Bid Agent shall give prompt notice thereof to the Banks and such Asia Bid Rate Borrowing shall not be made.

                (v) If the Company accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(y) above, the Asia Bid Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above of the date and aggregate amount of such Asia Bid Rate Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Company, and (B) each Bank that is to make an Asia Bid Rate Loan as part of such Asia Bid Rate Borrowing as part of such Asia Bid Rate Borrowing, upon receipt, that the Asia Bid Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Section
        10.02 and Section 10.03A. Each Bank that is to make an Asia Bid Rate Loan as part of such Asia Bid Rate Borrowing shall, before 1:00 P.M. (Hong Kong time) on the date of such Asia Bid Rate Borrowing specified in the notice received from the Asia Bid Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Asia Bid

        Agent pursuant to clause (C) of the preceding sentence, deposit to the account designated by the Company such Bank's portion of such Asia Bid Rate Borrowing, in the currency(ies) specified by the Company, and in same day funds. Promptly after each Asia Bid Rate Borrowing the Asia Bid Agent will notify the Administrative Agent of the amount of the Asia Bid Rate Borrowing, and the Administrative Agent, in turn, will notify the Banks of the consequent Bid Rate Reduction and the date upon which such Bid Rate Reduction commenced and will terminate.

                (c) The aggregate amount of Asia Bid Rate Borrowings under a single Notice of Bid Rate Borrowing shall be in the amount of the Dollar Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (but in no case may it exceed the aggregate amount of Asia Bid Rate Loans requested in the applicable Notice of Asia Bid Rate Borrowing). Following the making of each Asia Bid Rate Borrowing, the Company shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                (d) Each acceptance by the Company pursuant to Section 5.03A(b)(iii)(y) of the offers made in response to a Notice of Asia Bid Rate Borrowing shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Asia Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Asia Bid Rate Loans so offered bear to one another but, in each case, rounded as the Asia Bid Agent may consider necessary to ensure that the amount of each such Asia Bid Rate Loan is the Dollar Equivalent of $500,000 or an integral multiple thereof.

                (e) Within the  limits and on the  conditions  set forth in this
Section 5.03A, Asian Ancillary Borrowers may from time to time borrow under this
Section 5.03A,  repay pursuant to subsection (f) below,  and reborrow under this
Section 5.03A.

                (f) The applicable Asian Ancillary Borrower(s) shall repay to the account designated by each respective Bank which has made an Asia Bid Rate Loan or (if different) for the account of such Bank as the holder of the applicable Asia Bid Rate Note, on the maturity date of each Asia Bid Rate Loan (such maturity date being that specified by the Company for repayment of such Asia Bid Rate Loan in the related Notice of Asia Bid Rate Borrowing and provided in the Asia Bid Rate Note evidencing such Asia Bid Rate Loan), the then unpaid principal amount of such Asia Bid Rate Loan. The applicable Asian Ancillary Borrower(s) shall not have the right to prepay any principal amount of any Asia Bid Rate Loan except (i) if, and then only on the terms, specified by the Company for such Asia

Bid Rate Loan in the related Notice of Asia Bid Rate Borrowing and set forth in the Asia Bid Rate Note evidencing such Asia Bid Rate Loan, and (ii) in the case of the replacement or removal of a Bank pursuant to Section 15.08, provided, that in the case of either clause (i) or clause (ii), the Company shall pay, on demand of such Bank, to the the account designated by such Bank for the account of such Bank, any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such prepayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Asia Bid Rate Loan.

                (g) The applicable Asian Ancillary Borrower(s) shall pay interest on the unpaid principal amount of each Asia Bid Rate Loan from the date of such Asia Bid Rate Loan to the date the principal amount of such Asia Bid Rate Loan is repaid in full, at the rate of interest for such Asia Bid Rate Loan specified by the Bank making such Asia Bid Rate Loan in the related notice submitted by such Bank pursuant to Section 5.03A(b)(ii), payable on the interest payment date or dates specified by the Company for such Asia Bid Rate Loan in such Notice of Asia Bid Rate Borrowing, in each case as provided in the Asia Bid Rate Note evidencing such Asia Bid Rate Loan.

                (h) The indebtedness of the Asian Ancillary Borrowers resulting from each Asia Bid Rate Loan shall be evidenced by an Asia Bid Rate Note payable to the order of the Bank making such Asia Bid Rate Loan.

                SECTION 5.04. Tranche D Facility Fee. The Company agrees to pay to the Administrative Agent, for the account of each Bank, a facility fee in an amount equal to the then applicable Facility Margin Rate applied to each Bank's Domestic Revolver Pro Rata Share of the average daily Tranche D Commitment (irrespective of usage and without giving effect to any Bid Rate Reduction) from the Closing Date (or, if applicable, from the effective date specified in an Assignment and Acceptance pursuant to which it became a Bank hereunder) until the Termination Date, payable in arrears on the last Business Day of each calendar quarter, commencing December 31, 1995, and on the Termination Date.

                SECTION 5.05. Repayment. The Company shall repay the principal amount of (a) each Base Rate Loan on the Termination Date and (b) each Eurocurrency Rate Loan on the earlier of (i) the last day of the Interest Period for such Loan or (ii) the Termination Date.

                SECTION 5.06.  Interest on Syndicated Loans.  Subject
to Section 9.07, the Company shall pay interest on the unpaid principal amount of each Syndicated Loan owing to each Bank from the date of such Syndicated Loan until such principal amount shall be paid in full, at the following rates per annum and at the following times:

                (a) Base Rate Loans. If such Syndicated Loan is a Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time, payable on the last day of each calendar quarter and on any date such Base Rate Loan is Converted or paid in full.

                (b) Eurocurrency Rate Loans. If such Syndicated Loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during the Interest Period for such Loan to the sum of the Eurocurrency Rate for such Interest Period plus the then effective Applicable Margin Rate, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

If on any day a Syndicated Loan is outstanding with respect to which effective notice has not been delivered to the Tranche D Agent in accordance with the terms hereof specifying the basis for determining the rate of interest applicable thereto (including, without limitation, Eurocurrency Rate Loans which, following the end of the Interest Period with respect thereto, are not reborrowed hereunder as Eurocurrency Rate Loans), then for such day such Syndicated Loan shall be a Base Rate Loan.

                SECTION 5.07.  Voluntary Conversion of Loans.

               (a) Subject to the provisions of Sections 9.07 and 9.08, the Company may, by notice delivered in accordance with subsection (b) below, (i) at any time Convert Base Rate Loans in an aggregate principal amount of at least $5,000,000 into Eurocurrency Rate Loans and (ii) Convert Eurocurrency Rate Loans into Base Rate Loans on the expiration date of the Interest Period with respect thereto; provided, that no Loans may be Converted into Eurocurrency Rate Loans if an Event of Default or an Unmatured Event of Default has occurred and is continuing.

                (b) In the event that the Company elects to Convert Loans under subsection (a), the Company shall deliver written notice (each, a "Notice of Conversion") to the Tranche D Agent not later than 11:00 A.M. (New York time) at least (i) one Business Day in advance of a proposed Conversion into Base Rate Loans and (ii) three Business Days in advance of a Conversion into Eurocurrency Rate Loans. Each Notice of Conversion shall be by telecopier or other form of teletransmission, confirmed promptly in writing, in substantially the form of Exhibit G hereto, specifying the requested (i) date of such Conversion (which shall be a Business Day), (ii) the Loans to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Loans, the duration of the Interest Period to be applied thereto. Promptly after receipt of a Notice of Conversion under this Section 5.08(b), the Tranche D Agent shall notify each Bank by telecopy or other similar form of teletransmission of the proposed Conversion. Each Notice of Conversion shall be irrevocable and, once delivered, the Company shall be bound to Convert Loans in accordance therewith.

                SECTION 5.08. Prepayments. The Company may, upon at least one Business Day's (with respect to Base Rate Loans) or three Business Days' (with respect to Eurocurrency Rate Loans) prior written notice to the Tranche D Agent, prepay the outstanding principal amounts of the Syndicated Loans comprising part of the same Syndicated Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) any prepayment of any Eurocurrency Rate Loans shall be made on the last day of an Interest Period for such Loans, or otherwise only upon payment of the amounts described in Section 9.04(a)(ii). Any notice of prepayment given to the Tranche D Agent under this Section 5.08 shall be received by the Tranche D Agent no later than 10:00 A.M. (New York time) on the date such notice must be given, and shall specify the date of prepayment and the aggregate principal amount of the prepayment. If a notice of prepayment has been delivered as provided herein, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified in such notice.


                                   ARTICLE VI
                  AMOUNT AND TERMS OF THE TRANCHE E SUBFACILITY

                SECTION 6.01.  The Tranche E Letter of Credit.

                (a) Issuance. In connection with the Third Amended Agreement, the Tranche E Issuing Bank has issued an irrevocable, transferable letter of credit in substantially the form of Exhibit E attached hereto in favor of the Tranche E Beneficiary, which letter of credit (after giving effect to any amendments thereof as of the Closing Date) shall be in the amount of the Tranche E Commitment and shall expire on the Scheduled Maturity Date (such letter of credit and any successor letter of credit as provided herein and therein being the "Tranche E Letter of Credit").

                (b) Stated Amount. The Stated Amount of the Tranche E Letter of Credit shall at all times be equal to the Tranche E
Commitment as in effect from time to time.

                (c)  Available Amount.  The Available Amount of the
Tranche E Letter of Credit shall be reduced by the amount of each Maturity Drawing thereunder and shall be automatically reinstated in the amount of such Maturity Drawing unless the Tranche E Issuing Bank or the Administrative Agent has previously notified the Tranche E Beneficiary that any of the conditions precedent set forth in Section 10.02 are not satisfied, and such notice has not been withdrawn in writing by the Person giving such notice. The Available Amount of the Tranche E Letter of Credit shall be reduced immediately and automatically to zero upon payment by the Tranche E Issuing Bank of the amount demanded in an Acceleration Drawing thereunder, and may not thereafter be reinstated under any circumstances.

                (d) Amendment. The Tranche E Letter of Credit may be amended from time to time as a result of (i) a reallocation of the Tranche E Commitment pursuant to Article VIII hereof, and (ii) an extension of the Scheduled Maturity Date pursuant to Section 15.07 hereof.

                (e)  Cancellation or Substitution.

                         (i)  Notwithstanding any provision contained in
the Series 1 Depositary Agreement or elsewhere to the contrary, the Company shall not, and shall cause the Tranche E Beneficiary not to, cancel the Tranche E Letter of Credit unless either (A) there have been one or more draws under the Tranche E Letter of Credit properly made for all Series 1 CP Notes which are entitled to the benefit of the Tranche E Letter of Credit or there shall be no such Series 1 CP Notes then outstanding, (B) the short-term rating assigned to the Series 1 CP Notes shall, due to a change in the short-term rating assigned to the Tranche E Issuing Bank's short-term debt, be reduced below A-1 (in the case of a rating from Standard & Poor's Ratings Group) or P-1 (in the case of a rating from Moody's Investors Service, Inc.), or (C) the Tranche E Issuing Bank is to be removed as a Bank hereunder in accordance with the terms of Section 15.08.

                         (ii)  In the event that the Company elects to
terminate the Tranche E Letter of Credit in accordance with clause (i) above, the Company shall execute and deliver and shall cause the Tranche E Beneficiary to execute and deliver to the Administrative Agent and the Tranche E Issuing Bank a Notice of Termination. At the close of the Tranche E Issuing Bank's business on the fifteenth (15th) calendar day following receipt by the Administrative Agent and the Tranche E Issuing Bank of such Notices of Termination, the Tranche E Letter of Credit shall terminate and no further drawings thereunder shall be honored.

                         (iii)  In the event of a termination of the
Tranche E Letter of Credit pursuant to subclause (i)(A) above, the amount of the Tranche E Commitment shall be automatically reallocated in full to the Tranche D Commitment, and the Tranche E Commitment shall thereupon terminate (subject to reinstatement pursuant to Section 8.03).

                         (iv)  In the event of a termination of the
Tranche E Letter of Credit pursuant to subclauses (i)(B) or (i)(C) above, the Company shall, at its option, either (1) elect by written notice to the Administrative Agent to terminate the Tranche E Commitment, whereupon the Tranche E Commitment shall be automatically reallocated in full to the Tranche D Commitment and the Tranche E Commitment shall thereupon terminate (subject to reinstatement pursuant to Section 8.03), or (2) replace the Tranche E Issuing Bank with a financial institution acceptable to the Majority Banks, where the short-term securities of such institution, or short-term securities supported by letters of credit issued by such institution, are rated at least A-1 (in the case of a rating from Standard & Poor's Ratings Group) or P-1 (in the case of a rating from Moody's Investors Service, Inc.). Upon (A) delivery to the Administrative Agent of an Issuing Bank Acceptance Certificate duly executed by such institution and (B) the issuance of a letter of credit by such institution identical in form to the terminated Tranche E Letter of Credit, such financial institution shall become the Tranche E Issuing Bank hereunder (and all obligations of the old Tranche E Issuing Bank under this Agreement shall thereupon terminate), and such letter of credit shall be the Tranche E Letter of Credit hereunder.

                         (v)  The Administrative Agent shall give the
Banks prompt notice of any actions taken under this Section 6.01(e).

                SECTION  6.02.  Series 1 CP Notes.

               (a) The Tranche E Letter of Credit shall support the short-term commercial paper notes (Series 1) issued by the Company in accordance with the Series 1 Depositary Agreement and this Article VI (each a "Series 1 CP Note" and, collectively, the "Series 1 CP Notes"). The aggregate Face Amount of Series 1 CP Notes (i) maturing on any one maturity date shall not exceed $25,000,000, and (ii) issued and outstanding at any time shall not exceed the Available Amount of the Tranche E Letter of Credit.

                (b) Each Series 1 CP Note shall (i) be dated the date of its issuance (which shall be a Business Day), (ii) be issued on a discount basis,
(iii) be issued only as a bearer or registered note without coupon in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof, (iv) be numbered in the customary manner of the Tranche E Beneficiary, (v) mature on a Business Day no later than the earlier to occur

(as determined in each case on the date of issuance thereof) of (1) the two hundred seventieth (270th) calendar day next succeeding the date of issuance thereof and (2) fifteen (15) calendar days prior to the Scheduled Maturity Date,
(vi) not be subject to automatic extension, renewal or rollover, and (vii) otherwise have such terms and provisions as shall be set forth in the instructions provided by the Company to the Tranche E Beneficiary pursuant to the Series 1 Depositary Agreement.

                (c) The Company shall not issue or cause to be issued Series 1 CP Notes if (i) an Event of Default or Unmatured Event of Default shall have occurred and is continuing or would result from such issuance of Series 1 CP Notes, or (ii) either the Administrative Agent or the Tranche E Issuing Bank shall have notified the Company that the Company is not authorized to issue such Series 1 CP Notes hereunder, and such notice has not been withdrawn by the Administrative Agent or the Tranche E Issuing Bank, as applicable.

                (d) Upon each issuance of Series 1 CP Notes, the Company shall cause the Tranche E Beneficiary to promptly notify the Tranche E Issuing Bank of the date of issuance, aggregate Face Amount and maturity dates of all Series 1 CP Notes then outstanding (including, without limitation, such newly issued Series 1 CP Notes). The Company shall also cause the Tranche E Beneficiary to notify the Tranche E Issuing Bank and the Administrative Agent monthly of (i) the aggregate Face Amount and maturity dates of all Series 1 CP Notes then outstanding and (ii) the amount of funds in the Series 1 Special Account, the Series 1 Commercial Paper Account and the Series 1 Letter of Credit Account, in each case as of the date of the most recent statement for each such account received by the Company.

                SECTION 6.03. Series 1 Related Accounts. Pursuant to the terms of the Series 1 Depositary Agreement, the Tranche E
Beneficiary shall establish the following accounts:

                (a) A special purpose restricted trust account (the "Series 1 Special Account") in the name of the Tranche E Beneficiary. All payments under the Tranche E Letter of Credit by the Tranche E Issuing Bank pursuant to a conforming drawing by the Tranche E Beneficiary shall be made directly to the Series 1 Special Account. Funds deposited by the Tranche E Issuing Bank in the Series 1 Special Account shall be held by the Tranche E Beneficiary in trust for the benefit of the holders of the Series 1 CP Notes (other than Delayed Notes), and shall be applied by the Tranche E Beneficiary directly to the payment in full of each such Series 1 CP Note (other than a Delayed Note) presented to the Tranche E Beneficiary for payment with respect to which demand was made under the Tranche

E Letter of Credit. The Company shall have no legal, equitable or beneficial interest in or rights to the Series 1 Special Account or the funds held therein.

                (b) A special purpose restricted account (the "Series 1 Commercial Paper Account") in the name of the Company but under the sole dominion and control of the Tranche E Issuing Bank. All proceeds from the sale of Series 1 CP Notes shall be deposited by the Tranche E Beneficiary into the Series 1 Commercial Paper Account. At the times and in the manner provided in the Series 1 Depositary Agreement, all funds in the Series 1 Commercial Paper Account shall be transferred therefrom as follows: (i) first, to the Series 1 Letter of Credit Account, in payment of all outstanding Tranche E Reimbursement Obligations and other amounts owing to the Tranche E Issuing Bank under this
Article VI, and (ii) second, so long as the Tranche E Beneficiary has not received notice from the Administrative Agent or the Tranche E Issuing Bank that an Event of Default or Unmatured Event of Default has occurred and is continuing, to the Company.

                (c) A special purpose restricted account (the "Series 1 Letter of Credit Account") in the name and for the sole and exclusive benefit of the Tranche E Issuing Bank. Funds may be deposited into the Series 1 Letter of Credit Account, for the payment of Tranche E Reimbursement Obligations and other amounts owing to the Tranche E Issuing Bank under this Article VI, pursuant to
(i) transfers from the Series 1 Commercial Paper Account under subsection (b) above and (ii) payments made by the Company under Section 6.06(b). Subject to the terms of this Article VI, all amounts held in the Series 1 Letter of Credit Account may be withdrawn at the sole direction of the Tranche E Issuing Bank. The Company shall have no legal, equitable or beneficial interest in or rights to the Series 1 Letter of Credit Account or the funds held therein.

The Series 1 Depositary Agreement shall provide that the Tranche E Beneficiary waives any banker's lien and rights of set-off with respect to (i) proceeds from the issuance of Series 1 CP Notes, (ii) the Series 1 Special Account, (iii) the Series 1 Commercial Paper Account, (iv) the Series 1 Letter of Credit Account and (v) for each such account, all funds from time to time on deposit therein.

                SECTION 6.04.  Drawings Under the Tranche E Letter of Credit.

               (a) The Tranche E Beneficiary may make the following kinds of drawings under the Tranche E Letter of Credit:

                         (i) On the Business Day preceding the Stated Maturity Date of any outstanding Series 1 CP Notes, a

        Maturity Drawing for the aggregate Face Amount of all such Series 1 CP Notes; and

                         (ii) Upon receipt of an Acceleration Notice from the Administrative Agent, an Acceleration Drawing for the aggregate Face Amount of all Series 1 CP Notes (other than Delayed Notes) outstanding on the date of such receipt and in respect of which no Maturity Drawing has been made.

                (b) All drawings under the Tranche E Letter of Credit shall be made by telecopy or other form of teletransmission to the Tranche E Issuing Bank from the Tranche E Beneficiary, and shall be in the form of Appendix III or Appendix IV to the Tranche E Letter of Credit (appropriately completed). Any such drawing by telecopy or other form of teletransmission shall be sufficient to effectuate such drawing, and no further presentation of documentation (including, without limitation, the original or a copy of the Tranche E Letter of Credit) need be made. The Tranche E Issuing Bank may conclusively rely upon any such drawing which it believes in good faith to have been sent by the Tranche E Beneficiary.

                (c) In the event of a non-conforming drawing under the Tranche E Letter of Credit, the Tranche E Issuing Bank shall give prompt notice thereof to the Tranche E Beneficiary stating (i) the reasons such drawing was non-conforming and (ii) that the Tranche E Issuing Bank shall, at the option of the Tranche E Beneficiary, either hold any documents presented in connection with the drawing at the disposal of the Tranche E Beneficiary or return such documents to the Tranche E Beneficiary.

                SECTION 6.05. Payments Under the Tranche E Letter of Credit. (a) In the event of any conforming drawing under the Tranche E Letter of Credit, the Tranche E Issuing Bank shall, within the time limits set forth in the Tranche E Letter of Credit, make payment thereof to the Tranche E Beneficiary by irrevocable deposit to the Series 1 Special Account of the amount of such drawing in Dollars from the Tranche E Issuing Bank's own funds (and not from funds obtained from the Company).

                (b) The Tranche E Beneficiary shall give the Company prompt telephonic notice, confirmed promptly thereafter in writing, of each such drawing under the Tranche E Letter of Credit; provided, however, that failure by the Tranche E Beneficiary to so notify the Company, or failure by the Company to receive such notice, shall not in any manner whatsoever (i) alter the Company's obligations, or the rights of the Tranche E Issuing Bank or of any Bank, hereunder, or (ii) impose any liability of any sort on the Tranche E Beneficiary, the Tranche

E Issuing Bank or any Bank, or (iii) alter the Tranche E Issuing Bank's obligations under the Tranche E Letter of Credit to the Tranche E Beneficiary.

                SECTION 6.06. Reimbursement.

               (a) The Tranche E Issuing Bank may at any time and from time to time notify the Tranche E Beneficiary of any amounts owing to the Tranche E Issuing Bank pursuant to this Article VI. Upon (i) the incurrence of any Tranche E Reimbursement Obligations, or (ii) with respect to other amounts owing to the Tranche E Issuing Bank under this Article VI, the receipt by the Tranche E Beneficiary of notice of such amounts from the Tranche E Issuing Bank, then in either such case the Tranche E Beneficiary shall, in accordance with Section 6.03(b) and the Series 1 Depositary Agreement, transfer funds from the Series 1 Commercial Paper Account to the Series 1 Letter of Credit Account in an amount equal to such Tranche E Reimbursement Obligations and/or other amounts owing to the Tranche E Issuing Bank (or, if the funds in the Series 1 Commercial Paper Account are insufficient to pay all such Tranche E Reimbursement Obligations and/or other amounts, all funds in such account).

                (b) To the extent that on any day the amount of funds transferred from the Series 1 Commercial Paper Account to the Series 1 Letter of Credit Account pursuant to Section 6.03(b) and clause (a) above shall be insufficient to reimburse the Tranche E Issuing Bank for all then outstanding Tranche E Reimbursement Obligations and other amounts owing under this Article VI, the Company shall pay to the Series 1 Letter of Credit Account, for the benefit of the Tranche E Issuing Bank, in Dollars and in immediately available funds, an amount equal to the amount of such deficiency. With respect to any drawing under the Tranche E Letter of Credit, such payment shall be made (whether through the Series 1 Commercial Paper Account or directly by the Company) no later than 1:00 P.M. (New York time) on the Business Day on which payment of such drawing is required to be made by the Tranche E Issuing Bank.

                (c) The obligation of the Company to pay the Tranche E Issuing Bank under this Section 6.06 for any draw under the Tranche E Letter of Credit (each, a "Tranche E Reimbursement Obligation" and collectively, the "Tranche E Reimbursement Obligations") shall bear interest from the date of the applicable payment by the Tranche E Issuing Bank at a per annum rate of interest equal to the Base Rate plus two percent (2%).

                (d) The Company hereby agrees to notify the Tranche E Issuing Bank and the Administrative Agent no later than 12:00 noon (New York time) on any Business Day that the Tranche E Reimbursement Obligations incurred on such Business Day shall not be reimbursed in full pursuant to this Section 6.06;

provided, that the giving of such notice shall in no event relieve the Company of its obligation to pay such Tranche E Reimbursement Obligations in full in accordance with the terms hereof.

                SECTION 6.07.  Participations.

               (a) As of the Closing Date, each Bank shall irrevocably and unconditionally purchase and receive from the Tranche E Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Aggregate Pro Rata Share in the Tranche E Letter of Credit and the Tranche E Reimbursement Obligations (including, without limitation, all obligations of the Company in each case with respect thereto, other than amounts owing to the Tranche E Issuing Bank under Section 9.04, 9.05 and 9.06(b)).

                (b) In the event that the Tranche E Issuing Bank makes any payment under the Tranche E Letter of Credit and the Tranche E Issuing Bank shall not have been reimbursed in full in accordance with Section 6.06 (or shall have been notified by the Company pursuant to Section 6.06(d) that it shall not be so reimbursed in full), the Tranche E Issuing Bank shall promptly notify the Tranche E Agent, which shall promptly notify each Bank, of such failure, and each Bank shall promptly and unconditionally pay to the Tranche E Agent for the account of the Tranche E Issuing Bank, in Dollars and in same day funds, the amount of such Bank's Aggregate Pro Rata Share of the sum of (i) such deficiency plus (ii) if payment by the Banks is required on a date following the date such payments are made by the Tranche E Issuing Bank under the Tranche E Letter of Credit, one day's interest on such deficiency, accrued at the Federal Funds Rate, and the Tranche E Agent shall promptly pay such amount, and any other amounts received by the Tranche E Agent for the Tranche E Issuing Bank's account pursuant to this Section 6.07(b), to the Tranche E Issuing Bank. If the Tranche E Agent so notifies such Bank prior to 2:00 P.M. (New York time) on any Business Day, such Bank shall make available to the Tranche E Agent for the account of the Tranche E Issuing Bank its Aggregate Pro Rata Share of such amount on such Business Day in same day funds (or on the next succeeding Business Day if notice is given after such time). If and to the extent such Bank shall not have so made its Aggregate Pro Rata Share of such amount available to the Tranche E Agent for the account of the Tranche E Issuing Bank, such Bank agrees to pay to the Tranche E Agent for the account of the Tranche E Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until such amount is paid to the Tranche E Agent for the account of the Tranche E Issuing Bank, at the Federal Funds Rate. The failure of any Bank to make available to the Tranche E Agent for the account of the Tranche E Issuing Bank its

Aggregate Pro Rata Share of any such amount shall not relieve any other Bank of its obligation hereunder to make available to the Tranche E Agent for the account of the Tranche E Issuing Bank its Aggregate Pro Rata Share of any such amount on the date such payment is to be made.

                (c) Upon payment by one or more Banks under this Section 6.07 in connection with a drawing under the Tranche E Letter of Credit, the Tranche E Reimbursement Obligations with respect to such drawing, and any and all interest accrued thereon in accordance with Section 6.06(c), shall be (i) owed directly to the Banks (and, to the extent not reimbursed by the Banks, the Tranche E Issuing Bank), and (ii) payable in Dollars to the Administrative Agent, for the account of each such Bank (and, to the extent applicable, the Tranche E Issuing
Bank). In the event the Company pays any Tranche E Reimbursement Obligations on the same day that the Banks reimburse the Tranche E Issuing Bank therefor (whether in whole or in part), the Company shall nevertheless owe interest on such Tranche E Reimbursement Obligations for such day pursuant to Section 6.06(c).

                SECTION 6.08. Termination of Issuance of Series 1 CP Notes. Upon the occurrence of any of the following events, the Administrative Agent or the Tranche E Issuing Bank may, and upon the request of the Majority Banks, the Administrative Agent or the Tranche E Issuing Bank shall, direct the Tranche E Beneficiary, in writing, with a copy to the Company and the Tranche E Issuing Bank (if such notice is given by the Administrative Agent) or to the Administrative Agent (if such notice is given by the Tranche E Issuing Bank), not to authenticate or deliver any new Series 1 CP Notes under the Series 1 Depositary Agreement:

                (a) an Event of Default or Unmatured Event of Default shall have occurred and be continuing;

                (b) the Tranche E Beneficiary shall be in default under any material provision of the Series 1 Depositary
        Agreement;

                (c) the Tranche E Beneficiary shall, for any reason, cease to act as depositary and issuing and paying agent under the Series 1 Depositary Agreement or such Series 1 Depositary Agreement shall, for any reason, cease to remain in full force and effect;

                (d) any of the Commercial Paper Dealers shall fail to pay any amounts due and payable under its Dealer Agreement with the Company relating to the Series 1 CP Notes;

                (e) the Tranche E Beneficiary or any of the Commercial Paper Dealers shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount in excess of Ten Million Dollars ($10,000,000) (or the equivalent thereof in another currency or currencies) in the aggregate of the Tranche E Beneficiary or such Commercial Paper Dealer (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

                (f) the Tranche E Beneficiary or any of the Commercial Paper Dealers shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Tranche E Beneficiary or any of the Commercial Paper Dealers seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur;

        or the Tranche E Beneficiary or any of the Commercial Paper Dealers shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                (g) any judgment or order for the payment of money in excess of Ten Million Dollars ($10,000,000) (or the equivalent thereof in another currency or currencies) shall be rendered against the Tranche E Beneficiary or any of the Commercial Paper Dealers and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

With respect to any of the events described in clauses (b) through (g) above, if the Company effectively removes the Tranche E Beneficiary or such defaulting Commercial Paper Dealer, as the case may be, or accepts the written resignation of the Tranche E Beneficiary or defaulting Commercial Paper Dealer, as the case may be, and appoints a successor Tranche E Beneficiary or Commercial Paper Dealer, as the case may be (which successor must be consented to in writing by the Majority Banks and the Tranche E Issuing Bank), then the Company may, subject to the other terms and conditions of this Agreement, direct such successor Tranche E Beneficiary (or in the case of a Commercial Paper Dealer default, the existing Tranche E Beneficiary) in writing, with a copy to the Administrative Agent and the Tranche E Issuing Bank, to authenticate and deliver new Series 1 CP Notes in accordance with the Series 1 Depositary Agreement.

                SECTION 6.09. Removal and Appointment of Commercial Paper Dealer. With the prior written consent of the Tranche E Issuing Bank, the Company may from time to time remove any of the existing Commercial Paper Dealers and appoint a successor Commercial Paper Dealer. The Company shall make such request in writing to the Administrative Agent which shall promptly notify the Tranche E Issuing Bank and each Bank thereof. The Tranche E Issuing Bank agrees to respond to such written request of the Company within ten (10)
Business Days of the Administrative Agent's receipt of such request. If the prior written consent of the Tranche E Issuing Bank is not obtained such successor may not be appointed. If the prior written consent of the Tranche E Issuing Bank is obtained, the requested successor may be appointed subject to the review and approval by the Administrative Agent (which approval shall not be unreasonably withheld) and the Tranche E Issuing Bank of the form of the Dealer Agreement between the Company and such successor and such other matters as the Administrative Agent deems appropriate.


                                   ARTICLE VII
                  AMOUNT AND TERMS OF THE TRANCHE F SUBFACILITY

                SECTION 7.01. The Multicurrency Loans. Each Multicurrency Bank severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make Multicurrency Loans to the Multicurrency Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount (converted to the Dollar Equivalent thereof) not to exceed at any time outstanding the Dollar amount of such Multicurrency Bank's Multicurrency Revolver Pro Rata Share of the Tranche F Commitment. Each Multicurrency Borrowing shall consist of Multicurrency Loans comprised of Eurocurrency Rate Loans denominated in a single Permitted Currency, in an aggregate amount equal to an integral multiple of 100,000 units in such Permitted Currency and (converted to the Dollar Equivalent thereof) equal to or greater than $5,000,000, and shall be made on the same day to the same
Multicurrency Borrower by the Multicurrency Banks ratably in accordance with their respective Multicurrency Revolver Pro Rata Shares; provided, that in the case of any such Multicurrency Borrowing, the proceeds of which shall be used to repay a then maturing Multicurrency Borrowing denominated in the same Permitted Currency, such new Multicurrency Borrowing may, subject to the terms and conditions otherwise set forth herein, be in an aggregate principal amount equal to the aggregate principal amount of such maturing Multicurrency Borrowing. Within the limits of the Tranche F Commitment and subject to the terms of this Agreement, the Multicurrency Borrowers may borrow, prepay pursuant to Section
7.06 and reborrow under this Section 7.01. For the purposes of determining compliance with this Section 7.01, the Dollar Equivalent of a Multicurrency Loan in a Permitted Currency other than Dollars shall be determined, in accordance with Section 7.02, by the Tranche F Agent immediately prior to the issuance by the Company (on behalf of itself or another Multicurrency Borrower) of the Notice of Multicurrency Borrowing requesting such Multicurrency Loan, and such Dollar Equivalent shall remain in effect at all times during the Interest Period with respect to such Multicurrency Loan, notwithstanding any fluctuation in exchange rates during such Interest Period.

                SECTION 7.02.  Making the Multicurrency Loans.

               (a) Each Multicurrency Borrowing shall be made on written notice (each, a "Notice of Multicurrency Borrowing") from the Company (on behalf of the applicable Multicurrency Borrower) to the

Tranche F Agent, given not later than 11:00 A.M. (London time) on the third Business Day prior to the date of such proposed Multicurrency Borrowing. Each Notice of Multicurrency Borrowing shall be by telecopier or other form of teletransmission, in substantially the form of Exhibit F hereto, specifying therein the requested (i) Multicurrency Borrower, (ii) date of such Multicurrency Borrowing (which shall be a Business Day), (iii) the Permitted Currency in which such Multicurrency Borrowing is to be denominated, (iv) the Interest Period for such Multicurrency Borrowing and (v) the aggregate amount of such Multicurrency Borrowing. The Company shall request, within one-half hour prior to the issuance of the applicable Notice of Multicurrency Borrowing, the advice of the Tranche F Agent as to the Dollar Equivalent of the amount of such Multicurrency Borrowing, and the Company shall specify such amount in such Notice of Multicurrency Borrowing. In lieu of delivering the above-described
Notice of Multicurrency Borrowing, the Company (on behalf of the applicable Multicurrency Borrower) may give the Tranche F Agent telephonic notice of any proposed Multicurrency Borrowing by the time required under this Section 7.02; provided, that the Company agrees to confirm such notice in writing by facsimile transmission of an executed Notice of Multicurrency Borrowing to the Tranche F Agent no later than 5:00 P.M. (London time) on the same day; provided further, however, that any failure by the Company to so confirm any telephonic notice shall in no event impair the validity of such telephonic notice.

                (b) Promptly after receipt of a Notice of Multicurrency Borrowing under Section 7.02(a) (or telephonic notice in lieu thereof), the Tranche F Agent shall notify each Multicurrency Bank by telecopy or other form of teletransmission of the proposed Multicurrency Borrowing. Each Multicurrency Bank shall, before 11:00 A.M. (London time) on the date of such Multicurrency Borrowing, make the amount of its Multicurrency Loan available to the Tranche F Agent, at its address referred to in Section 15.02, in the requested Permitted Currency and in same day funds. After the Tranche F Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 10.02, the Tranche F Agent will make such funds available to the applicable Multicurrency Borrower at the Tranche F Agent's aforesaid address.

                (c) Anything hereinabove to the contrary notwithstanding, if any Multicurrency Bank shall, not later than 10:00 A.M. (London time) two Business Days before the date of any requested Multicurrency Borrowing, notify the Tranche F Agent that such Multicurrency Bank is not satisfied that deposits in the relevant Permitted Currency will be freely available to it in the relevant amount and for the relevant

Interest Period, the right of the Multicurrency Borrowers to request Multicurrency Loans in such Permitted Currency from such Multicurrency Bank as part of such Multicurrency Borrowing or any subsequent Multicurrency Borrowing shall be suspended until such Multicurrency Bank shall notify the Tranche F Agent that the circumstances causing such suspension no longer exist, and, at the option of the applicable Multicurrency Borrower, either (i) the applicable Notice of Multicurrency Borrowing may be withdrawn, and such Multicurrency Borrowing shall not be made, or (ii) the Multicurrency Loan to be made by such Multicurrency Bank as part of such Multicurrency Borrowing (and the Multicurrency Loan to be made by such Multicurrency Bank as part of any subsequent Multicurrency Borrowing in respect of which such Permitted Currency shall have been requested during such period of suspension) shall be a Eurocurrency Rate Loan denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Multicurrency Borrowing. If the applicable Multicurrency Borrower elects to withdraw its Notice of Multicurrency Borrowing, such Multicurrency Bank shall be liable to each other Multicurrency Bank for any damages suffered on account thereof of a nature described in
Section 9.04(a)(ii). The Tranche F Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Company, provided that the failure of the Tranche F Agent to so notify the Company shall not impair the rights of the Multicurrency Banks under this
Section 7.02(c) or expose the Tranche F Agent to any liability.

                (d) Each Notice of Multicurrency Borrowing (or telephonic notice in lieu thereof) shall be irrevocable and binding on the Multicurrency Borrower on whose behalf it shall have been submitted. The applicable Multicurrency Borrower shall indemnify each Multicurrency Bank against any loss, cost or expense incurred by such Multicurrency Bank as a result of any failure to fulfill on or before the date specified in such Notice of Multicurrency Borrowing for such Multicurrency Borrowing (or telephonic notice in lieu thereof) the applicable conditions set forth in Article X, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Multicurrency Bank to fund the Multicurrency Loan to be made by such Multicurrency Bank as part of such Multicurrency Borrowing when such Multicurrency Loan, as a result of such failure, is not made on such date.

                (e) Unless the Tranche F Agent shall have received notice from a Multicurrency Bank prior to the date of any Multicurrency Borrowing that such Multicurrency Bank will not make available to the Tranche F Agent such Multicurrency Bank's ratable portion of such Multicurrency Borrowing, the Tranche F Agent may assume that such Multicurrency Bank has made such portion available to the Tranche F Agent on the date of such Multicurrency Borrowing in accordance with subsection (b) of this
Section 7.02 and the Tranche F Agent in its sole discretion may, in reliance upon such assumption, make available to the applicable Multicurrency Borrower on such date a corresponding amount. If and to the extent that such Multicurrency Bank shall not have so made such ratable portion available to the Tranche F Agent, such Multicurrency Bank and such Multicurrency Borrower severally agree to repay to the Tranche F Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Multicurrency Borrower until the date such amount is repaid to the Tranche F Agent, at (i) in the case of such Multicurrency Borrower, the interest rate applicable at the time to Multicurrency Loans comprising such Multicurrency Borrowing and (ii) in the case of such Multicurrency Bank, the Federal Funds Rate. If such Multicurrency Bank shall repay to the Tranche F Agent such corresponding amount, such amount so repaid shall constitute such Multicurrency Bank's Multicurrency Loan as part of such Multicurrency Borrowing for purposes of this Agreement.

                (f)  The  failure  of  any   Multicurrency   Bank  to  make  the
Multicurrency Loan to be made by it as part of any Multicurrency Borrowing shall not relieve any other Multicurrency Bank of its obligation, if any, hereunder to make its Multicurrency Loan on the date of such Multicurrency Borrowing, but no Multicurrency Bank shall be responsible for the failure of any other Multicurrency Bank to make the Multicurrency Loan to be made by such other Multicurrency Bank on the date of any Multicurrency Borrowing.

                SECTION 7.03. Tranche F Facility Fee. On behalf of itself and the other Multicurrency Borrowers, the Company agrees to pay to the Administrative Agent, for the account of each Multicurrency Bank, a facility fee in an amount equal to the then applicable Facility Margin Rate applied to each Multicurrency Bank's Multicurrency Revolver Pro Rata Share of the average daily Tranche F Commitment (irrespective of usage) from the Closing Date (or, if applicable, from the effective date specified in an Assignment and Acceptance pursuant to which it became a Multicurrency Bank hereunder) until the Termination Date, payable in arrears on the last Business Day of each calendar quarter, commencing December 31, 1995, and on the Termination Date.

                SECTION 7.04.  Repayment.  Each Multicurrency Borrower
shall repay the principal amount of each Multicurrency Loan made to it on the earlier of (i) the last day of the Interest Period for such Multicurrency Loan or (ii) the Termination Date.

                SECTION 7.05. Interest. Subject to Section 9.07, each Multicurrency Borrower shall pay interest on the unpaid principal amount of each Multicurrency Loan made to it and owing to each Multicurrency Bank from the date of such Multicurrency Loan until such principal amount shall be paid in full, at a rate per annum at all times during each Interest Period for such Multicurrency Loan equal to the sum of the Eurocurrency Rate for such Interest Period plus the then effective Applicable Margin Rate, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period. If on any day a Multicurrency Loan is outstanding with respect to which effective notice has not been delivered to the Tranche F Agent in accordance with the terms hereof specifying the basis for determining the rate of interest applicable thereto (including, without limitation, Eurocurrency Rate Loans which, following the end of the Interest Period with respect thereto, are not reborrowed hereunder as Eurocurrency Rate Loans), then the Tranche F Agent shall calculate the interest thereon by (i) assigning an Interest Period to such Multicurrency Loan of one month and determining the Eurocurrency Rate with respect thereto, or (ii) if the Eurocurrency Rate cannot be determined, after consultation with the Company, designating a rate or rates of interest, in lieu of the Eurocurrency Rate, which reasonably approximates the Banks' costs of funding the Multicurrency Loans (and interest shall accrue on each such Multicurrency Loan at 0.35% per annum plus either such Eurocurrency Rate or such other rate, as determined pursuant to clause (i) or (ii) above, respectively).

                SECTION 7.06. Prepayments. Each Multicurrency Borrower may, upon at least three Business Days' prior written notice to the Tranche F Agent, prepay the outstanding principal amounts of its Multicurrency Loans comprising part of the same Multicurrency Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount equal to an integral multiple of 100,000 units in the applicable Permitted Currency and (converted to the Dollar Equivalent thereof calculated on the date of prepayment) equal to or greater than $5,000,000 (or, if less, the aggregate principal amount of such Multicurrency Borrowing) and (y) any such prepayment shall be made on the last day of an Interest Period for such Multicurrency Loans, or otherwise only upon payment of the amounts described in Section 9.04(a)(ii). Any notice of prepayment given to the Tranche F Agent under this Section 7.06 shall be received by the Tranche F Agent no later than 10:00 A.M. (London time) on the date such notice must be given, and shall specify the date of prepayment and the aggregate principal amount of the prepayment. If a notice of prepayment has been delivered as provided herein, the principal amount of the Multicurrency Loans specified in such notice shall become due and payable on the prepayment date specified in such notice.

                SECTION 7.07. Removal of a Multicurrency Bank; Additional Multicurrency Banks.

               (a) In the event that a Multicurrency Bank delivers a notice to the Tranche F Agent pursuant to Section 7.02(c) then, unless such Multicurrency Bank has theretofore taken steps to remove or cure, and has removed or cured, the circumstances described in such notice, the Company may pay to such Multicurrency Bank an amount equal to the outstanding principal amount of such Multicurrency Bank's Multicurrency Loans plus any accrued but unpaid interest thereon, and, if applicable, accrued but unpaid fees and expenses owed under or in connection with this Tranche F (including, without limitation, under Section 9.04(a)(ii)), and upon such payment (i) such Multicurrency Bank shall cease to be a Multicurrency Bank hereunder, (ii) the portion of such Multicurrency Bank's Commitment which had been allocated to Tranche F shall be deemed reallocated to Tranche D, and (iii) the Tranche F Commitment and the Multicurrency Revolver Pro Rata Shares of the Multicurrency Banks shall be reduced accordingly.

                (b) With the prior written consent of the Administrative Agent and the Tranche F Agent, any Bank may agree, upon the request of the Company, to become a Multicurrency Bank hereunder. Each such Bank shall execute a written agreement, in form and substance satisfactory to the Administrative Agent and the Tranche F Agent, setting forth its agreement to become a Multicurrency Bank hereunder and to be bound by the terms and provisions hereof applicable thereto, and acknowledging that its full Commitment shall be available for allocation to Tranche F. Upon the execution and delivery of such agreement, such Bank shall be deemed automatically to have become a Multicurrency Bank; provided, that if such Bank's unused Commitment under Tranche D is insufficient to effect the reallocation described in the following sentence, such agreement shall be null and void and such Bank shall not become a Multicurrency Bank hereunder. The Administrative Agent shall allocate a pro rata portion of such Bank's Commitment under Tranche D to Tranche F, calculate the new Domestic Revolver Pro Rata Shares and Multicurrency Revolver Pro Rata Shares of the Banks, and notify each other Bank in writing of such Bank's becoming a Multicurrency Bank and of the modified Applicable Pro Rata Shares as a result thereof. The Company and each other Multicurrency Borrower shall, within five Business Days thereafter, execute and deliver to the Administrative Agent, for delivery to such Bank, Multicurrency Notes evidencing such Bank's Multicurrency Loans and Tranche F Commitment hereunder. Notwithstanding the foregoing, the applicable Multicurrency Revolver Pro Rata Shares of outstanding Multicurrency Loans shall not be adjusted, and such Bank shall only fund Multicurrency Loans made on or after the date it becomes a Multicurrency Bank hereunder.

                SECTION 7.08.  Guaranty.

                (a) Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the other Multicurrency Borrowers and the Asian Ancillary Borrowers by the Banks, the Company unconditionally and irrevocably guarantees for the benefit of the Agents and each of the Banks the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the other Multicurrency Borrowers' and Asian Ancillary Borrowers'
Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against any such Multicurrency Borrower or Asian Ancillary Borrower, at the applicable rate specified herein, whether or not such interest is allowed as a claim in bankruptcy).

                (ii) At any time after the occurrence of an Event of Default, the Company shall pay to the Administrative Agent, for the benefit of the Agents and the Banks, on demand and in immediately available funds, the full amount of the other Multicurrency Borrowers' and Asian Ancillary Borrowers' Obligations
(including any portion thereof which is not yet due and payable). The Company further agrees to pay to the Administrative Agent and reimburse the Administrative Agent for, on demand and in immediately available funds, (1) all losses (including, without limitation, lost profits), reasonable fees, costs and expenses (including, without limitation, all court costs and attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agents or any of the Banks in: (x) endeavoring to collect all or any part of the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations from, or in prosecuting any action against, any such Multicurrency Borrower or Asian Ancillary Borrower relating hereto or the transactions contemplated hereby; (y) taking any action with respect to any security or collateral securing such Obligations or the Company's obligations under this Section 7.08; and (z) preserving, protecting or defending the enforceability of, or enforcing, the terms of this
Section 7.08 or their respective rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses") and (2) interest on (x) the other Multicurrency Borrowers' and Asian Ancillary Borrowers' Obligations which do not constitute interest, (y) to the extent permitted by applicable law, such Obligations which constitute interest, and (z) the Expenses, from the date of demand under this Section 7.08 until paid in full at the per annum rate of interest described in Section 9.07(a) hereof. The Company hereby agrees that this Section 7.08 constitutes an absolute guaranty of payment and is not a guaranty of collection.

                (b) Obligations Unconditional. The Company hereby agrees that its obligations under this Section 7.08 shall be unconditional, irrespective of:

                (i) the validity, enforceability, avoidance or subordination of any of the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations or any or any portion of the Credit Documents;

                (ii) any change to the corporate existence, structure or ownership of any other Multicurrency Borrower or Asian Ancillary Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Multicurrency Borrower or Asian Ancillary Borrower or its respective assets;

                (iii) any law, regulation or order of any jurisdiction affecting any term of the Obligations of any other Multicurrency Borrower or any Asian Ancillary Borrower or any of the rights of any Agent, any Bank or any Issuing Bank hereunder with respect to the other Multicurrency Borrowers or Asian Ancillary Borrowers;

                (iv) the existence of any claim, set-off or other rights which the Company may have at any time against any other Multicurrency Borrower, any Asian Ancillary Borrower, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (v) the absence of any attempt by, or on behalf of, any Bank or any Agent to collect, or to take any other action to enforce, all or any part of the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations whether from or against the other Multicurrency

        Borrowers, the other Asian Ancillary Borrowers, any other guarantor of such Obligations or any other Person;

                (vi) the election of any remedy by, or on behalf of, any Bank or any Agent with respect to all or any part of the other Multicurrency Borrowers' Obligations or Asian
        Ancillary Borrowers;

                (vii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations, or the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Bank or any Agent with respect to any provision of any of the Credit Documents;

                (viii) the failure of any Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations; or

                (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the other Multicurrency Borrowers, other Asian Ancillary Borrowers, or any other guarantor of the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations.

                (c) Enforcement; Application of Payments. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may proceed directly and at once, without notice, against the Company to obtain performance of and to collect and recover the full amount, or any portion, of
(i) the other Multicurrency Borrowers' Obligations, without first proceeding against the other Multicurrency Borrowers, any other guarantor of such Obligations or any other Person, or against any security or collateral for such Obligations or (ii) the Asian Ancillary Borrowers' Obligations, without first proceeding against the other Asian Ancillary Borrowers, any other guarantor of such Obligations or any other Person, or against any security or collateral for such Obligations. Subject only to the terms and provisions of this Agreement, the Administrative Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Company, any other Multicurrency Borrower, any Asian Ancillary Borrower, any guarantor or from any other Person on account of such Obligations or any other liability of the Company to any Bank.

                (d) Waivers.

               (i) To the extent permitted by applicable law, the Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any other Multicurrency Borrower or any Asian Ancillary Borrower, protest or notice with respect to the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Section 7.08 or any other guaranty of such Obligations, the benefits of all statutes of limitation, the benefits of any statute the effect of which would require any Agent or any Bank to first proceed against any other Multicurrency Borrower or Asian Ancillary Borrower, any other guarantor of such Obligations or any other Person to enforce or collect all or any portion of such Obligations before proceeding against the Company for the enforcement of the Company's obligations and indebtedness under this Section 7.08, and all other demands whatsoever (and shall not require that the same be made on the other Multicurrency Borrowers or Asian Ancillary Borrowers as a condition precedent to the Company's obligations hereunder), and covenants that this Section 7.08 will not be discharged, except by complete and indefeasible payment in full (in cash) and the termination of this Agreement pursuant to the terms hereof. The Company further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the other Multicurrency Borrowers, the Asian Ancillary Borrowers, or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the other Multicurrency Borrowers' or Asian Ancillary Borrowers' Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of such Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to any Agent to secure payment of all or any part of such Obligations. The Company further waives any requirement that any Agent or any Bank protect, secure, perfect or insure any security interest or exhaust any right to take action against the other Multicurrency Borrowers, the Asian Ancillary Borrowers, or any other Person or any collateral.

                (ii) The Banks, either themselves or acting through the Agents, are hereby authorized, without notice or demand and without affecting the liability of the Company hereunder, from time to time, (1) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the other Multicurrency Borrowers' or Asian

Ancillary Borrowers' Obligations, or to otherwise modify, amend or change the terms of any of the Credit Documents; (2) to accept partial payments on all or any part of such Obligations; (3) to take and hold security or collateral for the payment of all or any part of such Obligations, this Section 7.08, or any other guaranties of all or any part of such Obligations or other liabilities of the Multicurrency Borrowers, the Asian Ancillary Borrowers, or any other guarantor; (4) to exchange, enforce, waive and release any such security or collateral; (5) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; or (6) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such Obligations, the obligations under this
Section 7.08, any other guaranty of all or any part of such Obligations, and any security or collateral for such Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Company hereunder.

                (e) Subrogation. Until the respective Obligations of the other Multicurrency Borrowers and Asian Ancillary Borrowers have been paid in full, the Company (i) shall have no right of subrogation with respect to such Obligations and (ii) waives any right to enforce any remedy which the Banks or the Agents (or any of them) now have or may hereafter have against the other Multicurrency Borrowers or Asian Ancillary Borrowers (as applicable), any endorser or any guarantor of all or any part of such Obligations or any other Person, and the Company waives any benefit of, and any right to participate in, any security or collateral given to the Banks and the Agents (or any of them) to secure the payment or performance of all or any part of the other Multicurrency Borrowers' Obligations or Asian Ancillary Borrowers' Obligations (as applicable) or any other liability of the other Multicurrency Borrowers or Asian Ancillary Borrowers (as applicable) to the Banks.

                (f) Subordination. The Company agrees that any and all claims of the Company against the other Multicurrency Borrowers, the Asian Ancillary Borrowers, any endorser or any other guarantor of all or any part of the other Multicurrency Borrowers' Obligations or the Asian Ancillary Borrowers' Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all of the other Multicurrency Borrowers' Obligations or Asian Ancillary Borrowers' Obligations, as applicable.

                (g)  Effectiveness; Termination.  The provisions of
this Section 7.08 shall become effective upon the execution
hereof and shall continue in full force and effect and may not be terminated or otherwise revoked until the other Multicurrency Borrowers' Obligations and Asian Ancillary Borrowers' Obligations shall have been indefeasibly paid in full (in cash) and discharged and this Agreement has been terminated in accordance with its terms.


                                  ARTICLE VIII
                  TRANCHE REALLOCATION AND COMMITMENT REDUCTION

                SECTION 8.01.  Reallocation of the Tranche Commitments.

                (a) Notice of  Reallocation.  The  Company may from time to time request the reallocation of the Tranche Commitments among the various Tranches and/or the reduction of one or more Tranche Commitments without a reallocation thereof to another Tranche (including, without limitation, any termination of a Tranche Commitment under Section 8.03 below) (each such reallocation and/or reduction being a "Reallocation") by written notice to the Administrative Agent substantially in the form of Exhibit H hereto (each, a "Notice of Reallocation"); provided, that each Reallocation with respect to Tranche F shall consist only of a reallocation of the Commitments of the Multicurrency Banks to or from Tranche D pro rata in accordance with their respective Multicurrency Revolver Pro Rata Shares. Each Reallocation shall be pro rata among the Banks (except as set forth in the proviso to the preceding sentence) and shall result in a change in each Tranche Commitment subject thereto in an amount equal to an integral multiple of $1,000,000. Each Notice of Reallocation shall be irrevocable, shall specify the date (which shall be a Business Day) that such Reallocation is to become effective (the "Reallocation Effective Date"), and shall be delivered at least five (5) Business Days prior to such Reallocation Effective Date. Promptly after receipt of a Notice of Reallocation, the Administrative Agent shall notify each Bank and each Issuing Bank by telecopy or other teletransmission of the proposed Reallocation and Reallocation Effective Date.

                (b) Conditions Precedent to Reallocations. Each Reallocation shall be subject to the condition precedent that each of the following conditions shall be satisfied as of the Reallocation Effective Date of and after giving effect to such Reallocation:

                         (i) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from such Reallocation;

                         (ii) Each of the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment shall equal or exceed the sum of
        (1) the unpaid Reimbursement Obligations under such Tranche plus (2) the Foreign Ancillary Obligations under such Tranche;

                         (iii) The Tranche D Commitment (computed without regard to any Bid Rate Reduction) shall equal or exceed the aggregate of the Syndicated Loans, Bid Rate Loans and Asia Bid Rate Loans outstanding hereunder;

                         (iv) The Tranche E Commitment shall equal or exceed the sum of (1) the unpaid Reimbursement Obligations under such Tranche plus
        (2) the aggregate Face Amount of all outstanding Series 1 CP Notes;

                         (v) The Tranche F Commitment shall equal or exceed the aggregate Multicurrency Loans (converted to the Dollar Equivalent thereof) outstanding hereunder;

                         (vi)  The conditions precedent contained in
        Section 10.02 shall be satisfied; and

                         (vii) With respect to any Reallocation which would result in the increase of a Letter of Credit Tranche Commitment, the applicable Issuing Bank shall have consented in writing to such increase.

                (c)  Reallocation of the Letter of Credit Tranche
Commitments.

                         (i)  The Issuing Bank with respect to each Letter
of Credit Tranche Commitment affected by a Reallocation shall amend its Letter of Credit (or, if applicable, issue a new Letter of Credit) in accordance with the terms of this Section 8.01(c).

                         (ii)  With respect to a Reallocation affecting
the  Tranche  A  Commitment,  the  Tranche B  Commitment  and/or  the  Tranche C
Commitment, and subject to the conditions precedent set forth in Section 8.01(b), the European Issuing Bank, the Western Pacific Issuing Bank and/or the Asian Issuing Bank, as applicable, shall issue amendments to its Letters of Credit in each case substantially in the form of Appendix I thereto, changing the aggregate Stated Amount thereof to an amount equal to the Tranche A Commitment, the Tranche B Commitment and/or the Tranche C Commitment, respectively, after giving effect to such Reallocation. Each such amendment shall be issued and be effective as of the Reallocation Effective Date.

                         (iii)  With respect to a Reallocation affecting
the Tranche E Commitment, the Company shall, simultaneously with its delivery of a Notice of Reallocation, deliver to the Administrative Agent and the Tranche E Issuing Bank (1) a Request for Change in Stated Amount duly executed by the Company, and (2) if such Reallocation shall result in a reduction of the Tranche E Commitment, a Reduction Certificate duly executed by the Company and acknowledged by the Tranche E Beneficiary. Following receipt thereof and subject to the conditions precedent set forth in Section 8.01(b), the Tranche E Issuing Bank shall change the Stated Amount of the Tranche E Letter of Credit to an amount equal to the Tranche E Commitment, after giving effect to the Reallocation. The Tranche E Issuing Bank may give effect to such change by, at its option, either issuing (A) an amendment to the Tranche E Letter of Credit substantially in the form of Appendix VII thereto and dated the Reallocation Effective Date or (B) in full substitution for the old Tranche E Letter of Credit, a substitute irrevocable transferable letter of credit, dated the Reallocation Effective Date and having terms (other than the Stated Amount) identical to the old Tranche E Letter of Credit. The Tranche E Issuing Bank shall not issue a substitute letter of credit in accordance with clause (B) above until the Tranche E Beneficiary has surrendered the old Tranche E Letter of Credit to the Tranche E Issuing Bank; upon such issuance the old Tranche E Letter of Credit shall be cancelled and the substitute letter of credit shall be the Tranche E Letter of Credit hereunder.

                         (iv)  Each Issuing Bank may assume that the
conditions precedent contained in Section 8.01(b) are satisfied unless it has received notice to the contrary from the Company, any other Multicurrency Borrower, any Agent, any Issuing Bank, any Bank or any Beneficiary prior to the Reallocation Effective Date, and any Letter of Credit amended or issued in accordance with such assumption and otherwise in accordance with this Section 8.01(c) shall be a Letter of Credit entitled to the benefits of this Agreement notwithstanding any failure to actually satisfy any such conditions precedent.

                SECTION 8.02. Reduction of the Commitments. Pursuant to the terms and subject to the conditions of Section 8.01, the Company may terminate in whole or reduce ratably in part the Commitments of the Banks by requesting a Reallocation pursuant to which one or more Tranche Commitments are reduced without the reallocation thereof in full to another Tranche; provided, that (i) all requirements set forth in Section 8.01 (except, solely with respect to a Reallocation under which no Tranche Commitments are increased, the conditions precedent set forth in Sections 8.01(b)(i) and (vi)) must be satisfied, and (ii) each partial reduction shall be in the aggregate amount of

$5,000,000 or an integral multiple of $1,000,000 in excess thereof. The aggregate reduction of the Commitments shall be permanent and may not be reinstated.

                SECTION 8.03. Termination and Reinstatement of a Tranche Commitment. Pursuant to the terms and subject to the conditions of Section 8.01, the Company may terminate in whole a Tranche Commitment and the related Tranche by requesting a Reallocation pursuant to which such Tranche Commitment is reduced to zero; provided, that subject to the appointment of a new Tranche Agent and, if applicable, Issuing Bank and Beneficiaries (each of which shall be acceptable to the Administrative Agent, the Bid Agent, the Asia Bid Agent, and the Company) pursuant to the terms of this Agreement, the Company may thereafter reinstate such Tranche by requesting a Reallocation pursuant to which the Tranche Commitment thereof is increased to an amount greater than zero.


                                   ARTICLE IX
                           GENERAL TRANCHE PROVISIONS

                SECTION 9.01.  Payments and Computations.

                (a) Manner and Timing of Payments.  The Company  shall make each payment owing to the Banks under this Agreement (other than in respect of Multicurrency Loans) not later than 11:00 A.M. (New York time) on the day when due in Dollars to the Administrative Agent or the Tranche D Agent, as applicable, at such Person's address referred to in Section 15.02 in same day funds. The Company and the other Multicurrency Borrowers shall make each payment owing to the Banks under this Agreement in respect of Multicurrency Loans not later than 11:00 A.M. (London time) on the day when due in the applicable Permitted Currency to the Tranche F Agent at its address referred to in Section
15.02 in same day funds. The Administrative Agent, the Tranche D Agent or the Tranche F Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably to the Banks in accordance with their Applicable Pro Rata Shares (other than amounts payable pursuant to Section 5.04, 7.03, 9.04, 9.05, 9.06(b) or 9.07(b)) for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this  Agreement.  Upon the  Administrative  Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 15.06(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent, the Tranche D Agent and the Tranche F Agent, as applicable, shall make all payments under this Agreement in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                (b) Rights of Set-Off. The Company and the Multicurrency Borrowers each hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due hereunder, to charge from time to time against any or all of the Company's and the other Multicurrency Borrowers' accounts with such Bank any amount so due. Each Bank agrees to notify the Company at least five (5) Business Days prior to any such charge made by such Bank, provided that the failure to give such notice shall not affect the validity of such charge.

                (c) Computation of Interest and Fees. All computations of interest and fees shall be made by the Administrative Agent, the Tranche D Agent, the Tranche F Agent or, with respect to interest under Section 9.07(b), by the applicable Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent, the Tranche D Agent, the Tranche F Agent or, in the case of Section 9.07(b), by a Bank, of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                (d) Payment on Business Days. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day (and such reduction of time shall in such case be excluded from the computation of payment of interest or fee, as the case may be).

                (e) Distributions to Banks. Unless the Administrative Agent, the Tranche D Agent or the Tranche F Agent, as applicable, shall have received notice from the Company or another Multicurrency Borrower prior to the date on which any payment is due to the Banks hereunder that the Company or a Multicurrency Borrower will not make such payment in full, such Agent may assume that the Company or such other Multicurrency Borrower has made such payment in full to such Agent on such date and such Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company or such other Multicurrency Borrower shall not have so made such payment in full to the applicable Agent, each Bank shall repay to such Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to such Agent, at the Federal Funds Rate.

                (f) Apportionment of Payments. (i) So long as no Event of Default exists, all payments of principal and interest in respect of a Borrowing of outstanding Loans, all payments of the fees described herein, and all payments in respect of any other Obligations shall be allocated among such of the Banks as are entitled thereto as follows (unless otherwise expressly provided elsewhere herein): (1) if made with respect to the Syndicated Loans, to the Banks in accordance with each Bank's Domestic Revolver Pro Rata Share for such Syndicated Loan, (2) if made with respect to the Multicurrency Loans, to the Multicurrency Banks in accordance with each Multicurrency Bank's Multicurrency Revolver Pro Rata Share for such Multicurrency Loan, (3) if made with respect to the Bid Rate Loans, to the Banks making such Bid Rate Loans in accordance with each such Bank's pro rata share thereof, (4) if made with respect to the Asia Bid Rate Loans, to the Banks making such Asia Bid Rate Loans in accordance with each such Bank's pro rata share thereof, and (5) if made with respect to Reimbursement Obligations, to the Banks in accordance with each Bank's Aggregate Pro Rata Share. Subject to the terms and conditions of this Agreement, the Company and each other Multicurrency Borrower may choose the Borrowing or Borrowings to which any such payment will be applied. After the occurrence and during the continuance of an Event of Default and upon the concurrence of the Administrative Agent and after notice by the Administrative Agent to the Company that payments and proceeds shall be so applied, all payments remitted to the Agents shall be applied, subject to the provisions of this Agreement, (1) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent hereunder;
(2) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to any of the other Agents pro rata hereunder; (3) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Banks and the Issuing Banks hereunder; (4) fourth, to pay interest due in respect of Loans and Reimbursement Obligations (pro rata); (5) fifth, to pay or prepay principal of Loans and Reimbursement Obligations (pro rata); (6) sixth, to pay amounts required to be paid into the Collateral Account pursuant to

Section 13.02; and (7) seventh, to the ratable payment of all other Obligations.

                (ii) The Administrative Agent, the Tranche D Agent, the Bid Agent, the Asia Bid Agent, or the Tranche F Agent, as applicable, shall, in accordance with this Section 9.01, distribute to each Bank at its primary address set forth on the appropriate signature page of this Agreement (or, as applicable, an Assignment and Acceptance), or at such other address as a Bank may request in writing, such funds as it may be entitled to receive, provided that no Agent shall in any event be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Bank and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Majority Banks or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The post-Event of Default order of priority herein is set forth solely to determine the rights and priorities of the Banks as among themselves and may at any time or from time to time be changed by the Banks as they may elect, in writing in accordance with Section 15.01, without necessity of notice to or consent of or approval by the Company, any other Multicurrency Borrower or any other Person.

                SECTION 9.02. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 13.02 to authorize the Administrative Agent to declare the Obligations due and payable pursuant to the provisions of Section 13.02, each Bank and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or Issuing Bank to or for the credit or the account of the Company or any other Multicurrency Borrower against any and all of the Obligations owing to such Bank or Issuing Bank, whether or not such Bank or Issuing Bank shall have made any demand under this Agreement and although such Obligations may be unmatured (other than unmatured Reimbursement Obligations for undrawn amounts under the Tranche E Letter of Credit). The deposits or other indebtedness against which such Obligations are set-off may be denominated in any currency, and each Bank and each Issuing Bank is hereby authorized to effect any appropriate currency exchanges in order to implement such set-off. Each Bank and each Issuing Bank agrees promptly to notify the Company after any such set-off and application made by such Bank or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and each Issuing Bank under this Section 9.02 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank or such Issuing Bank may have.

                SECTION 9.03. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Obligations owing to it (other than pursuant to Section 5.04, 7.03, 9.04, 9.05, 9.06(b), 9.07(b), 9.12 or 15.04 or
solely in its capacity as an Agent or an Issuing Bank) in excess of its Applicable Pro Rata Share of payments on account of the Obligations obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Obligations owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's Applicable Pro Rata Share of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company and each other Multicurrency Borrower agree that any Bank so purchasing a participation from another Bank pursuant to this Section 9.03 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company and the other Multicurrency Borrowers in the amount of such participation.

                SECTION 9.04.  Increased Costs, Reserves and Capital.

                (a) Increased Costs, Reserves and Capital Arising from the Loans.

                (i) If, due to either (1) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Rate Loans, included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (2) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans, then the Company shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent and the Tranche D Agent or the Tranche F Agent, as applicable), pay to the Tranche D Agent or the Tranche F Agent, as applicable, for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company, the Administrative Agent and the Tranche D Agent or the Tranche F Agent, as applicable, by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                (ii) If any payment of principal of, or Conversion of, any Eurocurrency Rate Loan is made by the Company or another Multicurrency Borrower to or for the account of a Bank other than on the last day of the Interest Period for such Loan, as a result of a payment or Conversion pursuant to Section 5.08, 7.06, 9.07(c)(v) or 9.08, acceleration of the maturity of the Loans pursuant to Section 13.02 or for any other reason, or by an assignee of a Bank to such Bank other than on the last day of the Interest Period for such Loan upon an assignment of rights and obligations under this Agreement pursuant to
Section 15.06 as a result of a demand by the Company pursuant to Section 15.08, the Company or such Multicurrency Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent and the Tranche D Agent or the Tranche F Agent, as applicable), pay to the Tranche D Agent or the Tranche F Agent, as applicable, for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Loan.

                (iii) If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office or any corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect after the date hereof of reducing the rate of return on such Bank's capital or the capital of any corporation controlling such Bank as a consequence of such Bank's obligations to make Loans hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then the Company shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank or such controlling corporation for such reduction. A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                (b) Increased Costs, Reserves and Capital Arising from Letters of Credit.

                (i) If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Bank or (2) impose on any Issuing Bank or any Bank any other condition regarding this Agreement or the Letters of Credit or any collateral therefor, and the result of any event referred to in clause
(1) or (2) above shall be to increase the cost to such Issuing Bank or such Bank of issuing, participating in or maintaining any Letter of Credit, then, upon demand by such Issuing Bank or such Bank, as applicable (with a copy of such demand to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Issuing Bank or such Bank, as applicable, from time to time as specified by such Issuing Bank or such Bank, additional amounts sufficient to compensate such Issuing Bank or such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted by such Issuing Bank or such Bank to the Company and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

                (ii) If any Issuing Bank or any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Issuing Bank or such Bank or any corporation controlling such Issuing Bank or such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or participate in Letters of Credit hereunder or such Issuing Bank's issuance and maintenance of any Letter of Credit hereunder and other commitments of these types, then, upon demand by such Issuing Bank or such Bank, as applicable (with a copy of such demand to the Administrative Agent), the Company shall immediately pay to the Administrative Agent for the account of such Issuing Bank or such Bank, from time to time as specified by such Issuing Bank or such Bank, additional amounts sufficient to compensate such Issuing Bank or such Bank or such corporation in the light of such circumstances, to the extent that such Issuing Bank or such Bank reasonably determines such increase in capital to be allocable to the existence of such Issuing Bank's or such Bank's commitments or the issuance of any Letter of Credit hereunder. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Issuing Bank or such Bank shall be conclusive and binding for all purposes, absent manifest error.

                (c) Limitations; Designation of Alternate Lending Offices. Notwithstanding the foregoing, the Company shall not be required to make any payments or indemnify any Bank under this Section 9.04 with respect to any increased costs, losses or expenses or increased capital requirements incurred by such Bank more than one-hundred eighty (180) days before the date a request for payment or indemnification is delivered to the Company. Each Bank agrees (to the extent consistent with internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if such designation would avoid or reduce the amount of increased costs, losses or expenses or compensation for increased capital requirements; provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to such Bank that are not reimbursed by the Company pursuant hereto or would, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

                SECTION 9.05.  Taxes.

                (a)  Any  and  all   payments  by  the  Company  and  the  other
Multicurrency Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Issuing Bank and each Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company or any other Multicurrency Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, any Issuing Bank or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.05) such Bank, such Issuing Bank or such

Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such Multicurrency Borrower, as applicable, shall make such deductions and (iii) the Company or such Multicurrency Borrower, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                (b) In  addition,  the  Company  and  each  other  Multicurrency
Borrower jointly and severally agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the Letters of Credit (hereinafter referred to as "Other Taxes"). The Administrative Agent may demand payment of, and seek recourse on, any Other
Taxes from the Company and/or any other Multicurrency Borrower, without any requirement that the Administrative Agent allocate the reimbursement obligation for such Other Taxes among the Company and the other Multicurrency Borrowers.

                (c) The Company and each other Multicurrency Borrower jointly and severally indemnify each Bank, each Issuing Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.05) paid by such Bank, such Issuing Bank or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank, such Issuing Bank or such Agent (as the case may be) makes written demand therefor.

                (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Administrative Agent, at its address referred to in
Section 15.02, the original or a certified copy of a receipt evidencing payment thereof.

                (e) If the Company or any other Multicurrency Borrower makes any payment or indemnifies any Bank pursuant to this Section 9.05 (each, a "Tax Payment"), any Bank effectively obtains a refund of Tax or a credit against Tax by reason of that Tax Payment (each, a "Tax Credit"), and the Bank is able to identify the Tax Credit as being attributable to the Tax Payment, then the Bank shall reimburse to the Company or such Multicurrency Borrower such amount as the Bank shall, in its absolute discretion, determine to be the proportion of the Tax Credit as will leave the Bank (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. The Bank shall have an absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so. None of the Banks shall be obliged to disclose any information regarding its tax affairs or computation to the Company or the other Multicurrency Borrowers.

                (f) Each Bank represents and warrants to the Agents and the Company that under applicable law and treaties in effect as of the date hereof no taxes imposed by the United States or any country in which any Bank is organized or controlled or in which any Bank's Applicable Lending Office is located or any political subdivision of any of the foregoing will be required to be withheld by the Company or the Multicurrency Borrowers with respect to any payments to be made to such Bank in respect of any of the Loans (other than Multicurrency Loans denominated in a currency other than the official currency of the jurisdiction under the laws of which the applicable Multicurrency Borrower is organized) or the Letters of Credit. Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 9.05(a).

                (g) For any period with respect to which a Bank has failed to provide the Company with the appropriate form described in Section 9.05(f) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the second sentence of subsection (f) above), such Bank shall not be entitled to indemnification under Section 9.05(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Company and the other Multicurrency Borrowers shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

                (h) Notwithstanding the foregoing, neither the Company nor any other Multicurrency Borrower shall be required to make any payments or indemnify any Bank under this Section 9.05 with respect to any Taxes or Other Taxes paid by such Bank more than one-hundred eighty (180) days before the date a request for payment or indemnification is delivered to the Company or any other Multicurrency Borrower. Each Bank agrees (to the extent consistent with internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if such designation would avoid or reduce the amount of Taxes or Other Taxes; provided, however, that such designation need not be made if it would result in any additional costs, expenses or risks to such Bank that are not reimbursed by the Company pursuant hereto or would, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

                (i) Without prejudice to the survival of any other agreement of the Company or any other Multicurrency Borrower hereunder, the agreements and obligations of the Company and the other Multicurrency Borrowers contained in this Section 9.05 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments and the Letters of Credit.

                SECTION 9.06. Fees. (a) The Company shall pay to the Administrative Agent, for the account of each Bank, a facility fee in an amount equal to the sum of (i) the then applicable Applicable Margin Rate plus (ii) the then applicable Facility Margin Rate, in each case applied to each Bank's Aggregate Pro Rata Share of the Letter of Credit Tranche Commitments, payable in arrears on the last Business Day of each fiscal quarter and on the date any such Bank's Commitment terminates.

                (b) The Company shall also pay such fees and expenses to the Agents and the Issuing Banks as the Company, the Agents and the Issuing Banks may separately agree.

                SECTION 9.07.  Interest Rate Provisions.

                (a) Default Interest. Notwithstanding the rates of interest and payment dates specified in Sections 5.06 and 7.05, effective five (5) Business Days after the Company receives written notice from the Administrative Agent of the occurrence of any Event of Default and the applicability of this Section 9.07(a) and for as long thereafter as any such Event of Default shall be continuing, the principal balance of all Syndicated

Loans and Multicurrency Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Syndicated Loans and Multicurrency Loans not paid when due, shall bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement.

                (b) Additional Interest on Eurocurrency Rate Loans. The Company and the other Multicurrency Borrowers shall pay to the Tranche D Agent or the Tranche F Agent, as applicable, for the account of each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan of such Bank, from the date of such Eurocurrency Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such Eurocurrency Rate Loan from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Eurocurrency Rate Loan. Such additional interest shall be determined by such Bank and notified to the Company through the Tranche D Agent or the Tranche F Agent, as applicable.

                (c)  Interest Rate Determination.

                (i) Each Reference Bank agrees to furnish to the Tranche D Agent and the Tranche F Agent, as applicable, timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to such Agent for the purpose of determining any such interest rate, such Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                (ii) The Tranche D Agent or the Tranche F Agent, as applicable, shall give prompt notice to the Company and the Banks of the applicable interest rate determined by such Agent for purposes of Section 5.06(a) or (b) or 7.05, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 5.06(b) or 7.05.

                (iii) Notwithstanding any other provision of this Agreement to the contrary,

                (A) If the Reference Banks fail to furnish timely information to the Tranche D Agent or the Tranche F Agent, as applicable, for determining the Eurocurrency Rate for any Eurocurrency Rate Loans denominated in a particular Permitted Currency and comprising a requested Borrowing,

                         (1) such Agent shall  forthwith  notify the Company and
                the Banks that the interest rate cannot be determined for such Eurocurrency Rate Loans,

                         (2) the right of the Company and the other Multicurrency Borrowers to request and the obligation of the Banks to make, or to Convert Loans into, Eurocurrency Rate Loans in such Permitted Currency shall be suspended until such Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and

                         (3) any Notice of Multicurrency  Borrowing or Notice of
                Syndicated Borrowing with respect to such Borrowing shall be deemed cancelled and such Borrowing shall not be made.

                (B) If, with respect to any Eurocurrency Rate Loans denominated in a particular Permitted Currency and comprising a requested Borrowing, the Majority Banks notify the Tranche D Agent or the Tranche F Agent, as applicable, that the Eurocurrency Rate for such Eurocurrency Rate Loans will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurocurrency Rate Loans for such Borrowing, such Agent shall forthwith so notify the Company and the Banks, whereupon

                         (1) the right of the Company and the other Multicurrency Borrowers to request and the obligation of the Banks to make, or to Convert Loans into, Eurocurrency Rate Loans in such Permitted Currency shall be suspended until such Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, and

                         (2) any Notice of Multicurrency  Borrowing or Notice of
                Syndicated Borrowing with respect to such Borrowing shall be deemed cancelled and such Borrowing shall not be made.

The Tranche D Agent or the Tranche F Agent, as applicable, shall, upon becoming aware that the circumstances causing any such suspension under this clause (iii) no longer apply, promptly so notify the Company, provided that the failure of either such Agent to so notify the Company shall not impair the rights of the Banks under this Section 9.07(c)(iii) or expose such Agent to any liability.

                (iv) If the Company (whether on behalf of itself or another Multicurrency Borrower) shall fail to select the duration of any Interest Period for any Eurocurrency Rate Loans in accordance with the terms of this Agreement, the Company shall be deemed to have chosen an Interest Period of one month.

            (v) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Loans comprising any Syndicated Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Loans shall automatically Convert into Base Rate Loans.

                SECTION 9.08. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Tranche D Agent or the Tranche F Agent, as applicable, that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Loans in a particular Permitted Currency or generally or to fund or maintain any Eurocurrency Rate Loans hereunder, (i) the right of the Company and the other Multicurrency Borrowers to request and the obligation of the Banks to make or to Convert Loans into Eurocurrency Rate Loans in the affected Permitted Currencies shall be suspended until such Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist, (ii) any Notice of Multicurrency Borrowing or Notice of Syndicated Borrowing with respect to any requested Borrowing of Eurocurrency Rate Loans in the affected Permitted Currencies shall be deemed cancelled and such Borrowing shall not be made, and (iii) the Company and the other Multicurrency Borrowers shall forthwith prepay in full all Eurocurrency Rate Loans of all Banks in the affected Permitted Currencies then outstanding, together with interest accrued thereon, unless, solely with respect to Syndicated Loans, the Company, within five Business Days of the applicable notice from the Tranche D Agent, Converts all such Eurocurrency Rate Loans of all Banks then outstanding into Base Rate Loans in accordance with Section 5.07.

                SECTION 9.09. Obligations Absolute. The obligations of the Company under this Agreement and any other agreement or instrument relating to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                (i) any lack of validity or enforceability of any Credit Document;

                (ii) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Credit Documents;

           (iii) the existence of any claim, set-off, defense or other right which the Company may have at any time against any Beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such Beneficiary or any such transferee may be acting), any Issuing Bank (including, without limitation, any claim arising out of the fact that the Beneficiary is a branch, subsidiary or affiliate of such Issuing Bank), any of the Banks, or any other person or entity, whether in connection with this Agreement, the transactions contemplated hereby, by the Credit Documents or the Foreign Ancillary Documents or any unrelated transaction;

            (iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided, that the Company does not hereby waive any independent claim it may have against any Beneficiary for the presentation of fraudulent documents);

                (v)  payment  by an  Issuing  Bank  under  any  Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit where such payment does not constitute gross negligence or willful misconduct on the part of the Issuing Bank (it being understood that the Issuing Bank's exclusive reliance on the documents presented to it in accordance with the terms of the applicable Letter of Credit as to any matters set forth therein, whether or not any statement or any document presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, shall in no case be deemed gross negligence or willful misconduct);

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit;

           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor; or

          (viii)the occurrence of any Event of Default or Unmatured Event of Default.

                SECTION 9.10.  Right of Set-Off Against Defaulting
Banks.

                (a) Participation in Letters of Credit. In the event that any Bank fails to fund its Aggregate Pro Rata Share of any payment required to be made by such Bank to the applicable Agent for the benefit of any Issuing Bank in accordance with the provisions of Section 2.04(b), 3.04(b), 4.04(b) or 6.07(b), until the earlier of such Bank's cure of all such failures and the termination of the Letter of Credit Tranche Commitments, the proceeds of all amounts thereafter paid or repaid to any Agent by the Company or any other Multicurrency Borrower and otherwise required to be applied to such Bank's share of any Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Issuing Bank (or proportionately to all applicable Issuing Banks) by such Agent on behalf of such Bank to cure, in full or in part, such failure by such Bank, but shall nevertheless be deemed to have been paid to such Bank in satisfaction of such Obligations. Notwithstanding anything in this Agreement to the contrary:

                         (i) the foregoing  provisions  of this Section  9.10(a)
                shall apply only with respect to the proceeds of payments of Obligations and shall not affect the Conversion of any Loans hereunder; and

                         (ii) a Bank shall be deemed to have  cured its  failure
                to fund its Aggregate Pro Rata Share of any such required payment in respect of a Letter of Credit at such time as an amount equal to such Bank's Aggregate Pro Rata Share (determined as of the time of the applicable Agent's receipt of notice of the failure by the Company to reimburse the applicable Issuing Bank with respect to a payment under such Letter of Credit) of such required payment plus any interest accrued thereon in accordance with the provisions of this Agreement, is fully funded to such Issuing Bank, whether made by such Bank itself, by operation of the terms of this Section 9.10(a) or by the Company directly to such Issuing Bank.

                (b) Funding of Loans. In the event that any Bank fails to fund its Applicable Pro Rata Share of any Loan requested by the Company or any Multicurrency Borrower which such Bank is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non-Pro Rata Loan"), then until the earlier of (i) such Bank's cure of such failure and (ii) the termination of the Tranche D Commitment or the Tranche F Commitment, as applicable, the proceeds of all amounts thereafter paid or repaid to the Agents by the Company or any other Multicurrency Borrower and otherwise required to be applied to such Bank's share of any other Obligations pursuant to the terms of this Agreement shall, unless otherwise required to be advanced to an Issuing Bank under Section 9.10(a), be advanced to the Company or the applicable Multicurrency Borrower (converted to the applicable Permitted Currency) by the applicable Agent on behalf of such Bank to cure, in full or in part, such failure by such Bank, but shall nevertheless be deemed to have been paid to such Bank in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                         (1) the foregoing  provisions  of this Section  9.10(b)
                shall apply only with respect to the proceeds of payments of Obligations and shall not affect the Conversion of any Loans hereunder;

                         (2) a Bank shall be deemed to have cured its failure to
                fund its Applicable Pro Rata Share of any Loan at such time as an amount equal to such Bank's Applicable Pro Rata Share (determined as of the time of the receipt, with respect to such Loan, by the Tranche D Agent of the related Notice of Syndicated Borrowing or by the Tranche F Agent of the related Notice of Multicurrency Borrowing) of the requested principal portion of such Loan is fully funded to the Company, whether made by such Bank itself or by operation of the terms of this Section 9.10(b); and

                         (3) any  amounts  advanced  to the Company or any other
                Multicurrency Borrower under this Section 9.10(b) to cure, in full or in part, any such Bank's failure to fund its Applicable Pro Rata Share of any Loan, shall be deemed a part of the same Borrowing as the applicable Non-Pro Rata Loan.

                SECTION 9.11. Participation of the Banks in the Letters of Credit.

               (a) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent or the Tranche E Agent, as the case may be, has received for the account of such Issuing Bank any payments from the Banks pursuant to
Section 2.04(b), 3.04(b), 4.04(b) or 6.07(b), it shall promptly pay to the applicable Agent and such Agent shall promptly pay to each Bank which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Bank's pro rata share thereof (according to the amounts so funded). Each such payment shall be made by the Issuing Bank or the applicable Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 A.M. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                (b) The obligations of a Bank to make payments to the applicable Agent for the account of each Issuing Bank with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                         (i)  any lack of validity or enforceability
        of this Agreement, any other Credit Documents, any Foreign Ancillary Documents or any CP Documents;

                         (ii) the existence of any claim, setoff, defense or other right which the Company or any Subsidiary of the Company (including, without limitation, any other Multicurrency Borrower) may have at any time against any Beneficiary, any Foreign Ancillary Lender or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, any Foreign Ancillary Loan, the transactions contemplated herein or any unrelated transactions;

                         (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (iv)  the surrender or impairment of any
        security for the performance or observance of any of the terms of any of the Credit Documents, the CP
        Documents or Foreign Ancillary Documents; or

                         (v)  the occurrence of any Event of Default
        or Unmatured Event of Default;

provided, however, that notwithstanding the foregoing the Banks shall not be required to make any payments for the account of an Issuing Bank with respect to any Letter of Credit for which such Issuing Bank is not entitled to indemnification from the Company by reason of Section 9.12(d).

                Section 9.12. Indemnification; Nature of the Duties of the Issuing Banks.

               (a) The Company hereby agrees to protect, indemnify, pay and save each Issuing Bank and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including outside attorneys' fees or allocated costs of internal counsel) which such Issuing Bank or such Bank may reasonably incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a direct result of the gross negligence or willful misconduct of such Issuing Bank (it being understood that such Issuing Bank's exclusive reliance on the documents presented to it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, shall in no case be deemed willful misconduct or gross negligence of such Issuing Bank, and it being further understood that the Company is not hereby releasing any independent claim it may have against any Beneficiary which has submitted fraudulent documents under such Letter of Credit), including, without limitation, the use of the proceeds of each Letter of Credit by the applicable Beneficiary, (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"), or (iii) the failure of any of the Commercial Paper Dealers to make timely payment for issued Series 1 CP Notes on the day of the purchase thereof, including any losses or expenses incurred in connection with the investment or reemployment of funds.

               (b) In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for the issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the failure of the Beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit (it being understood that the Company is not hereby releasing any independent claim it may have against any Beneficiary which has submitted fraudulent documents under such Letter of Credit); (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise, whether or not they be in cipher; (iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; and (vi) for any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers hereunder.

                (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to the Company or the Banks or relieve the Company or the Banks of their obligations hereunder to such Issuing Bank. In determining whether to pay under any Letter of Credit, an Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear on their face to have been delivered in compliance with the requirements of such Letter of Credit.

                (d)  Notwithstanding  anything to the contrary contained herein, the Company  shall have no  obligation  to  indemnify an Issuing Bank under this
Section 9.12 in respect of any liability incurred by such Issuing Bank (i) arising solely out of the gross negligence or willful misconduct of such Issuing Bank (it being understood that each Issuing Bank's exclusive reliance on the documents presented to such Issuing Bank in accordance with the terms of the applicable Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever, shall in no case be deemed willful misconduct or gross negligence of such Issuing Bank), or (ii) arising solely out of the wrongful dishonor by such Issuing Bank of proper demand for payment made under and in strict conformity with the Letters of Credit issued by it, or (iii) unless such Issuing Bank shall have made demand on the Company for indemnification for such liability pursuant to this Section 9.12 within ninety days of the Issuing Bank's having become aware of the event or condition giving rise to the demand for indemnification.

                SECTION 9.13.  Promissory  Notes.

               (i) The Company shall execute and deliver a Company Note, dated the date hereof, to each Bank (or to the Administrative Agent on behalf of such Bank, with prompt delivery thereof to each Bank thereafter) on the Closing Date. Each Multicurrency Borrower (including the Company) shall execute and deliver a Multicurrency Note, dated the date hereof (with respect to the Company) or of the related Multicurrency Assumption Agreement (with respect to each other Multicurrency Borrower), to each Multicurrency Bank (or to the Administrative Agent on behalf of such Multicurrency Bank, with prompt delivery thereof to each Multicurrency Bank thereafter) prior to the delivery of the first Notice of Multicurrency Borrowing with respect to such Multicurrency Borrower. The Company shall also execute and deliver a Bid Rate Note, dated the date of the related Bid Rate Loan, to each Bank making a Bid Rate Loan (or to the Administrative Agent on behalf of such Bank, with prompt delivery thereof to each Bank thereafter) prior to the making of such Bid Rate Loan. Each Asian Ancillary Borrower shall execute and deliver an Asia Bid Rate Note to each Bank making an Asia Bid Rate Loan to such Asian Ancillary Borrower (or to the Asia Bid Agent on behalf of such Bank, to be retained in the custody of the Asia Bid Agent until its delivery to the payee Bank by regular mail and at the risk of such payee
Bank) prior to the making of the initial Asia Bid Rate Loan by such Bank.

                (ii) Each Bank is hereby  authorized,  at its option,  to either
(a) endorse the date and amount, as applicable, of each Loan made by such Bank and each Reimbursement Obligation incurred and each repayment or prepayment of principal of Loans or Reimbursement Obligations made with respect to such Note on a schedule which shall be annexed to and constitute a part of such Note or
(b) record, as applicable, such Loans, Reimbursement Obligations, repayments and prepayments in its books and records, such schedule or such books and records, as the case may be, constituting prima facie evidence, absent manifest error, of the accuracy of the information contained therein; provided, that the failure by any Bank to endorse or record such Loans, Reimbursement Obligations, repayments and prepayments shall not affect the obligations of the Company or the applicable Multicurrency Borrower under such Note.

                                    ARTICLE X
                              CONDITIONS PRECEDENT

               SECTION 10.01. Conditions Precedent to Closing. This Agreement shall be of no force or effect until all of the following conditions precedent have been satisfied:

                (a) The Administrative Agent shall have received all of the following, each in form and substance satisfactory to the Banks (as indicated by each Bank's signature hereto) and, in the case of item (i) below, in sufficient copies for each of the Banks:

                (i) This Agreement, executed by the Company, together with all Exhibits and Schedules hereto.

                (ii) The Company Notes and the Company's Multicurrency Notes, with appropriate insertions, executed by the Company and payable to the order of each Bank.

                (iii)  Certified  copies  of the  resolutions  of the  Board  of
        Directors of the Company approving this Agreement, the Company Notes, its Multicurrency Notes, the Multicurrency Borrower Assumption Agreements to be delivered on the Closing Date, and the other Credit Documents to be delivered by the Company in connection herewith, the incurrence of the Loans and the Reimbursement Obligations and the issuance of the Letters of Credit.

                (iv) A certificate of the Secretary or an Assistant Secretary of the Company certifying (1) the Certificate of Incorporation of the Company, (2) the By-laws of the Company, and (3) the names and true signatures of the officers of the Company authorized to sign this Agreement and the other Credit Documents to be delivered by the Company in connection herewith.

                (v) With respect to each Multicurrency Borrower other than the Company to be party hereto on the Closing Date:

                         (1)   The   Multicurrency   Notes,   with   appropriate
                insertions, executed by such Multicurrency Borrowers and payable to the order of each Multicurrency Bank.

                         (2)  Multicurrency   Borrower   Assumption   Agreements
                executed by each such Multicurrency Borrower and the Company.

                         (3) Certified copies of the resolutions or other authorizing actions of the Board of Directors or other governing body of each such Multicurrency Borrower, approving this Agreement, the Multicurrency Notes of such Multicurrency Borrower and the other Credit Documents to be delivered by such Multicurrency Borrower in connection herewith and the incurrence of the Multicurrency Loans by such Multicurrency
                Borrower.

                         (4) A  certificate  of the  Secretary  or an  Assistant
                Secretary (or other appropriate officer) of each such Multicurrency Borrower certifying (x) the Certificate of Incorporation and By-laws (or other organizational documents) of such Multicurrency Borrower and (y) the names and true signatures of the officers of such Multicurrency Borrower authorized to sign its Multicurrency Borrower Assumption Agreement and the other Credit Documents to be delivered by such Multicurrency Borrower in connection herewith.

                (vi) A certificate of good standing of the Company issued by the Secretaries of State of Illinois and Delaware.

                (vii) A favorable opinion of the General Counsel of the Company, dated the Closing Date, relating to such matters as the Administrative Agent and the Tranche D Agent deem appropriate and in form and substance satisfactory to each such Agent.

                (viii) A favorable opinion of Sidley & Austin, counsel to the Administrative Agent and the Tranche D Agent.

                (ix) Such other documentation as the Administrative Agent or the Tranche D Agent may reasonably request.

                (b) All accrued and unpaid interest, fees and expenses due and payable by the Company under the Third Amended Agreement on or prior to the Closing Date shall have been paid in full in cash, it being understood that all interest, fees and expenses owing under the Third Amended Agreement but not yet due and payable on or before the Closing Date shall be paid on the first payment date for the corresponding amounts set forth in this Agreement.

                (c) There shall have been no material adverse change in the business, operations, assets or financial or other condition of the Company and its Subsidiaries taken as a whole, in the judgment of the Agents, the Issuing Banks and the Banks (as evidenced by their execution of this Agreement).

                (d) Each condition precedent set forth in Section 10.02 shall be satisfied on and as of the Closing Date.

                SECTION 10.02. Conditions Precedent to Each Borrowing, Letter of Credit, Reallocation and Extension of Scheduled Maturity Date. The obligation of each Bank to make a Loan on the occasion of each Borrowing hereunder (including the initial Borrowing), to Convert a Syndicated Loan, to participate in the Letters of Credit, to honor any request for a Reallocation (as provided in Article VIII) and to extend the Scheduled Maturity Date hereunder pursuant to
Section 15.07, and the obligation of each Issuing Bank to issue, amend or reinstate any of the Letters of Credit (other than an amendment which only decreases the Stated Amount thereof), shall in each such case be subject to the further conditions precedent that on the date of the making or Conversion of such Loan, the issuance, amendment or reinstatement of such Letter of Credit, the applicable Reallocation Effective Date or each Scheduled Maturity Date on which the Commitments of the Banks are extended, (a) the following statements shall be true:

                (i) The representations and warranties made by the Company and each other Multicurrency Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith, shall be correct on and as of such date as if made on and as of such date (both before and after giving effect thereto), provided, that the representation set forth in Section 11.01(b) shall be deemed to be made only (1) on and as of the Closing Date and (2) on each Scheduled Maturity Date on which the Commitments of the Banks are extended by reference to the date of the most recently furnished certified quarterly financial statements of the Company;

                (ii) The Administrative Agent shall have received, with respect to Multicurrency Loans to a Multicurrency Borrower other than the Company, the documentation with respect to such Multicurrency Borrower identified in Section 10.01(a)(v); and

                (iii) No Unmatured Event of Default or Event of Default shall have occurred and be continuing on such date, both before and after giving effect thereto;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Bank through the Administrative Agent may reasonably request. Each request to issue or amend the Letters of Credit (other than an amendment which only decreases the Stated Amount thereof), each drawing thereunder or reinstatement thereof, each delivery of a Notice of Syndicated Borrowing, a Notice of Multicurrency Borrowing, a Notice of Bid Rate Borrowing, or a Notice of Asia Bid Rate Borrowing, and the acceptance by the Company of the proceeds of such Borrowing, each delivery of a Notice of Reallocation and each Reallocation, each Notice of Conversion and each Conversion of Loans and each request to extend the Scheduled Maturity Date and each extension thereof shall constitute a representation and warranty by the Company that on such date each of the above statements are true.

                SECTION 10.03. Additional Conditions Precedent to Each Bid Rate Borrowing. The obligation of each Bank to make a Bid Rate Loan on the occasion of a Bid Rate Borrowing (including the initial Bid Rate Borrowing) is subject to the additional conditions precedent that (i) at least three Business Days before the date of such Bid Rate Borrowing, the Bid Agent shall have received the Notice of Bid Rate Borrowing with respect thereto, (ii) at least one Business Day before the date of such Bid Rate Borrowing, the Bid Agent shall have received the written confirmatory notice of such Bid Rate Borrowing to be given by the Company pursuant to Section 5.03(b)(iii), and (iii) on or before the date of such Bid Rate Borrowing but prior to such Bid Rate Borrowing, the Bid Agent shall have received a Bid Rate Note signed by the Company and payable to the order of such Bank for each of the one or more Bid Rate Loans to be made by such Bank as part of such Bid Rate Borrowing, in a principal amount equal to the principal amount of the Bid Rate Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Bid Rate Loan in accordance with Section 5.03.

                SECTION 10.03A. Additional Conditions Precedent to Each Asia Bid Rate Borrowing. The obligation of each Bank to make an Asia Bid Rate Loan on the occasion of an Asia Bid Rate Borrowing (including the initial Asia Bid Rate
Borrowing) is subject to the additional conditions precedent that (i) at least five Business Days before the date of such Asia Bid Rate Borrowing, the Asia Bid Agent shall have received the Notice of Asia Bid Rate Borrowing with respect thereto, (ii) at least three Business Days before the date of such Asia Bid Rate Borrowing, the Asia Bid Agent shall have received written confirmatory notice of such Asia Bid Rate Borrowing to be given by the Company pursuant to Section 5.03A(b)(iii), and (iii) on or before the date of such Asia Bid Rate Borrowing but prior to such Asia Bid Rate Borrowing, the Asia Bid Agent shall have received Asia Bid Rate Notes signed by the applicable Asian Ancillary Borrowers and payable to the order of such Bank for the Asia Bid Rate Loans.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

               SECTION 11.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

                (a) Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1995 and the related consolidated statement of earnings and statement of cash flows for the fiscal year ended on such date certified by KPMG Peat Marwick, copies of which certified statements have heretofore been furnished to the Agents and the Banks, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 1995, and the related unaudited consolidated statement of earnings and statement of cash flows for the nine-month period ended on such date, copies of which have heretofore been furnished to the Agents and the Banks, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Neither the Company nor any of its consolidated Subsidiaries has any material contingent obligation, material contingent liability or liability for taxes, material long-term lease or material forward or long-term commitment, which is not reflected in the foregoing certified statements or in the notes thereto.

               (b) No Change. Since June 30, 1995, there has been no material adverse change in the business, operations, assets or financial or other condition of the Company and its Subsidiaries taken as a whole.

                (c) Corporate  Existence;  Compliance  with Law. The Company and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualifications, and (iv) is in compliance with all

Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, or could not materially adversely affect the ability of the Company to perform its obligations under this Agreement, the other Credit Documents or the CP Documents.

                (d) Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the Notes and to borrow hereunder and to obtain the Letters of Credit and to enter into the Series 1 Depositary Agreement and Dealer Agreements and to issue the Series 1 CP Notes and has taken all necessary corporate action to authorize the Letters of Credit and the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the other Credit Documents and the CP Documents. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Company) or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the other Credit Documents or the CP Documents or with respect to obtaining the Letters of Credit. This Agreement and the Notes have been duly executed and delivered on behalf of the Company and this Agreement, the other Credit Documents and the CP Documents when executed and delivered by the Company, shall constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                (e) No Legal Bar. The execution, delivery and performance of this Agreement, the other Credit Documents, the CP Documents, the incurrence of the Reimbursement Obligations, the making of the Loans and the obtaining of the Letters of Credit and the use of the proceeds in each case thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries, and will not result in, or require the creation or imposition of, any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

               (f) No Material Litigation.  Except as disclosed in the Company's annual, quarterly and special reports, as filed by the Company with the Securities and Exchange Commission most recently prior to the execution and delivery hereof, and supplemented, as necessary, by a letter dated no later than five days prior to the execution and delivery hereof by the Company, of the General Counsel of the Company, addressed to each Bank, no litigation, arbitration, governmental investigation (except audits by the Internal Revenue Service not involving a special agent) or proceeding against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject is pending or, to the knowledge of the Company, threatened which (i) involves individually more than the Individual Material Amount or, in the aggregate, more than the Aggregate Material Amount, or (ii) if adversely determined, might materially adversely affect the consolidated financial condition or operations of the Company and its Subsidiaries or impair the ability of the Company to perform any of its obligations under this Agreement, the other Credit Documents or the CP Documents, or (iii) purports to affect the legality, validity or enforceability of any Credit Document, CP Document or Foreign Ancillary Document.

                (g) No Default. Neither the Company nor any Subsidiary is in default, subject to any applicable grace period, in the payment of any Debt (except for (i) defaults in the payment of any Debt by Non-Recourse Subsidiaries and (ii) defaults in payments of Non-Recourse Obligations) or under any law or governmental regulation or court or administrative decree or order materially affecting its property or business, or aware of any facts or circumstances which would give rise to any such default.

                (h) Taxes. The Company and its Subsidiaries have filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property.

                (i) Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those listed on Schedule 11.01(i) attached hereto.

                (j) ERISA. Neither the Company nor any member of the Controlled Group is now maintaining or contributing, or has ever maintained or contributed, to any Benefit Plan. Neither the Company nor any member of the Controlled Group is now contributing, or has ever contributed, to any Multiemployer Plan. Each Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. Neither the Company nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it with respect to any Plan by ERISA and the Code which has resulted in or reasonably could be expected to result in any material liability to the Company or any such member of the Controlled Group. Neither the Company nor any member of the Controlled Group has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

                (k)  Intentionally Omitted.

                (l) Equity Securities. No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 except for warrants and options (and any equity securities obtained through the exercise thereof) and preferred stock of a Person, which warrants, options and preferred stock are acquired by the Company or any of its Subsidiaries in connection with (i) the lease of Equipment by the Company or such Subsidiary, as lessor, to such Person, as lessee, or (ii) the provision of business continuity services by the Company or such Subsidiary to such Person.

                (m) Margin Stock. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                (n) Governmental Regulation. As of the Closing Date, neither the Company nor any Subsidiary of the Company is subject to regulation under the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited.

                (o) Environmental Compliance. Except as disclosed on Schedule 11.01(o), the operations of the Company comply in all material respects with all applicable federal, state or local environmental, health and safety statutes and regulations ("Environmental Laws"). None of the Company's operations or property is currently subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws nor are they the subject of federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous, toxic or radioactive waste, substance or constituent, into the environment. Except as disclosed in Schedule 11.01(o), the Company has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, into the environment. Except as disclosed on Schedule 11.01(o), the Company has no material contingent liability of which the Company has actual knowledge in connection with any violation by it of any Environmental Laws or the release of any hazardous or toxic waste, substance or constituent, into the environment from its operations or on or from its properties.

                SECTION 11.02. Representations and Warranties of the Other Multicurrency Borrowers. Each Subsidiary of the Company which becomes a Multicurrency Borrower hereunder shall be deemed by the execution and delivery of its Multicurrency Borrower Assumption Agreement to have represented and warranted as of the date thereof as follows (and the Company, by its execution of such Multicurrency Borrower Assumption Agreement, shall be deemed to have confirmed each such representation and warranty):

                (a) Such Multicurrency Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                (b) The execution and delivery by such Multicurrency Borrower of its Multicurrency Borrower Assumption Agreement and its Subsidiary Notes and the performance by it of this Agreement and its Subsidiary Notes are within its powers, have been duly authorized by all necessary action, and do not contravene (i) its constituent documents or (ii) any law or any contractual restriction binding on or affecting such Multicurrency Borrower.

                (c) This Agreement constitutes a legal, valid and binding agreement of such Multicurrency Borrower, and its Subsidiary Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of such Multicurrency Borrower, enforceable against such Multicurrency Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                                   ARTICLE XII
                            COVENANTS OF THE COMPANY

                SECTION 12.01. Affirmative Covenants. So long as any portion of the Obligations shall remain unpaid, any Bank shall have any Commitment hereunder or any amount remains available for drawing under any Letter of Credit, the Company, unless the Majority Banks shall otherwise consent in writing:

                (a) Corporate Existence and Qualification. Shall take all steps necessary to preserve its corporate existence and cause to be done at all times all things necessary to be fully qualified to do business in all states or other jurisdictions in which the failure to so qualify might materially adversely affect the consolidated financial condition or operations of the Company and its Subsidiaries.

                (b) Insurance. Shall maintain, and shall cause each of its Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are customary for corporations engaged in the same or a similar business and owning and operating similar properties.

                (c) ERISA. Shall, and shall cause each of its ERISA Affiliates to establish, maintain and operate all Plans to comply with all applicable provisions of ERISA and the Code and the respective documents for such Plans.

                (d) Continuance of Business. Shall do, or shall cause to be done and shall cause each Material Subsidiary to do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its existence and all franchises, rights and privileges necessary for the proper conduct of its business in substantially the same manner and in substantially the same fields as such business is carried on or conducted as of the Closing Date.

                (e) Taxes and Obligations. Shall pay and discharge and shall cause each of its Subsidiaries to pay and discharge all of such Person's obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Company or such Subsidiary.

               (f) Further Assurances. Shall execute and deliver to the Agents all agreements, documents and instruments and do such further acts and things as the Agents may reasonably request which may be necessary or desirable to effect the purposes of this Agreement.

                (g) Fiscal Year. Shall notify the Agents and the Banks of any change of its Fiscal Year within 60 days of such change.

                (h) Books and Records. Shall, and shall cause each of its Subsidiaries to, keep books and records reflecting all of such Person's business affairs and transactions in accordance with GAAP and, subject to the confidentiality provisions of Section 15.09, permit the Agents, the Banks or any of their representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby authorize the independent accountants to discuss its financial matters with the Agents and the Banks or their representatives) and examine any of its books and other corporate records.

                (i) Additional Information. Shall furnish, or shall cause to be furnished, to the Agents and the Banks such other information regarding the business, affairs and condition of the Company and its Subsidiaries as the Agents or any Bank may from time to time reasonably request.

                (j) Compliance with Requirements of Law. Shall, and shall cause each Subsidiary to, comply in all respects with all Requirements of Law, the noncompliance with which could have a material adverse effect on the business operations, financial condition or properties of the Company or any of its Subsidiaries or on the ability of the Company to perform its obligations under this Agreement.

                (k) Notice of Change in Ratings. Shall promptly notify the Agents in writing if it receives notice of any increase or decrease in the ratings of any long term, senior unsecured, non-credit enhanced Indebtedness of the Company or Series 1 CP Notes or of any of the Company's other publicly-traded debt.

                SECTION 12.02. Reporting Covenants. So long as any portion of the Obligations shall remain unpaid, any Bank shall have any Commitment hereunder or any amount remains available for drawing under any Letter of Credit, the Company will, unless the Majority Banks shall otherwise consent in writing:

               (a) Furnish, or cause to be furnished, to the Administrative Agent, on behalf of the Banks, copies of the following financial statements, reports, certificates and information (and, with respect to documents filed with or provided to the Securities and Exchange Commission, in sufficient copies for all of the Banks):

                (i) as soon as available and in any event within 45 days after the close of each of the first three quarters of each Fiscal Year, consolidated and consolidating balance sheets at the close of such quarter, and the related consolidated and consolidating statements of earnings, stockholders' equity and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the close of such quarter, of the Company and its Subsidiaries, certified by the Vice President and Controller or Executive Vice President and Chief Financial Officer of the Company;

               (ii) as soon as available and in any event within 90 days after the close of each Fiscal Year:

                         (1) consolidated balance sheets at the close of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and cash flows for such Fiscal Year, of the Company and its Subsidiaries, certified without qualification by KPMG Peat Marwick, another of the "Big Six" accounting firms, or any other independent public accountants of recognized standing selected by the Company and acceptable to the Majority Banks,

                         (2) a written  statement  by such  accountants  setting
                forth in reasonable detail a calculation of the financial covenants set forth in Section 12.04 at the close of such Fiscal Year and further to the effect that they have examined the provisions of this Agreement and that at the date of such statement are not aware of any default in the performance by the Company or any of its Subsidiaries of any obligation to be performed by such Person hereunder or under any instrument or document executed pursuant hereto, except such, if any, as may be disclosed in such statement,

                         (3) a consolidating  balance sheet at the close of such
                Fiscal Year, and the related consolidating statements of earnings, stockholders' equity and cash flows for such Fiscal Year, of the Company and its Subsidiaries, certified by the Vice President and Controller or

                Executive Vice President and Chief Financial
                Officer of the Company, and

                         (4) copies of the  detailed  financial  and  management
                reports submitted to the Company by independent public accountants in connection with each annual or interim audit made by such accountants of the books of the Company or any Subsidiary;

                (iii)  together with the financial statements
        delivered pursuant to Sections 12.02(a)(i) and (ii) hereof, a Compliance Certificate;

                (iv) promptly upon the mailing  thereof to  stockholders  of the
        Company  generally,   any  annual  report,   proxy  statement  or  other
        communication;

                (v)  promptly  upon any filing  thereof by the Company  with the
        Securities  and  Exchange  Commission,  any annual,  periodic or special report or registration statement (exclusive of exhibits thereto) generally available to the public;

                (vi) promptly from time to time a written report (which may be contained in the Company's Form 10-Q or 10-K as filed from time to time with the Securities and Exchange Commission) of any changes in the list of its Subsidiaries set forth on Schedule 11.01(i); and

                (vii) promptly from time to time such information and reports required to be given to the Administrative Agent and each Issuing Bank as set forth in the Series 1 Depositary Agreement regarding outstanding Series 1 CP Notes.

                (b)  Immediately give notice to the Banks of:

                (i) the occurrence of any Event of Default or Unmatured Event of Default hereunder;

                (ii) any litigation, arbitration, governmental investigation (except audits by the Internal Revenue Service not involving a special agent) or proceeding not previously disclosed to the Banks is instituted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject which (a) involves individually more than the Individual Material Amount or, in the aggregate, more than the Aggregate Material Amount, or (b) if adversely determined, might materially adversely affect the consolidated financial condition or operations of the Company and its Subsidiaries or impair the ability of the Company to perform any of its obligations under this Agreement, the other Credit Documents or the CP Documents, or (c) purports to affect the legality, validity or enforceability of any Credit Document, CP Document or Foreign Ancillary Document;

                (iii) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Banks;

                (iv) any default by any Commercial Paper Dealer in the performance of its obligations under its Dealer
        Agreement;

                (v) any default by the Tranche E Beneficiary in the performance of its obligations under the Series 1
        Depositary Agreement; and

                (vi) any of the CP Documents ceasing to be in full force and effect.

                (c) Furnish, or cause to be furnished, to the Agents and the Banks such other information regarding the business, affairs and condition (financial or otherwise) of the Company and its Subsidiaries as the Agents or any Bank may from time to time reasonably request.

                SECTION 12.03. Negative Covenants. So long as any portion of the Obligations shall remain unpaid, any Bank shall have any Commitment hereunder or any amount remains available for drawing under any Letter of Credit, the Company will not, without the prior written consent of the Majority Banks:

                (a) Liens. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than:

                (i) Liens securing Non-Recourse Obligations of the Company or any of its Subsidiaries incurred in connection with leasing transactions or business continuity services provided in the ordinary course of business of the Company or such Subsidiary;

                (ii) Liens incurred in connection with the acquisition of any Equipment and attaching only to the Equipment and any related Contract being acquired so long as the Debt secured thereby does not exceed the fair market value of such Equipment and any related Contract at the time of acquisition thereof;

                (iii) Liens securing Debt of a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

                (iv) Liens for taxes, assessments or other governmental charges or levies, and Liens securing claims or demands of mechanics and materialmen incurred in the ordinary course of business, provided in each case that (i) payment thereof is not at the time required by
        Section 12.01(e) and (ii) if required by GAAP, the Company or the applicable Subsidiary shall have set aside and maintained adequate reserves with respect thereto;

                (v) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (vi) Liens with respect to judgments in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

                (vii) rights of lessees, sublessees, conditional sale purchasers and borrowers under Contracts;

                (viii) Liens consisting of mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including capitalized leases) created or incurred for the financing or purchase of real property of the Company or any of its Subsidiaries and attaching only to the property being acquired or financed, so long as the Debt secured thereby (i) was not in existence prior to the creation of such Lien and (ii) did (or, in the case of property acquired or financed after the date hereof, does) not exceed the fair market value of such property at the time of creation of such Lien;

                (ix)  Liens (other than the Liens permitted by
        clauses (i) through (viii) above) securing (1) Debt for
        borrowed money of, or guaranteed by, the Company or any of its Subsidiaries or (2) obligations of the Company or any of its Subsidiaries arising under Buy-Leases; provided, that the sum of (A) all such Debt for borrowed money (excluding the non-recourse portion of any Limited Recourse Obligations) and (B) the excess of (I) the present value (discounted at the Base Rate most recently determined by the Tranche D Agent) of all obligations of the Company and its Subsidiaries under Buy-Leases over (II) the present value (discounted at the Base Rate most recently determined by the Tranche D Agent) of all Contract Receivables arising under Eligible Contracts which are related to the same Equipment as such Buy-Leases shall not at any time exceed 20% of Consolidated Tangible Net Worth; and

                (x) Liens in favor of the Banks in the Collateral Account and in favor of the banks party to the MOF in the "Cash Collateral Account" under, and as defined in, the MOF.

               (b) Accommodation Obligations. Directly or indirectly create or become or be liable, or permit any of its Subsidiaries to directly or indirectly create or become or be liable, with respect to any Accommodation Obligations except:

                (i) guaranties by the Company of lease and other obligations relating to contract performance of its Subsidiaries in the ordinary course of business, including, without limitation, the Foreign Ancillary Obligations and business continuity agreements;

                (ii) guaranties by the Company which are limited in amount to a stated maximum dollar exposure;

                (iii) the guaranty by the Company of obligations of its Subsidiaries under the MOF; and

                (iv) the guaranty by the Company of euro commercial paper issued by Comdisco Finance Nederland B.V. or any other Subsidiary of the Company pursuant to the MOF.

                (c) Dividends and Stock Purchases. At any time when an Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, (i) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except (1) dividends or other distributions payable solely in shares of capital stock of the Company and (2) one, and only one, dividend declared and paid on the preferred stock of the Company), or (ii) directly or indirectly, or through any of its Subsidiaries, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock), or (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock.

                (d) Sale and Leasebacks.  Enter into any arrangement,  or permit any of its Subsidiaries to enter into any arrangement, whereby the Company or any of its Subsidiaries shall sell or transfer any property owned by it or any of its Subsidiaries to any Person other than to the Company or any of its Subsidiaries and thereupon the Company or any Subsidiary shall lease or intend to lease, as lessee, the same property (any such transaction being referred to as a "Sale and Leaseback") except (i) Sale and Leasebacks of any disaster recovery site in the ordinary course of business, (ii) Sale and Leasebacks in the ordinary course of business of Equipment included in the Company's leasing portfolio for the purpose of recapturing the Company's equity investment in such Equipment and (iii) the Sale and Leaseback of the Company's corporate headquarters located at 6111 North River Road, Rosemont, Illinois.

                (e) Take or Pay Contracts. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any arrangement for the purchase of materials, supplies, other property or services if such arrangement requires that payment be made by the Company or such Subsidiary regardless of whether or not such materials, supplies, other property or services are delivered or furnished to the Company or such Subsidiary.

                (f) Consolidation, Merger, etc. Consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets to any Person, or permit any of its Material Subsidiaries to do so, except:

                (i) the merger, consolidation or liquidation of any Material Subsidiary of the Company into the Company or into or with any other Subsidiary of the Company (the surviving entity thereof also being a Material Subsidiary);

                (ii) the merger, consolidation or liquidation into the Company or any Material Subsidiary, or the acquisition by the Company or any Material Subsidiary of all or substantially all the assets, of any other Person (other than the Company), but only if:

                         (1) such  Person is engaged  exclusively  in a business
                which is in substantially the same fields as the existing business of the Company or such Material Subsidiary, as the case may be; and

                         (2) any such merger or acquisition would not cause the Company to violate any other provision of this Agreement; or

                (iii)  the sale, transfer, lease or other
        disposition of Equipment in the ordinary course of its business;

provided, however, that any such action of the nature referred to in clause (i) or (ii) of this Section 12.03(f) shall only be permitted if no Event of Default of Unmatured Event of Default has occurred and is continuing or would result therefrom.

                (g) Plans. Establish, incur or suffer to exist, or permit any member of the Controlled Group to establish, incur or suffer to exist, any obligations with respect to any Benefit Plan or Multiemployer Plan.

                (h) Subordinated Debt. Pay or prepay, or permit any of its Subsidiaries to pay or prepay, any principal of, or make any payment of interest on, or redeem, purchase or otherwise acquire any Subordinated Debt at any time an Event of Default or Unmatured Event of Default has occurred and is continuing.

                (i) Inconsistent Agreements. Enter into any agreement, or permit any of its Subsidiaries to enter into any agreement, which contains any provision which would be violated or breached by any Borrowing or requests for credit made hereunder or by the performance by the Company of its obligations hereunder or under any other Credit Document.

                (j) CP Documents. Amend or modify any of the terms or provisions of the CP Documents without the prior written consent of the Administrative Agent and the Tranche E Issuing Bank.

                (k) Depositary and Commercial Paper Dealers. Replace (i) the Tranche E Beneficiary without the prior written consent of the Majority Banks and the Tranche E Issuing Bank or (ii) any of the Commercial Paper Dealers without the prior written consent of the Tranche E Issuing Bank.

               SECTION 12.04. Financial Covenants. The Company shall have, on a consolidated basis with its Subsidiaries:

               (a) Consolidated Tangible Net Worth as of the end of any quarter of any Fiscal Year of not less than the sum of (i) $587,000,000 plus (ii) 50% of the Consolidated Net Income of the Company and its Subsidiaries for the period from September 30, 1994 to and including the last day of such quarter (without any adjustment to the requirements set forth in this covenant to reflect losses in any Fiscal Year or, if applicable, in the portion of the current Fiscal Year then ended);

               (b) a Fixed Charge Coverage Ratio as of the end of any quarter of any Fiscal Year on a rolling four-quarter basis of not less than 1.15 to 1;

               (c) a Total Liabilities to Adjusted Net Worth Ratio as of the end of any quarter of any Fiscal Year of not more than 6.5 to 1.00.

               (d) a Recourse Liabilities Ratio as of the end of any quarter of any Fiscal Year of not more than 4.5 to 1;

               (e) a Ratio of Unencumbered Cash Flow to Contractual Payments, as of the end of any quarter of any Fiscal Year of not less than 1.00 to 1.00;

               (f) Net Cash Provided By Operating Activities Ratio as of the end of any quarter on a rolling four quarter basis not to be less than 0.25 to 1.00;

               (g) Cumulative Net Losses (arising in computing Consolidated Net Income) in any four (4) consecutive quarters of not more than $10,000,000; and

               (h) A Ratio of Remarketing Revenues (to be computed in a manner consistent with the computation thereof as set forth in the Company's financial statements referred to in Section 11.01(a) hereof) to Net Book (or Residual) Value (to be computed in a manner consistent with the computation thereof as set forth in the Company's financial statements referred to in Section 11.01(a) hereof), as of the end of each fiscal year, of not less than 1.25 to 1.00.

                                  ARTICLE XIII
                                EVENTS OF DEFAULT

               SECTION  13.01.   Events  of  Default.   Each  of  the  following
occurrences shall constitute Events of Default under this Agreement:

                (a) Failure to Make Payments. The Company, any other Multicurrency Borrower or any Asian Ancillary Borrower shall fail to pay when due any interest on or principal of any Loan, Reimbursement Obligation, fee or other amount payable under this Agreement and (i) with respect to Reimbursement Obligations arising under Tranche E, such failure shall continue unremedied for one (1) Business Day, and (ii) with respect to interest, fees and other amounts, such failure shall continue unremedied for three (3) Business Days following written notice thereof from the Administrative Agent, the Tranche F Agent or the Tranche D Agent; or

                (b) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any other Multicurrency Borrower (or any of its respective officers) herein or in any of the other Credit Documents or in any statement or certificate at any time given by the Company or such Multicurrency Borrower pursuant to any of the Credit Documents shall prove to have been incorrect in any material respect when made; or

                (c) Breach of Certain Covenants. The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 12.03(a), 12.03(c), 12.03(h), 12.03(i), 12.03(j), 12.03(k) or 12.04, or (ii) the
covenant contained in Section 12.03(f), which failure arises from a merger or consolidation involving the Company or the sale of all or any substantial part of the assets of the Company, or (iii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed (unless otherwise constituting an Event of Default under any of the other provisions of this Section 13.01) if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Administrative Agent; or

                (d) Default as to Other Debt. The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least the Individual Material Amount individually or the Aggregate Material Amount in the aggregate (but excluding (i) the Obligations, (ii) any Debt of a Subsidiary of the Company to the Company or another of its Subsidiaries, (iii) any Non-Recourse Obligations, and (iv) any

Debt of a Non-Recourse Subsidiary), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                (e) Other Defaults. The Company or any of its Subsidiaries shall fail to pay when due, whether by acceleration or otherwise, or shall fail to perform or observe (subject to any applicable grace period) any material obligation or agreement of the Company or such Subsidiary involving a claim or claims in excess of the Individual Material Amount individually or the Aggregate Material Amount in the aggregate (but excluding (i) any such material obligation or agreement constituting or related to Debt for borrowed money, (ii) the Obligations, and (iii) any material obligation or agreement of any Subsidiary of the Company to the Company or another of its Subsidiaries), except to the extent that the existence of any such default is being contested by the Company or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; or

                (f) Insolvency of the Company or a Material Subsidiary. The Company or any of the Material Subsidiaries (other than a Non-Recourse Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Material Subsidiary (other than a Non-Recourse Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of the Material Subsidiaries (other than a Non-Recourse Subsidiary) shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                (g) Insolvency of Other Subsidiaries. In any twelve-month period, Subsidiaries (other than Non-Recourse Subsidiaries) of the Company having aggregate total assets of $20,000,000 or more shall generally not pay their debts as such debts become due, or shall admit in writing their inability to pay their debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Subsidiaries seeking to adjudicate them bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Subsidiaries or their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for them or for any substantial part of their property and, in the case of any such proceeding instituted against such Subsidiaries (but not instituted by them), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, them or for any substantial part of their property) shall occur; or such Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); provided, that where a 30-day period referred to above would end after any relevant twelve-month period, such twelve-month period shall be deemed extended to include all days in such 30-day period; or

                (h) Judgments. Judgments or orders for the payment of money in excess of the Individual Material Amount individually or the Aggregate Material Amount in the aggregate shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, that this Section 13.01(h) shall not include any judgments or orders to the extent that the Company or the applicable Subsidiary is (1) insured and with respect to which the insurer thereof has assumed responsibility in writing or (2) otherwise indemnified in a manner satisfactory to the Administrative Agent and the Tranche D Agent; or

                (i) Change in Control. Any person or group of persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended (the "Act")) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the
Act), either directly or indirectly, of 35% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors.

                SECTION 13.02.  Remedies.

               (a) If any event described in Section 13.01(f) shall occur, the Tranche D Commitment and the Tranche F Commitment of each Bank (if not theretofore terminated) shall immediately terminate, and the Loans, the Reimbursement Obligations and all other amounts payable hereunder shall become immediately due and payable, including the undrawn amount of the outstanding Letters of Credit, and the Company and the other Multicurrency Borrowers shall immediately pay to the Administrative Agent the amount of all Loans and Reimbursement Obligations outstanding and all other amounts payable hereunder in full, including the full undrawn amounts of the Letters of Credit, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived). If any Event of Default not described in Section 13.01(f) occurs, the Administrative Agent may with the consent of the Tranche D Agent, and shall upon direction of the Majority Banks (or Banks whose Voting Pro Rata Shares, calculated as if the Tranche D Commitment and the Tranche F Commitment had already terminated, aggregate to more than 50%), declare the Tranche D Commitment and the Tranche F Commitment of each Bank (if not theretofore terminated) to be terminated, and the Loans, the Reimbursement Obligations and all other amounts payable hereunder to be due and payable, including the undrawn amount of the outstanding Letters of Credit, whereupon each Bank's Tranche D Commitment and Tranche F Commitment (if not theretofore terminated) shall immediately terminate and the Loans, the Reimbursement Obligations and all other amounts payable hereunder shall become immediately due and payable and the
Company and the other Multicurrency Borrowers shall immediately pay to the Administrative Agent the amount of all Loans and Reimbursement Obligations outstanding and all other amounts payable hereunder in full, including the full undrawn amount of the Letters of Credit, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived). Upon the occurrence of any Event of Default, the Administrative Agent or each Issuing Bank (with respect to its Letter of Credit) may, and upon the direction of the Majority Banks shall, (i) notify the European Beneficiaries, the Western Pacific Beneficiaries or the Asian Beneficiaries that
(x) no drawings under the applicable Letters of Credit thereafter made shall be reinstated and (y) no new Foreign Ancillary Obligations may be created by such Beneficiary thereafter under the support of such Letters of Credit and (ii) notify the Tranche E Beneficiary (x) of such Event of Default and its request (through delivery of an Acceleration Notice) that such Beneficiary make an Acceleration Drawing under the applicable Letters of Credit and (y) that no drawings under such Letters of Credit thereafter made shall be reinstated. Following the termination of the Tranche D Commitment and the Tranche F Commitment, and when no Series 1 CP Notes (other than Delayed Notes) remain outstanding and all Foreign Ancillary Obligations and Obligations hereunder have been indefeasibly paid in full in cash, the Commitments of each of the Banks hereunder shall automatically terminate.

                (b) If the prepayment of the amount available for drawing under the Letters of Credit is required under this Section 13.02, the Company and the other Multicurrency Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided below.

                (c) All amounts prepaid pursuant to this Section 13.02 shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under the Letters of Credit then or thereafter made by an Issuing Bank, and to the payment of the unpaid balance of any Loans, Reimbursement Obligations and all other Obligations hereunder. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Agents and the Banks. If (i) the Company and the other Multicurrency Borrowers shall have made payment of all Obligations, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed (and the Administrative Agent shall have received an opinion of independent legal counsel of recognized national standing in matters of bankruptcy to such effect), and (iii) no Letters of Credit, Commitments, Loans, Series 1 CP

Notes (other than Delayed Notes), Reimbursement Obligations or other Obligations remain outstanding hereunder, then the Administrative Agent shall repay to the Company and the other Multicurrency Borrowers any remaining amounts held in the Collateral Account.

                (d) As security for the payment when due of all of the obligations of the Company and the other Multicurrency Borrowers hereunder and under the Letters of Credit, the Company and each other Multicurrency Borrower hereby pledges and assigns to the Administrative Agent for the benefit of the Agents, the Issuing Banks and the Banks, and grants to the Administrative Agent for the benefit of the Agents, the Issuing Banks and the Banks, a general lien on and continuing security interest in and right of set-off against, all of its respective right, title and interest in and to the Collateral Account.


                                   ARTICLE XIV
                                   THE AGENTS

                SECTION 14.01.  Authorization  and Action.

               (a) Each Bank hereby appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement as are delegated to the Agents by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Obligations), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or, as applicable, Banks with the necessary aggregate Applicable Pro Rata Shares or Voting Pro Rata Shares, as the case may be, with discretion over such matters), and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

                (b) The provisions of this Article XIV are solely for the benefit of the Agents and the Banks, and neither the Company nor any Subsidiary of the Company (including, without limitation, the other Multicurrency Borrowers) shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 14.07). In performing its functions and duties under this Agreement, each Agent shall act solely as agent, as the case may be, of the Banks and/or the Issuing Banks, as applicable, and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any Subsidiary of the Company. Each of the Agents may perform any of its duties hereunder, or under the Credit Documents, by or through its agents or employees.

                SECTION 14.02. Nature of Agents' Duties. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Credit Documents. The duties of the Agents shall be administrative in nature. No Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Bank or any Issuing Bank. Nothing in this Agreement or any of the other Credit Documents, expressed or implied, is intended to or shall be construed to impose upon the Agents any obligation in respect of this Agreement or any of the other Credit Documents except as expressly set forth herein or therein. If any Agent seeks the consent or approval of the Banks to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Bank. The Administrative Agent shall promptly notify each Bank at any time that the Banks have instructed the Agents to act or refrain from acting pursuant hereto.

                SECTION 14.03. Rights, Exculpation, Etc. (a) Neither the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. No Agent shall be responsible or accountable for the acts or omissions of any other Agent. None of the Administrative Agent, the Tranche D Agent, the Tranche F Agent, the Bid Agent or the Asia Bid Agent shall be liable for any apportionment or distribution of payments made by it in good faith pursuant to the terms of this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. The Agents may rely and act upon notice given by facsimile transmission by the individuals reasonably believed by the Agents to be those individuals designated to the Agents, or any of them, in writing from time to time to possess authority to give such notice, without any requirement of written confirmation thereof, and the Company hereby indemnifies and holds harmless each Agent from and against any and all losses, costs, expenses, damages, claims, actions and other proceedings relating to such reliance, except for losses, costs, expenses, damages, claims, actions and proceedings resulting from acts or omissions constituting gross negligence or willful misconduct on the part of such Agent. If a written confirmation is delivered to an Agent after reliance on a given notice which differs in any respect from the action taken by such Agent, the records of such Agent shall govern absent manifest error.

                (b) Each Agent: (i) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or any other Multicurrency Borrower or to inspect the property (including the books and records) of the Company or any other Multicurrency Borrower; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                (c) The Agents may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement or of any of the other Credit Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Credit Documents until they shall have received such instructions from the Majority Banks or all of the Banks, as applicable. Without limiting the foregoing, no Bank or Issuing Bank shall have any right of action whatsoever against any of the Agents as a result of such Agent acting or refraining from acting under this Agreement or any of the other Credit Documents in accordance with the instructions of the Majority Banks or all of the Banks, as applicable.

                SECTION 14.04. Rights as a Bank. With respect to its Commitment, the Loans made by it and the Letters of Credit and Reimbursement Obligations, each of the Agents in its capacity as a Bank hereunder shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent in its individual capacity and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries (including, without limitation, the other Multicurrency Borrowers) and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if it were not an Agent and without any duty to account therefor to the Banks.

                SECTION 14.05. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section 11.01(a) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The Agents shall not be required to keep themselves informed as to the performance or observance by the Company and the other Multicurrency Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or the other Multicurrency Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or the other Multicurrency Borrowers, which may come into the possession of the Agents or any of their affiliates.

                SECTION 14.06. Indemnification. The Banks agree to indemnify each of the Agents (to the extent not reimbursed by the Company), ratably according to their respective Aggregate Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's own gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Company.

                SECTION 14.07. Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided below, (a) any Agent may resign as Agent hereunder at any time by giving not less than 10 days' prior written notice thereof to the Banks and the Company, and (b) Banks whose Voting Pro Rata Shares aggregate to at least seventy percent (70%) may, by written agreement, remove any Agent with the consent of the Company (provided, that the consent of the Company shall not be required after the occurrence and during the continuance of an Event of Default) and, with respect to a Tranche Agent under a Letter of Credit Tranche, the applicable Issuing Bank. Upon any such resignation or removal the Majority Banks shall have the right, after consultation with the Company, to appoint a successor Agent (which, with respect to a Tranche Agent under a Letter of Credit Tranche, shall be acceptable to the applicable Issuing
Bank). If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or of the agreement of the Banks to remove such Agent, then (i) if such Agent resigned and was not removed by the Banks, such retiring Agent may, on behalf of the Banks, after consultation with the Company, appoint one of the Banks (which, with respect to a Tranche Agent under a Letter of Credit Tranche, shall be acceptable to the applicable Issuing
Bank) to be successor Agent, (ii) if such Agent, other than the Administrative Agent, was removed by the Banks, the Administrative Agent may, on behalf of the Banks, after consultation with the Company, appoint one of the Banks (which, with respect to a Tranche Agent under a Letter of Credit Tranche, shall be acceptable to the applicable Issuing Bank) to be successor Agent, and (iii) in the event of the removal by the Banks of the Administrative Agent, the Bid Agent and Asia Bid Agent may, on behalf of the Banks, after consultation with the Company, appoint one of the Banks (which may be the Bid Agent) to be successor Administrative Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the departing Agent as Agent hereunder, and the departing Agent shall be discharged from its duties and obligations as Agent hereunder. After any departing Agent's resignation or removal, the provisions of this Article XIV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                   ARTICLE XV
                                  MISCELLANEOUS

                SECTION 15.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or (except as otherwise permitted under the terms of this Agreement) the Letters of Credit, nor consent to any departure by the Company or any other Multicurrency Borrower from the terms thereof, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

               (a) waive any Event of Default or Unmatured Event of Default, amend or waive any provision of this Agreement the breach of which has given rise to an Event of Default or Unmatured Event of Default, or amend Section 13.01, in each case unless in writing and signed by the Majority Banks, Banks whose Domestic Revolver Pro Rata Shares aggregate to more than 50% and Banks whose Multicurrency Revolver Pro Rata Shares aggregate to more than 50%,

               (b) unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in Article X, (ii) increase the Commitments of the Banks or subject the Banks to any additional obligations,
(iii) reduce the principal of, or interest on, the Loans or the Reimbursement Obligations or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the Loans or the Reimbursement Obligations or any fees or other amounts payable hereunder, (v) change the definitions of Majority Banks or Voting Pro Rata Shares, or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (vi) amend Section 9.01(f) or 9.03, the second sentence of Section 13.02(a), Section 15.07, or this Section 15.01,

               (c) unless in writing and signed by (i) Banks whose Multicurrency Revolver Pro Rata Shares aggregate to more than 50%, amend any provision of
Article VII, or (ii) all of the Multicurrency Banks, release the Company's guaranty of the obligations of the other Multicurrency Borrowers under Section 7.08, or

               (d) unless in writing and signed by the affected Agents and/or Issuing Banks in addition to the Banks required above to take such action, affect the rights or duties of any Agents or Issuing Banks under this Agreement, any Note or any Letter of Credit.

   SECTION 15.02. Notices. To be effective, all notices and other communications provided for hereunder shall be in writing or by telecopy transmission or telephone (to be confirmed in writing) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, when deposited in the mail, air postage prepaid, or in the case of notice by telecopy transmission, when sent, addressed as follows in the case of the Company, the other Multicurrency Borrowers, the Banks and the Agents, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of a Note, provided that all Notices of Multicurrency Borrowing under Section 7.02 hereof, all Notices of Syndicated Borrowing under Section 5.02 hereof, all Notices of Bid Rate Borrowing under Section 5.03 hereof, all Notices of Asia Bid Rate Borrowing under Section 5.03A hereof, all Notices of Conversion under Section 5.08 hereof and all notices and communications to the Agents pursuant to Article XIV shall only be effective when received:

        (a)     If to the Company:

                Comdisco, Inc.
                6111 North River Road
                Rosemont, Illinois  60018
                Attention:  Edward Pacewicz
                                    Vice President and Treasurer
                Telephone:  (708) 698-3000 or (847) 698-3000*1
                Telecopy:   (708) 518-5854 or (847) 518-5854*

                with a copy to:

                Comdisco, Inc.
                6111 North River Road
                Rosemont, Illinois  60018
                Attention:  General Counsel
                Telephone:  (708) 698-3000 or (847) 698-3000*
                Telecopy:   (708) 518-5088 or (847) 518-5088*

--------
     1 * numbers to become effective as of January 20, 1996

        (b)     If to any Multicurrency Borrower other than the
                Company:

                To  its  address   specified  in  its   Multicurrency   Borrower
                Assumption Agreement (with a copy to the addresses set forth in (a) above);

        (c)     If to any Bank or Tranche Agent:

                To its address set forth below its name on the signature pages hereof, with a copy to the Administrative Agent;

        (d)     If to the Administrative Agent:

                Citibank, N.A.
                c/o Citicorp Securities, Inc.
                200 South Wacker Drive
                31st Floor
                Chicago, Illinois  60606
                Attention:  John Coons
                Telephone:  (312) 993-3184
                Telecopy:  (312) 993-6706

                with a copy to:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois 60603
                Attention:  DeVerille A. Huston
                Telephone:  (312) 853-7212
                Telecopy:  (312) 853-7036

        (e)     If to the Bid Agent:

                NationsBank, N.A.
                233 South Wacker Drive
                Suite 2800
                Chicago, Illinois  60606
                Attention:  Michael S. Zehfuss
                Telephone:  (312) 234-5625
                Telecopy:  (312) 234-5601

                and/or, as applicable:

                NationsBank, N.A.
                Agency Services
                101 North Tryon Street
                15th Floor

                Charlotte, North Carolina  28255
                Attention:  Molly Canup
                Telephone:  (704) 386-1316
                Telecopy:          (704) 386-9923

                with a copy to:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois 60603
                Attention:  DeVerille A. Huston
                Telephone:  (312) 853-7212
                Telecopy:  (312) 853-7036

        (f)  If to the Asia Bid Agent:

                Citicorp International, Ltd.
                20/F., Two Harbourfront
                22 Tak Fung Street
                Hunghom, Kowloon
                Hong Kong
                Attention:  Charles Liu
                Telephone:  (852) 2306-6622
                Telecopy:  (852) 2621-3183

                with a copy to:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois  60603
                Attention:  DeVerille A. Huston
                Telephone:  (312) 853-7212
                Telecopy:  (312) 853-7036


                SECTION 15.03. No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                SECTION  15.04.  Fees and Expenses;  Indemnity.

               (a) The Company will promptly pay all reasonable fees and expenses and disbursements of counsel to the Administrative Agent, the Bid Agent and Asia Bid Agent in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents, the consummation of the transactions contemplated by the Credit Documents, the negotiation, preparation and execution and delivery of any material amendment, modification of, supplement of or to any Credit Document (other than any fee, cost or expense in connection with assignments or sales of participations by any Bank pursuant to Section
15.06 hereof). In addition, the Company will promptly pay all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Agents or the Banks in connection with
(A) their enforcement of the payment of the Loans, the Notes, the Reimbursement Obligations or any other sum due to the Agents or the Banks under this Agreement or any of their other rights hereunder or thereunder as a result of any Event of Default or any Unmatured Event of Default or (B) any claim or action threatened, made or brought against the Agents or the Banks arising out of or relating to any extent to this Agreement or the transactions contemplated hereby. The obligations of the Company under this subsection shall survive the payment of the Loans and the Reimbursement Obligations and the termination of this Agreement.

                (b) In addition to the foregoing, the Company shall indemnify each of the Agents and the Banks and the officers, directors, employees and agents of the Agents and the Banks (collectively, the "Indemnitees") against, and hold each Indemnitee harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by or asserted against such Indemnitee (other than as a consequence of actual gross negligence or willful misconduct on the part of such Indemnitee) arising out of, resulting from or in any manner connected with, the execution, delivery and performance of any of the Credit Documents or the CP Documents or the incurrence of the Loans or the Reimbursement Obligations, and any and all transactions related thereto or consummated in connection therewith, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by such Indemnitee in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute or any jurisdiction, or any regulation, or at common law or otherwise, which litigation, proceeding or investigation is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact of the Company and its Affiliates and Subsidiaries (including, without limitation, the other Multicurrency Borrowers) in this Agreement or any document, certificate or written matter delivered pursuant hereto or pursuant to any other Credit Document or any CP Document or in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (2) any omission or alleged omission to state any material fact required to be stated in this Agreement or any document, certificate or written matter delivered pursuant hereto or pursuant to any other Credit Document or any CP Document or in such document or schedule, or necessary to make the statements made herein or therein, in light of the circumstances under which made, not misleading; (3) any acts, practices or omissions or alleged acts, practices or omissions of the Company or any other Multicurrency Borrower or their respective agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of any such purchase or the consummation of any other transaction contemplated by any such acquisition which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of any such purchase or the consummation of the other transaction contemplated by any such acquisition; or (4) any withdrawal, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Company to the Agents and the Banks hereunder or at common law or otherwise. The provisions of this subsection shall survive the payment of the Loans and the Reimbursement Obligations and the termination of this Agreement.

                SECTION 15.05. Successors and Assigns; Subsequent Holders of Notes. This Agreement and the other Credit Documents shall be binding upon the parties hereto and thereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and thereto and the successors and permitted assigns of the Banks and the Issuing Banks. All references herein to the Company or any other Multicurrency Borrower shall be deemed to include its respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Company or such Multicurrency Borrower. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the obligations, rights and privileges herein conferred upon the Banks and the Issuing Banks shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's and the other Multicurrency Borrowers' respective rights and any interests therein hereunder, and the Company's and the other Multicurrency Borrowers' respective duties and Obligations hereunder, may not be assigned without the written consent of all of the Banks.

                SECTION 15.06.  Assignments and Participations.

                (a) Each Bank may and, if  demanded  by the Company  pursuant to
Section 15.08, will assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans and Reimbursement Obligations owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of the same percentage of each of the assigning Bank's Tranche Commitments, (ii) except with respect to an assignment by a Bank of all of its rights and obligations under this Agreement or an assignment by one Bank to another Bank, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than $5,000,000, (iii) each such assignment shall be subject to the prior written approval of the Issuing Banks if the assignee thereof is to be another Bank or an Affiliate thereof, and shall otherwise be subject to the prior written approval of the Company, the Agents and the Issuing Banks, (iv) each such assignment made as a result of a demand by the Company pursuant to
Section 15.08 shall be either an assignment of all of the rights and obligations of the assigning Bank under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the assigning Bank under this Agreement, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the other Multicurrency Borrowers or the performance or observance by the Company or the other Multicurrency Borrowers of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 11.01(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                (c) The Administrative Agent shall maintain at its address referred to in Section 15.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans and Reimbursement Obligations owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the other Multicurrency Borrowers, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note or Notes subject to such assignment, the

Administrative Agent shall, if such Assignment and Acceptance has been completed in accordance with the terms hereof and is in substantially the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company and the other Multicurrency Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee and, if the assigning Bank has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Bank. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit I-1, I-2 or I-3 hereto, as applicable.

                (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans and Reimbursement Obligations owing to it and the Note or Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Company and the other Multicurrency Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Company, the other Multicurrency Borrowers, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to be bound by the provisions set forth in Section 15.09.

                (g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on the Loans) under this Agreement to any Federal Reserve Bank without notice to or consent of the Company, any Agent or any Issuing Bank.

                SECTION  15.07.  Extension of Scheduled  Maturity  Date.

               (a) The Company may, by delivery to the  Administrative  Agent of written notice substantially in the form of Exhibit L hereto, request that the Scheduled Maturity Date be extended as set forth in subsection (b) below. The Administrative Agent shall give prompt notice to the Banks of each such request and each Bank shall, within thirty-five (35) days after delivery of such notice by the Administrative Agent, notify the Administrative Agent in writing whether it consents to such extension (which consent shall be in the sole discretion of each Bank). In the event that any Bank shall fail to so notify the Administrative Agent, such Bank shall be deemed to have refused to consent to such extension. If the Administrative Agent receives timely consents from Banks constituting Majority Banks (or the Company otherwise consents in writing), and subject to the satisfaction of the conditions precedent set forth in Section 8.01(b) (both before and after the requested extension), then:

                (i) the Scheduled Maturity Date shall be extended as set forth in subsection (b) below;

                (ii) each Bank consenting to the requested extension shall remain a Bank hereunder; and

                (iii) each Bank not consenting to such extension shall, as of the Scheduled Maturity Date (without giving effect to the applicable extension thereof) and upon payment by the Company and the other Multicurrency Borrowers of all Obligations owing to such Bank, (1) cease to be a Bank hereunder, whereupon its Commitment shall terminate and each Tranche Commitment shall be correspondingly reduced, (2) if such Bank is an Agent, cease to be an Agent hereunder (and, if applicable, a successor Agent shall be appointed pursuant to Section 14.07), and (3) if such Bank is an Issuing Bank, cease to be an Issuing Bank hereunder (whereupon the applicable Tranche Commitment shall be reallocated in full to Tranche D, unless the Company shall previously have designated a replacement Issuing Bank and applicable Beneficiaries (each of which shall be acceptable to the Administrative Agent, the Bid Agent, and Asia Bid Agent) for such Tranche pursuant to the terms of this Agreement).

Simultaneously with any such extension of the Scheduled Maturity Date, each Letter of Credit shall (unless the Issuing Bank with respect thereto shall not have consented to such extension and has not been replaced) be amended or replaced in accordance with the terms hereof and thereof to reflect the new Scheduled Maturity Date and, if applicable, any reduction in any Tranche Commitment. In the event that (x) Majority Banks do not consent to the extension and the Company has not consented in writing to an extension with fewer than Majority Banks party thereto, or (y) the conditions precedent set forth in Section 8.01(b) are not satisfied both before and after giving effect to the requested extension, then in either case the Scheduled Maturity Date shall take place as scheduled.

                (b) By delivery of the written notice  referred to in subsection
(a) above no later than November 15, 1996, the Company may request an extension of the Scheduled Maturity Date to December 31, 1999. If the Scheduled Maturity Date is so extended, the Company may request a further extension of the Scheduled Maturity Date to December 31, 2000 by an additional delivery of such written notice no later than November 15, 1997.

                SECTION 15.08. Replacement or Removal of a Bank or Issuing Bank in the Event of an Adverse Condition. (i) In the event a Bank or an Issuing Bank (an "Affected Bank") shall have: (a) failed to fund its Applicable Pro Rata Share of any Loan requested by the Company which such Bank is obligated to fund under the terms of this Agreement and such failure has not been cured, (b) failed to fund its Aggregate Pro Rata Share of a payment to the applicable Agent on behalf of an Issuing Bank which such Bank is obligated to fund under the terms of this Agreement and such failure has not been cured, (c) either repudiated its obligations under this Agreement or failed to reaffirm such obligations in writing within five (5) Business Days of a written request therefor from the Administrative Agent or any Issuing Bank, (d) delivered to the Company a notice described in Section 15.08(vi), (e) made demand for additional amounts pursuant to Section 9.04 or 9.05 as a result of any condition described in any such Section, or (f) declined to consent to an extension of the Scheduled Maturity Date pursuant to Section 15.07, then, unless such Affected Bank has theretofore taken steps to remove or cure, and has removed or cured, such failure or the circumstances described in such notice or the conditions creating the cause for such demand for such additional amounts, as the case may be, the Company may:

                         (A) with respect to such Affected Bank's rights and obligations as a Bank hereunder, either:

                                  (x) designate  another  financial  institution
                acceptable to the Agents and the Issuing Banks (such institution being herein called a "Replacement Bank") to purchase the Notes of the Affected Bank and such Affected Bank's rights and obligations as a Bank here under, without recourse to or warranty by, or expense to, such Affected Bank for a purchase price equal to the outstanding principal amount of the Notes payable to such Affected Bank plus any accrued but unpaid interest on such Notes and, if applicable, accrued but unpaid fees and expenses owed hereunder or in connection herewith, in each case owing to the Affected Bank in its capacity as a Bank, and upon such purchase and the payment of the additional amounts described above and all other Obligations owing to such Affected Bank as a Bank, such Affected Bank shall no longer be a Bank or have any rights as a Bank hereunder (other than rights to indemnification pursuant to Section 9.12 or Section 15.04), and the Replacement Bank shall succeed to such rights and obligations of such Affected Bank hereunder; or

                                  (y) pay to such  Affected Bank an amount equal
                to the outstanding principal amount of the Notes payable to such Affected Bank plus any accrued but unpaid interest on such Notes and, if applicable, accrued but unpaid fees and expenses owed hereunder or in connection herewith, in each case owing to the Affected Bank in its capacity as a Bank, and upon such payment of the additional amounts described above and all other Obligations owing to such Affected Bank as a Bank, such Affected Bank shall no longer be a Bank or have any rights as a Bank hereunder (other than rights to indemnification pursuant to Section 9.12 or Section 15.04); and

                         (B) with respect to such Affected Bank's rights and obligations as an Issuing Bank (if any) hereunder, pay to such Affected Bank an amount equal to the outstanding principal amount of the Notes payable to such Affected Bank plus any accrued but unpaid interest on such Notes and, if applicable, accrued but unpaid fees and expenses owed hereunder or in connection herewith, in each case owing to the Affected Bank in its capacity as an Issuing Bank, and upon such payment of the additional amounts described above and all other Obligations owing to such Affected Bank as an Issuing Bank, such Affected Bank shall no longer be an Issuing Bank or have any rights as an Issuing Bank hereunder (other than rights to indemnification pursuant to Section 9.12 or Section 15.04).

                (ii) Simultaneously with the removal of an Affected Bank pursuant to Section 15.08(i)(A)(y) above, the Company shall effect a Reallocation in accordance with the provisions of Article VIII, pursuant to which the Company shall reduce the Commitments by the amount of such Affected Bank's Commitment.

                (iii) In the event of the removal of the Issuing Bank under Tranche A, Tranche B or Tranche C pursuant to Section

15.08(i)(B) above, the Company shall cause all Foreign Ancillary Obligations supported by such Tranche to be paid in full, together with all funding indemnities and all other amounts payable thereunder to the appropriate Foreign Ancillary Lenders, whereupon (A) such Issuing Bank's Letter of Credit shall be terminated and (B) the applicable Tranche Commitment shall terminate (subject to reinstatement pursuant to Section 8.03).

                (iv) In the event of the removal of the Issuing Bank under Tranche E pursuant to Section 15.08(i)(B) above, the Company shall, at its option, either (A) cease the issuance of Series 1 CP Notes, and upon payment in full of all such outstanding Series 1 CP Notes entitled to the benefit of the Tranche E Letter of Credit, terminate the Tranche E Letter of Credit pursuant to
Section 6.01(e)(i)(A), or (B) replace such Issuing Bank in accordance with the provisions of Section 6.01(e)(iv).

                (v) If the removed or replaced Affected Bank is also an Agent hereunder, such Affected Bank shall resign in its capacities as Agent in accordance with Section 14.07.

                (vi) Each Bank agrees to use its best efforts to notify the Company as promptly as practicable upon such Bank's becoming aware that circumstances exist which would cause the Company to become obligated to pay additional amounts to such Bank pursuant to Section 9.04 or 9.05; provided, that the failure by any Bank to give such notice shall not affect the obligations of the Company under such Sections.

                SECTION 15.09. Confidentiality. Each Bank agrees to hold confidential all non-public information (which has been identified as such by the Company or any Subsidiary of the Company) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of such nature and in accordance with safe and sound banking practices; it being understood that any Bank may disclose such information to any of its examiners, Affiliates (other than any Affiliate
engaged  in  the  leasing  business),   outside  auditors,   counsel  and  other
professional advisors in connection with this Agreement or to any actual or prospective assignee or participant or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                (a) unless specifically prohibited by applicable law or court order, each Bank shall make reasonable efforts to notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and

                (b) prior to any disclosure of non-public information to an actual or prospective assignee or participant, each Bank shall require the Person receiving such disclosure to agree in writing (i) to be bound by this Section 15.09; and (ii) to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 15.09.

                SECTION 15.10. Change in Accounting Principles. Except as otherwise provided herein, if any changes in GAAP from the principles in effect on and as of the Closing Date are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in Section 12.04 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made, provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Banks, to so reflect such change in GAAP.

                SECTION 15.11. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

                SECTION 15.12. Survival of Warranties and Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Credit Documents and the making and repayment of the Loans and Reimbursement Obligations hereunder.

                SECTION 15.13. Payments Set Aside. To the extent that the Company or any other Multicurrency Borrower makes a payment or payments to the Agents or the Banks or the Issuing Banks, or the Agents or the Banks or the Issuing Banks exercise their rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

                SECTION 15.14. Severability. In case any provision in or obligation under this Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                SECTION 15.15. Headings. Article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                SECTION 15.16. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accor dance with, the laws (including, without limitation, Section 5- 1401 of the General Obligations Laws, but otherwise without regard to conflicts of laws principles) and decisions of the State of New York.

                SECTION 15.17. Limitation of Liability. To the extent permitted by applicable law, no claim may be made by the Company, any other Multicurrency Borrower, any Bank, any Issuing Bank or any other Person against the Agents or any other Bank or Issuing Bank or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Credit Documents, or any act, omission or event occurring in connection therewith; and the Company, each other Multicurrency Borrower and each Bank and Issuing Bank hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                SECTION 15.18.  Consent to Jurisdiction  and Service of Process.
All judicial proceedings brought against the Company or any other Multicurrency Borrower with respect to this Agreement or any other Credit Document may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement or the applicable Multicurrency Borrower Assumption Agreement, the Company and each other
Multicurrency Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any of the other Credit Documents from which no appeal has been taken or is available. The Company and each other Multicurrency Borrower waives personal service upon it, and irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company and each other Multicurrency Borrower to be effective and binding service in every respect. The Company and each other Multicurrency Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address referred to in Section 15.02, such service to become effective ten (10) days after such mailing. EACH OF THE COMPANY, THE OTHER MULTICURRENCY BORROWERS, THE AGENTS, THE ISSUING BANKS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agents, any Issuing Bank or any Bank to bring proceedings against the Company or any other Multicurrency Borrower in the courts of any other jurisdiction.

                SECTION 15.19. Waiver of Jury Trial. EACH OF THE COMPANY, THE OTHER MULTICURRENCY BORROWERS, THE AGENTS, THE ISSUING BANKS AND THE BANKS IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                SECTION 15.20. Counterparts; Effectiveness; Inconsis tencies. This Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Company, each Bank, each Issuing Bank and the Agents hereto on the Closing Date, and against each other Multicurrency Borrower on the effective date of its Multicurrency Borrower Assumption Agreement. This Agreement and each of the other Credit Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsis tent with the terms and conditions of any other Credit Docu ment, this Agreement shall govern.

                SECTION 15.21. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                SECTION 15.22. Entire Agreement. This Agreement, taken together with all of the other Credit Documents and all certificates and other documents delivered by the Company and the other Multicurrency Borrowers to the Agents, the Banks or the Issuing Banks, embodies the entire agreement and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

                SECTION 15.23.  Replacement of the Third Amended Agreement.

               (a) On the Closing Date, (i) the Third Amended Agreement shall cease to be of any force or effect, (ii) the "Agents," the "Issuing Banks" and the "Letters of Credit" thereunder shall be replaced by the corresponding Agents, Issuing Banks and Letters of Credit hereunder, and (iii) each of the financial institutions listed on the signature pages hereof shall be Banks hereunder. Notwithstanding anything in the Third Amended Agreement or elsewhere to the contrary, the replacement of the "Agents," the "Issuing Banks" and the "Letters of Credit" accomplished hereby are each deemed to have occurred in accordance with and in satisfaction of all requirements with respect thereto set forth in the Third Amended Agreement and elsewhere, and consent is hereby expressly given to each such replacement.

                (b) In addition to the foregoing, each of the "Notes" issued under the Third Amended Agreement (the "Original Notes") shall become of no further force or effect on the Closing Date, and shall be deemed replaced in full by the Notes issued hereunder. The Notes are issued in substitution for, and not in payment of, the Original Notes, and the issuance, delivery and substitution of the Notes are in no way intended to constitute a novation of the Original Notes. Each Bank shall use its reasonable efforts to return the Original Note issued to it to the Company for cancellation on or before the Closing Date; provided, that in the event any one or more Banks fail to return their respective Original Notes on or before the Closing Date, the Closing Date shall nevertheless occur, and each such Bank agrees to indemnify and hold the Company harmless from and against any and all liability, loss, damage and expense, including legal fees and expenses, in connection with, or arising out of, the issuance of such Bank's Notes or the failure to return such Original Note.

                SECTION 15.24. Additional Banks. The Company may, with the prior written consent of the Administrative Agent and the Issuing Banks, add additional Banks to this Agreement. Each such additional Bank shall execute a supplemental counterpart to this Agreement setting forth the Commitment of such additional Bank and its Applicable Pro Rata Shares as computed by the Administrative Agent as of the effective date of such new Bank's addition to the Agreement. The Administrative Agent shall notify each existing Bank in writing of the increased Commitments and each Bank's revised Applicable Pro Rata Shares as of the effective date of such new Bank's addition to the Agreement. Upon the execution and delivery of such supplemental counterpart the new Bank shall be deemed automatically to have become a party hereto. The Company and each other Multicurrency Borrower shall, within five Business Days thereafter, execute and deliver to the Administrative Agent, for delivery to the new Bank, Notes evidencing such Bank's assigned Loans, unpaid Reimbursement Obligations and Commitment hereunder. With respect to outstanding Loans, the additional Bank shall promptly fund its Domestic Revolver Pro Rata Share of Base Rate Loans, by making payment thereof to the Tranche D Agent for distribution to the other Banks. In the case of Eurocurrency Rate Loans, such funding shall be made on the last day of the then current Interest Period of each such Eurocurrency Rate Loan and the Banks' Applicable Pro Rata Shares in each such outstanding Eurocurrency Rate Loan shall not be adjusted by virtue of the addition of such new Bank until the last day of such Interest Period. Unless otherwise specified by the Company to the Administrative Agent in writing prior to the new Bank's addition to this Agreement under this Section 15.24, the increase in the Commitments created by the addition of such new Bank shall be allocated to Tranche D as of the effective date of such new Bank's addition to the Agreement.

                SECTION 15.25. Company as Agent for Other Multicurrency Borrowers. Each Multicurrency Borrower (other than the Company) hereby appoints the Company as its agent for purposes of giving notice to or otherwise advising the Agents, the Issuing Banks or the Banks in such instances where this Agreement calls for notice or advice from a Multicurrency Borrower or the Multicurrency Borrowers generally.

                SECTION  15.26.  Judgment  Currencies.  If for the  purposes  of obtaining judgment in any court it is necessary to convert a sum due under this Agreement or under any of the Notes in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given. To the fullest extent permitted by applicable law, the obligation of any Multicurrency Borrower in respect of any sum due in the Original Currency to any Agent or any Bank shall, notwithstanding any judgment in an Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or such Bank, as applicable, of any sum adjudged to be so due in the Other Currency, such Agent or such Bank, as applicable, may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Agent or such Bank, as applicable, in the Original Currency, the applicable Multicurrency Borrower or Multicurrency Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Bank, as applicable, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due such Agent or such Bank in the Original Currency, such Agent or such Bank, as applicable, agrees to remit to the applicable Multicurrency Borrower or Multicurrency Borrowers such excess.




                  [Remainder of Page Intentionally Left Blank]

                IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                            COMDISCO, INC.


                                            By
                               Edward A. Pacewicz
                                              Vice President and Treasurer

Commitment

$27,000,000                       CITIBANK, N.A., as Administrative
                                              Agent, as Tranche A Agent, as an
                                              Issuing Bank, as a Multicurrency
                               Bank and as a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            c/o Citicorp Securities, Inc.
                                            200 South Wacker Drive
                                            31st Floor
                                            Chicago, Illinois  60606
                                            Attention:  John Coons
                                            Telephone:  (312) 993-3184
                                            Telecopy:  (312) 993-6706

Commitment

$27,000,000              NATIONSBANK, N.A.,
                                            as Tranche D Agent, as Tranche E
                                            Agent, as Bid Agent, as an Issuing
                                            Bank, as a Multicurrency Bank and as
                                            a Bank


                                            By_________________________________
                                              Name:
                                              Title:


                                            Address:

                                            233 South Wacker Drive
                                            Suite 2800
                                            Chicago, Illinois  60606
                                            Attention:   Michael S. Zehfuss
                                            Telephone:  (312) 234-5625
                                            Telecopy:  (312) 234-5601

Commitment

$12,000,000              WESTPAC BANKING CORPORATION, as
                                            Tranche B Agent, as an Issuing Bank,
                                            as a Multicurrency Bank and as a
                                            Bank


                                            By
                                              Name:
                                              Title:


                                            Address:
                                            335 Madison Avenue
                                            New York, New York  10017-4681
                                            Attention: Craig Jones
                                            Telephone: (212) 551-2700
                                            Telecopy: (212) 850-7619

Commitment

$0                                          CITIBANK INTERNATIONAL PLC,
                               as Tranche F Agent


                                            By
                                              Name:
                                              Title:


                                            Address:
                                            Citibank International plc
                                            Riverdale House
                                            68 Molesworth Street
                                            Lewisham SE13 7EU England
                                            Attention: Kenneth Purchase
                                            Loans Agency
                                            Telephone: 44171-500-4243
                                            Telecopy: 44171-500-4482

Commitment

$ 0                                         CITICORP INTERNATIONAL, LTD., as
                                            Asia Bid Agent


                          By__________________________
                                      Name:
                                     Title:


                                            Address:
                                            20/F., Two Harbourfront
                                            22 Tak Fung Street
                                            Hunghom, Kowloon
                                            Hong Kong
                                            Attention:  Charles Liu
                                            Telephone:  (852) 2306-6622
                                            Telecopy:   (852) 2621-3183

Commitment

$20,000,000              THE BANK OF TOKYO, LTD., CHICAGO
                                              BRANCH, as Tranche C Agent, as an
                                              Issuing Bank and as a Bank


                                            By
                                              Name:
                                              Title:


                                              Address:
                                              69 West Washington Street
                                              Chicago, Illinois 60602
                                              Attention: Dino Janis
                                              Telephone: (312) 236-4973
                                              Telecopy:  (312) 236-8268

Commitment

$15,000,000              THE FIRST NATIONAL BANK OF BOSTON,
                                              as a Multicurrency Bank and as a
                                              Bank


                                            By
                                              Name:
                                              Title:


                                            Address:
                                            100 Federal Street
                                            Mail Stop: 01-09-06
                                            Boston, Massachusetts 02110
                                            Attention: Rod Guinn
                                            Telephone: (617) 434-4588
                                            Telecopy: (617) 434-0630

Commitment

$10,000,000              CAISSE NATIONALE DE CREDIT AGRICOLE,
                                              as a Multicurrency Bank and as a
                                              Bank


                                            By
                                              Name:
                                              Title:


                                            Address:
                                            55 East Monroe Street
                                            Chicago, Illinois  60603-5702
                                            Attention:  Phillip J. Salter
                                            Telephone: (312) 917-7417
                                            Telecopy:  (312) 372-2830

Commitment

$10,000,000              COMERICA BANK, as a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:
                                            4747 West Dempster
                                            Skokie, Illinois 60076
                                            Attention: Gregory N. Block
                                            Telephone: (708) 933-20882
                                            Telecopy:  (708) 933-2209


--------
     2Area code changes to 847 effective January 20, 1996.

Commitment

$20,000,000              CIBC, INC., as a Multicurrency Bank
                                              and as a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            One Post Street
                                            Suite 3550
                                            San Francisco, California  94104
                                            Attention:  Tom R. Wagner
                                            Telephone:  (415) 399-5744
                                            Telecopy:  (415) 399-5761

Commitment

$12,000,000              BANK HAPOALIM, as a Bank


                                            By
                                              Name:
                                              Title:


                                            By
                                              Name:
                                              Title:


                                            Address:
                                            174 North Michigan Avenue
                                            Chicago, Illinois 60601
                                            Attention: Michael J. Byrne
                                            Phone: (312) 407-9460
                                            Fax:   (312) 621-1985

Commitment

$10,000,000              U.S. BANK OF OREGON, as
                                              a Bank


                                            By
                                              Name:
                                              Title:


                                            Attention:

                                            National Corporate Banking
                                            555 S.W. Oak Street
                                            Suite 400
                                            Portland, Oregon  97204
                                            Attention:  Jeffrey Swift
                                            Telephone:  (503) 275-6381
                                            Telecopy:  (503) 275-5428

Commitment

$20,000,000              THE FUJI BANK, LIMITED,
                                              as a Bank


                                            By
                                              Name:
                                              Title:


                                            Attention:

                                          The Fuji Bank, Limited, Chicago Branch
                                          225 West Wacker Drive
                                          Suite 2000
                                          Chicago, Illinois  60606
                                          Attention:  Stephen P. Peca
                                          Telephone:  (312) 621-9484
                                          Telecopy:   (312) 621-0539 or
                                                      (312) 419-3677

Commitment

$15,000,000              THE SANWA BANK, LIMITED, CHICAGO
                                BRANCH, as a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            10 South Wacker Drive
                                            31st Floor
                                            Chicago, Illinois  60606
                                            Attention:  Kenneth C. Eichwald
                                            Telephone:  (312) 368-3006
                                            Telecopy:   (312) 346-6677

Commitment

$20,000,000              THE YASUDA TRUST & BANKING CO., LTD.,
                                              as a Multicurrency Bank and as a
                                              Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            181 West Madison Street
                                            Suite 4500
                                            Chicago, Illinois  60602
                                            Attention:  Douglas B. Warren
                                            Telephone:  (312) 683-3839
                                            Telecopy:  (312) 683-3899

Commitment

$15,000,000              THE LONG-TERM CREDIT BANK OF JAPAN,
                                              LTD., CHICAGO BRANCH, as a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            190 South LaSalle Street
                                            Suite 800
                                            Chicago, Illinois 60606
                                            Attention:  John R. Carley
                                            Telephone:  (312) 853-9516
                                            Telecopy:  (312) 704-8505

Commitment

$20,000,000              MELLON BANK, N.A., as a Multicurrency
                               Bank and as a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            c/o Mellon Financial Services
                                            55 West Monroe Street
                                            Suite 2600
                                            Chicago, Illinois  60603
                                            Attention:  M. James Barry
                                            Telephone:  (312) 357-3407
                                            Telecopy:  (312) 357-3414

Commitment

$15,000,000              THE SAKURA BANK, LIMITED, as
                                              a Bank


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            227 West Monroe Street
                                            Suite 4700
                                            Chicago, Illinois  60606
                                            Attention:  Laird Schaefer
                                            Telephone:  (312) 580-1460
                                            Telecopy:  (312) 332-5345

Commitment

$10,000,000              NBD BANK, as a Multicurrency
                               Bank and as a Bank


                                            By
                                              Name:
                                              Title:

                                            Address:
                                            Midwest Banking Division
                                            611 Woodward Avenue
                                            Detroit, Michigan 48226
                                            Attention:  Daniel J. Clarke, Jr.
                                            Telephone: (313) 225-2058
                                            Telecopy:  (313) 225-3074

Commitment

$12,000,000              SOCIETE GENERALE, as a Bank


                                            By
                                              Name:
                                              Title:


                                            By
                                              Name:
                                              Title:


                                            Address:

                                            181 West Madison Street
                                            Suite 3400
                                            Chicago, Illinois  60602
                                            Attention:  May I. Mallouh
                                            Telephone:  (312) 578-5166
                                            Telecopy:  (312) 578-5099

Commitment

$10,000,000                       THE FIRST NATIONAL BANK OF CHICAGO, as
                                  a Multicurrency Bank and a Bank



                                            By_____________________________
                                              Name:
                                              Title:


                                            Address:

                                            One First National Plaza
                                            Mail Suite 0084
                                            Chicago, Illinois  60670-0084
                                            Attention: John F. Ide
                                            Telephone:  (312) 732-5103
                                            Telecopy:  (312) 732-5296

Section
Page

                                TABLE OF CONTENTS

Section                                                                  Page

ARTICLE I
   DEFINITIONS AND ACCOUNTING TERMS............................................1

        1.01.  Certain Defined Terms...........................................1
        1.02.  Other Definitions..............................................29
        1.03.  Computation of Time Periods....................................30
        1.04.  Accounting Terms...............................................30
        1.05.  Other Definitional Provisions..................................31

ARTICLE II
   AMOUNT AND TERMS OF THE TRANCHE A SUBFACILITY..............................31
        2.01.  The European Letters of Credit.................................31
        2.02.  European Ancillary Loans.......................................32
        2.03.  Payments Under the European Letters of Credit;
          Reimbursement Obligations...........................................33
        2.04.  Participations.................................................34

ARTICLE III
   AMOUNT AND TERMS OF THE TRANCHE B SUBFACILITY..............................35
        3.01.  The Western Pacific Letters of Credit..........................35
        3.02.  Western Pacific Ancillary Loans................................36
        3.03.  Payments Under the Western Pacific Letters of
                  Credit; Reimbursement Obligations...........................37
        3.04.  Participations.................................................38

ARTICLE IV
   AMOUNT AND TERMS OF THE TRANCHE C SUBFACILITY..............................40
        4.01.  The Asian Letters of Credit....................................40
        4.02.  Asian Ancillary Loans..........................................40
        4.03.  Payments Under the Asian Letters of Credit;
                  Reimbursement Obligations...................................42
        4.04.  Participations.................................................42

ARTICLE V
   AMOUNTS AND TERMS OF THE TRANCHE D SUBFACILITY.............................44
        5.01.  The Syndicated Loans...........................................44
        5.02.  Making the Syndicated Loans....................................44
        5.03.  The Bid Rate Loans.............................................46
        5.04.  Tranche D Facility Fee.........................................55
        5.05.  Repayment......................................................56
        5.06.  Interest on Syndicated Loans...................................56
        5.07.  Voluntary Conversion of Loans..................................56
        5.08.  Prepayments....................................................57

ARTICLE VI
   AMOUNT AND TERMS OF THE TRANCHE E SUBFACILITY..............................58
        6.01.  The Tranche E Letter of Credit.................................58
        6.02.  Series 1 CP Notes..............................................60
        6.03.  Series 1 Related Accounts......................................61
        6.04.  Drawings Under the Tranche E Letter of Credit..................62

Section
Page

        6.05.  Payments Under the Tranche E Letter of Credit..................63
        6.06.  Reimbursement..................................................63
        6.07.  Participations.................................................64
        6.08.  Termination of Issuance of Series 1 CP Notes...................65
        6.09.  Removal and Appointment of Commercial Paper
                  Dealer......................................................68

ARTICLE VII
   AMOUNT AND TERMS OF THE TRANCHE F SUBFACILITY..............................68
        7.01.  The Multicurrency Loans........................................68
        7.02.  Making the Multicurrency Loans.................................69
        7.03.  Tranche F Facility Fee.........................................72
        7.04.  Repayment......................................................72
        7.05.  Interest.......................................................72
        7.06.  Prepayments....................................................73
        7.07.  Removal of a Multicurrency Bank; Additional
                  Multicurrency Banks.........................................73
        7.08.  Guaranty.......................................................74

ARTICLE VIII
   TRANCHE REALLOCATION AND COMMITMENT REDUCTION..............................79
        8.01.  Reallocation of the Tranche Commitments........................79
        8.02.  Reduction of the Commitments...................................82
        8.03.  Termination and Reinstatement of a Tranche
                  Commitment..................................................82

ARTICLE IX
   GENERAL TRANCHE PROVISIONS.................................................82
        9.01.  Payments and Computations......................................82
        9.02.  Right of Set-off...............................................85
        9.03.  Sharing of Payments, Etc.......................................86
        9.04.  Increased Costs, Reserves and Capital..........................87
        9.05.  Taxes..........................................................89
        9.06.  Fees...........................................................93
        9.07.  Interest Rate Provisions.......................................93
        9.08.  Illegality.....................................................95
        9.09.  Obligations Absolute...........................................96
        9.10.  Right of Set-Off Against Defaulting Banks......................97
        9.11.  Participation of the Banks in the Letters of
                  Credit......................................................99
        9.12.  Indemnification; Nature of the Duties of
                  the Issuing Banks..........................................100
        9.13.  Promissory Notes..............................................102

ARTICLE X
   CONDITIONS PRECEDENT .....................................................103
        10.01. Conditions Precedent to Closing...............................103

Section
Page


        10.02. Conditions Precedent to Each Borrowing,
                  Letter of Credit, Reallocation and Extension
                  of Scheduled Maturity Date.................................105
        10.03. Additional Conditions Precedent to Each Bid
                  Rate Borrowing.............................................106

ARTICLE XI
   REPRESENTATIONS AND WARRANTIES............................................107
        11.01.  Representations and Warranties of the Company................107
        11.02.  Representations and Warranties of the Other
                   Multicurrency Borrowers...................................111

ARTICLE XII
   COVENANTS OF THE COMPANY..................................................112
        12.01.  Affirmative Covenants........................................112
        12.02.  Reporting Covenants..........................................114
        12.03.  Negative Covenants...........................................116
        12.04.  Financial Covenants..........................................121

ARTICLE XIII
   EVENTS OF DEFAULT.........................................................122
        13.01.  Events of Default............................................122
        13.02.  Remedies.....................................................125

ARTICLE XIV
   THE AGENTS................................................................127
        14.01.  Authorization and Action.....................................127
        14.02.  Nature of Agents' Duties.....................................128
        14.03.  Rights, Exculpation, Etc.....................................128
        14.04.  Rights as a Bank.............................................130
        14.05.  Bank Credit Decision.........................................130
        14.06.  Indemnification..............................................131
        14.07.  Resignation or Removal of Agents.............................131

ARTICLE XV
   MISCELLANEOUS.............................................................132
        15.01.  Amendments, Etc..............................................132
        15.02.  Notices......................................................133
        15.03.  No Waiver; Remedies..........................................136
        15.04.  Fees and Expenses; Indemnity.................................136
        15.05.  Successors and Assigns; Subsequent Holders
                   of Notes..................................................138
        15.06.  Assignments and Participations...............................138
        15.07.  Extension of Scheduled Maturity Date.........................141
        15.08.  Replacement or Removal of a Bank or Issuing
                   Bank in the Event of an Adverse Condition.................142
        15.09.  Confidentiality..............................................145

Section
Page
        15.10.  Change in Accounting Principles..............................145
        15.11.  Independence of Covenants....................................146
        15.12.  Survival of Warranties and Agreements........................146
        15.13.  Payments Set Aside...........................................146
        15.14.  Severability.................................................146
        15.15.  Headings.....................................................146
        15.16.  Governing Law................................................147
        15.17.  Limitation of Liability......................................147
        15.18.  Consent to Jurisdiction and Service
                   of Process................................................147
        15.19.  Waiver of Jury Trial.........................................148
        15.20.  Counterparts; Effectiveness; Inconsistencies.................148
        15.21.  Construction.................................................148
        15.22.  Entire Agreement.............................................148
        15.23.  Replacement of the Third Amended Agreement...................149
        15.24.  Additional Banks.............................................149
        15.25.  Company as Agent for Other Multicurrency
                   Borrowers.................................................150
        15.26.  Judgment Currencies..........................................150

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